Alan A. Meda, No. 009213
James E. Cross, No. 009063
bkecf@omlaw.com
OSBORN MALEDON, P.A.
2929 North Central Avenue
Suite 2100
Phoenix, Arizona 85012
(602) 640-9000
Fax (602) 640-9050

Attorneys for Vern Schweigert, Trustee

               UNITED STATES BANKRUPTCY COURT
                FOR THE DISTRICT OF ARIZONA

--------------------------------------------
 In re:

 STEVENS FINANCIAL GROUP, INC., a               Case No. B-01-3105-ECF-RTB
 Missouri corporation,                                 Chapter 11

                  Debtor
--------------------------------------------

                  DISCLOSURE STATEMENT FOR
          TRUSTEE'S AMENDED PLAN OF REORGANIZATION
                   DATED OCTOBER 30, 2001

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.    INTRODUCTION.                                                          1
      A. PURPOSE OF DISCLOSURE STATEMENT.                                    2
      B. CLASSES OF CLAIMS, VOTING ON PLAN AND CREDITORS' ELECTION.          2
      C. OVERVIEW OF THE DISCLOSURE STATEMENT.                               3
      D. OVERVIEW OF THE PLAN.                                               4
         1. Continuation of Debtor's Core Financing Business.                5
         2. Claims Against Potential Defendants.                             6
         3. Priority and Secured Claims.                                     7
         4. Distributions to Other Creditors.                                7
         5. Stock Issued Under the Plan.                                     8
         6. New Management.                                                  9
         7. Other Plan Provisions.                                           9
      E. DEFINITIONS.                                                        9
      F. MATTERS MERITING SPECIAL ATTENTION.                                10
II.   HISTORY OF DEBTOR AND ITS OPERATIONS.                                 14
      A. OWNERSHIP AND MANAGEMENT.                                          14
      B. LENDING OPERATIONS.                                                16
      C. DEBTOR'S FINANCING .                                               17
         1. Initial Line of Credit.                                         17
         2. Fixed Rate Investment Certificates.                             18
            a. Terms ...................................................... 19
            b. Trust Indentures ........................................... 19
            c. Guaranty ................................................... 20
            d. Compliance Certificates .................................... 20
            e. Fees for Offerings ......................................... 21
      D. GROWTH OF PROTFOLIO AND CERTIFICATE INDEBTEDNESS.                  21
      E. REASONS FOR FILING CHAPTER 11.                                     22
         1. High Cost of Funds.                                             22
         2. Collection Problems.                                            23
         3. October 1999 Stock Sale.                                        23
         4. Other Transaction with Affiliates.                              24
            a. Prepaid Fees and Loans to Management Companies . ........... 24
            b. Sale of Computer System .................................... 25
            c. Advances to Affiliated Entities ............................ 25
         5. Inaccurate Financial Reporting.                                 26
         6. Cease and Desist Order.                                         26
III.  POST PETITION OPERATIONS AND DEVELOPMENTS.                            27
      A. SUMMARY OF DEBTOR'S PETITION DATE ASSETS AND LIABILITIES.          27
      B. DEVELOPMENTS IN THE CHAPTER 11 CASES.                              27
         1. Colonial Trust Cash Collateral Agreement.                       27

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

         2. Employment of Professionals                                     27
         3. Investors' Committee                                            28
         4. Trustee.                                                        29
         5. Motion to Transfer Venue.                                       29
IV.   DESCRIPTION OF THE PLAN                                               32
         A. GENERAL SUMMARY                                                 32
         B. TREATMENT OF CLAIMS AND INTERESTS.                              32
            1. Priority Claims                                              33
               a. Class 1A. Administrative Claims ......................... 33
               b. Class 1B. Wage Priority Claims .......................... 34
               c. Class 1C. Benefit Plan Priority Claims .................. 35
               d. Class 1D. Deposit Claims ................................ 38
               e. Class 1E. Priority Tax Claims ........................... 36
            2. Secured Claims                                               37
               a. Class 2A. Great Southern Building Claim ................. 37
               b. Class 2B. Great Southern Loan Portfolio Claim ........... 38
               c. Class 2C. Sinclair National Loan Portfolio Claim ........ 39
               d. Class 2D. Colonial Trust Claim .......................... 40
               e. Class 2E. Lessor Secured Claims ......................... 41
            3. Unsecured Claims                                             42
               a. Class 3A. FRI Investor Claims ........................... 42
               b. Class 3B. Subordinated FRI Investor Claims .............. 43
               c. Class 3C. Claims of Potential Defendants ................ 44
               d. Class 3D. General Claims ................................ 44
               e. Class 3E. Inter-Company Claims .......................... 45
            4. Equity Interests.                                            45
               a. Class 4A. Interests in Debtor ........................... 45
         C. IMPLEMENTATION OF PLAN.                                         45
            1. Claims and Settlements.                                      45
               a. Assignment and Pursuit of Participating Creditor Claims . 45
               b. Possible Settlements .................................... 46
            2. Creditor Election.                                           47
               a. Participating and Non -Participating  Creditors ......... 47
               b. Net Investment Amount ................................... 4B
               c. Liquidation  Amount ..................................... 49
               d. Manner of Making Election ............................... 5O
            3. Formation of SFG Holding.                                    51

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

            4. Initial Plan Distributions.                                  51
            5. Preferred Stock.                                             52
               a. Rights and Interests .................................... 52
               b. Preferred Stock Trust Management ........................ 52
         D. RETENTION  OF  BANKRUPTCY  COURT  JURISDICITON                  53
V.    FINANCIAL INFORMATION AND PROJECTIONS                                 53
         A. DEBTOR'S CURRENT FINANCIAL CONDITION                            53
         B. PROJECTIONS OF SOURCES AND USES OF CASH                         54
VI.   CURRENT AND PROPOSED MANAGEMENT                                       54
         A. CURRENT MANAGEMENT                                              54
         B. REORGANIZED DEBTOR'S MANAGEMENT.                                54
VII.  LEGAL REQUIREMENTS FOR CONFIRMATION.                                  55
         A. ACCEPTANCE OF PLAN BY CREDITORS                                 55
         B. BEST INTERESTS OF CREDITORS                                     56
         C. CONFIRMATION POSSIBLE WITHOUT ACCEPTANCE BY ALL CLASSES         56
            1. Fair and Equitable Treatment of Secured Claims.              57
            2. Fair and Equitable Treatment of Unsecured Claims.            57
            3. Fair and Equitable Treatment of Interests.                   58
            4. Acceptance by at Least One Impaired Class of Claims.         58
VIII. TAX CONSEQUENCES OF PLAN                                              58
         A. FEDERAL TAX CONSEQUENCES FOR DEBTOR AND REORGANIZED DEBTOR      58
         B. TAX CONSEQUENCES FOR CREDITORS.                                 62
IX.   FEDERAL SECURITIES LAW ISSUES                                         63
X.    RECOMMENDATION OF TRUSTEE AND INVESTORS' COMMITTEE INTENT             65

EXHIBITS
      1. Plan of Reorganization
      2. Description of Claims
      3. June 30, 2001 Balance Sheet
      4. Investors' Committee Members
      5. Pro Forma Cash Projections
      6. Liquidation Analysis

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Alan M. Meda, No. 009213
James E. Cross, No. 009063
bkecf@omlaw.corn
OSBORN MALEDON, P.A.
2929 North Central Avenue
Suite 2100
Phoenix, Arizona 85012-2794
(602) 640-9000
FAX (602) 640-9050

   Attorneys for Vern Schweigert, Trustee

               UNITED STATES BANKRUPTCY COURT
                FOR THE DISTRICT OF ARIZONA

----------------------------------
  In re:

  STEVENS FINANCIAL GROUP, INC.,         Case No. B-01-03501-ECF-RTB

               Debtor.                          Chapter 11

----------------------------------

                            DISCLOSURE STATEMENT FOR
                    TRUSTEE'S AMENDED PLAN OF REORGANIZATION
                             DATED OCTOBER 30, 2001

I. INTRODUCTION.

      Vern Schweigert, Trustee of the Chapter 11 bankruptcy estate of STEVENS FINANCIAL GROUP, INC., has prepared this Disclosure Statement to solicit acceptances of a Plan of Reorganization (the "Plan") filed with the United States Bankruptcy Court for the District of Arizona on August 31, 2001, as amended October 30, 2001. The Plan is attached as Exhibit 1 .

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      A. PURPOSE OF DISCLOSURE STATEMENT.

      The Trustee is disseminating this Disclosure Statement pursuant to ss. 1125 of the Bankruptcy Code to provide holders of claims against and interests in Debtor with sufficient information to permit them to cast votes to accept or reject the Plan. The Bankruptcy Court has approved this Disclosure Statement for use in this connection and has also established a deadline for casting ballots on the Plan. These dates are set forth on the Order and Notice sent with this Disclosure Statement.

      B. CLASSES OF CLAIMS, VOTING ON PLAN AND CREDITORS' ELECTION.

      The Plan provides that all Claims against, or Interests in, the Debtor will be placed into one of several Classes and specifies the treatment provided for each such Class. The Classes and their treatment are described in the Plan and below, in Section IV.B, beginning on page 32. Only holders of Claims or Interests in Classes that are "impaired" under the Plan are entitled to vote on the Plan.

      If a holder of a Claim or Interest is entitled to vote, such holder may do so by completing and delivering the accompanying ballot form in the manner and within the time specified in the accompanying notice. If you are the holder of a Claim or Interest entitled to vote, YOUR VOTE ON THE PLAN IS IMPORTANT.

      The Plan also provides that each holder of an FRI Investor Claim (Class 3A or Class 3B) or a General Claim (Class 3D) may elect between treatment as a Participating Creditor or a Non-Participating Creditor. The election is summarized in section IV.C.1, beginning on page 45 hereof. The accompanying ballot form permits holders of such claims to make this election. YOUR ELECTION IS ALSO IMPORTANT.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

         C. OVERVIEW OF THE DISCLOSURE  STATEMENT.

      The Disclosure Statement is designed to afford creditors and holders of equity interests adequate information to make an informed judgment about the Plan. Creditors and interest holders are urged to read the Plan in its entirety. In the event of a conflict between the Plan and the Disclosure Statement, the terms of the Plan and the Order of the Bankruptcy Court Confirming the Plan shall control.

      Section II of the Disclosure Statement (beginning on page 14) provides historical information regarding the Debtor's business, assets and liabilities, and the circumstances surrounding the filing of this bankruptcy proceeding.
Section III (beginning on page 27) summarizes developments during the course of this Chapter 11 case. Section IV (beginning on page 32) summarizes the provisions of the Plan, including the classification and treatment of Claims and Interests. Section V (beginning on page 53) contains financial information regarding Debtor and describes projections of distributions under the Plan based upon the assumptions identified in the projections. Section VI (beginning on page 54) identifies the current and intended future management of the Debtor.
Section VII (beginning on page 55) discusses the legal requirements for confirmation of the Plan. Section VIII (beginning on page 58) discusses certain possible tax consequences of the Plan. Section IX (beginning on page 63) discusses certain federal securities law issues raised by the Plan. Section X (beginning on page 65) contains the recommendation of the Trustee with respect to the Plan.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      D. OVERVIEW OF THE PLAN.

      The Trustee has proposed the accompanying Plan of Reorganization as an alternative to a discount liquidation of the Estate's assets followed by years of litigation between and among the Estate, certain parties who may be liable to the Estate and individual creditors of the Estate. The Trustee believes that the Plan offers a better opportunity for creditors to recover all or part of their losses for the following reasons:

            o GOING CONCERN VALUE OF EXISTING ASSETS. If the assets of the Estate were liquidated under Chapter 7 of the Bankruptcy Code, the remaining consumer loan portfolio would be disposed of at a substantial discount from its face value. It is the position of the Investor's Committee that a liquidating Chapter 11 could be formulated which would greatly decrease administrative expenses. However, in contrast to these two alternatives, the Plan proposes to retain the consumer loan portfolio and to continue consumer financing operations, so that the Estate and its creditors can achieve the "going concern" value of the portfolio.

            o EFFICIENT PURSUIT OF JOINTLY HELD CLAIMS. If the assets of the Estate were liquidated under Chapter 7, the Estate would, effectively, be in competition with individual creditors, such as holders of Fixed Rate Investment certificates in seeking recoveries from various parties who may have liabilities to both (referred to herein and in the Plan as "Potential Defendants." This competition would increase the costs and time spent pursuing these claims and would lessen any ultimate recoveries for the Estate and creditors. In contrast, the Plan proposes

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
      that that the claims of the Estate and the claims of individual creditors be pursued jointly for the benefit of all creditors.

            o PROMPT POSSIBLE SETTLEMENT OF CLAIMS LITIGATION. If the assets of the Estate were liquidated under Chapter 7, the Chapter 7 trustee would be compelled to pursue preference and fraudulent transfer claims and claims objections against most of the creditors pursuant to applicable bankruptcy principles discussed in Exhibit 2 to this Disclosure Statement. The Plan provides an alternative to this massive amount of litigation by affording each creditor an opportunity to participate in distributions from the Estate based upon the creditor's Net Investment Amount, as defined in the Plan, and thereby avoid litigation over the creditor's claim. The Plan provides that each unsecured, non-priority creditor may elect to accept this settlement or reject the settlement and be subject to challenges to its claim. CREDITORS MUST UNDERSTAND, HOWEVER, THAT THE ELECTION TO BECOME PARTICIPATING CREDITORS WILL RESULT IN THE CONVERSION OF THEIR CASH CLAIMS AGAINST SFG TO AN EQUITY SHAREHOLDER STATUS IN A COMPANY TO BE FORMED CALLED SFG HOLDINGS. THE INVESTOR'S COMMITTEE CONTENDS THAT THIS RESULT GENERALLY MEANS THAT THE PARTICIPATING CREDITORS' CLAIMS WILL BE SUBORDINATE TO THE NEW UNSECURED CLAIMS OF SFG HOLDINGS, IF ANY.

            1. CONTINUATION OF DEBTOR'S CORE FINANCING BUSINESS.

      The Plan provides for the continuation of Debtor's consumer loan business under new management, permitting creditors to exchange their claims for stock in the reorganized business. As discussed hereafter, the Trustee

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
separately intends to seek Bankruptcy Court approval for a joint venture between the Reorganized Debtor and another company engaged in consumer loan financing. If the joint venture is approved and pursued, the combined operations of both businesses will achieve additional operating efficiencies and expanded financing opportunities. If the joint venture is not approved or completed, the Plan provides that Debtor's existing operations will continue under new management with additional capital furnished, initially, from the proceeds of claims against the Potential Defendants, estimated to be in the neighborhood of $8.0 million.

            2. CLAIMS AGAINST POTENTIAL DEFENDANTS.

      The Plan provides for the investigation, prosecution and settlement of claims against the "Potential Defendants," consisting of (i) Damian Sinclair, a former shareholder and chief executive officer; and his ex-wife Susan W. Sinclair; (ii) Clarence W. Stevens, Jr., the current sole shareholder and chief executive officer; (iii) Pat Robarge, Debtor's former chief operating officer;
(iv) entities affiliated with any of these individuals; (v) Colonial Trust Company, the trustee of Collateralized Time and Fixed Rate Investment certificate trust indentures; (vi) Harnden & Hamilton, P.C., Debtor's accounting firm, (vii) securities brokerage companies who sold Collateralized Time and Fixed Rate Investment Certificates, and (viii) First Financial Trust Company of New Mexico, which provided a guaranty of Debtor's obligations to repay the certificates; and (vii) officers, directors, employees and agents of these companies and professionals performing services for these companies in connection with the issuance or management of Fixed Rate Investment Certificates. The claims against the Potential Defendants are summarized in
Exhibit 2 to this Disclosure

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Statement. The Trustee is currently engaged in negotiations with most of the Potential Defendants and anticipates that, prior to the Effective Date, proposed settlements with some of the Potential Defendants will be presented to the Bankruptcy Court for approval. PARTICIPATING CREDITORS, ESPECIALLY INVESTOR CREDITORS, MUST UNDERSTAND THAT AN ELECTION TO PARTICIPATE ASSIGNS ALL PERSONAL CAUSES OF ACTION TO SFG HOLDINGS, AND THE ASSIGNING CREDITOR WILL NO LONGER HAVE A RIGHT TO PURSUE THE CLAIM. FURTHER, THE INVESTORS COMMITTEE CONTENDS THAT SHOULD THE PLAN ULTIMATELY FAIL, THERE MAY NOT BE SUFFICIENT ASSETS TO PAY THE VALUE OF THE ASSIGNED CLAIMS TO THE ASSIGNING INVESTORS IN LIQUIDATION.

            3. PRIORITY AND SECURED CLAIMS.

      From any available settlement proceeds and from funds available from operations, Priority Claims (as described in sections IV.B.1.a through IV.B.1.d, beginning on page 33) will receive payment of the full amount of their Allowed Claims. From the sale of Debtor's Springfield office building, Debtor's primary secured creditor will be paid in full. Funds not required for these payments will re-vest in the Reorganized Debtor to fund future operations and priority claims.

            4. DISTRIBUTIONS TO OTHER CREDITORS.

      The Plan provides that all other creditors (creditors with unsecured claims not entitled to priority) will be permitted to elect between treatment as a Non-Participating Creditor, receiving a small cash distribution, based on the liquidation value of the Estate, or treatment as a Participating Creditor, receiving Common Stock and rights to distributions from Preferred Stock issued by SFG

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Holding Company, a corporation to be formed to hold the stock of the Reorganized Debtor. The Trustee only proposes a small cash distribution to the Non-Participating Creditors who do not assign their claims to SFG Holdings, which distribution will be based upon the Plan's estimated liquidation value of the Estate. Participating Creditors will assign their claims against the Potential Defendants to SFG Holding and will be released from any claims Debtor's Estate or other Participating Creditors may have against them. Claims to be assigned and/or released are summarized in Exhibit 2.

            5. STOCK ISSUED UNDER THE PLAN.

      The Plan provides that Participating Creditors will receive (i) distribution rights from redeemable Preferred Stock, and (ii) Common stock. Both types of stock will be issued by SFG Holding, which will be the parent company of the Reorganized Debtor. The issuance of Preferred Stock is intended to assured that all Available Cash will be distributed first to Participating Creditors until they have recovered their entire Net Investment Amount. Rights in Preferred Stock will be prorated among Participating Creditors based upon their Net Investment Amount. The Net Investment Amount for each Participating FRI Investor will be calculated based upon all of such creditor's FRI transactions with Debtor prior to the filing.

      Common Stock will be distributed directly to Participating Creditors and will be prorated among them based upon their actual Allowed Claim Amount. The Plan provides that, with Bankruptcy Court approval, the management of the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
new business may receive up to 10% of the Common Stock. Because no distributions will be made on account of Common Stock until all Preferred Stock has been redeemed, this corporate structure ensures that management's stock will have value only if substantial distributions are made to Participating Creditors.

            6. NEW MANAGEMENT.

      The Plan provides for the appointment of three directors of SFG Holding, one to be selected by each of the Trustee, Debtor's acting Chief Executive Officer, and the Investors' Committee. At the first annual meeting of shareholders, which may be held not less than six (6) months following the Effective Date, the shareholders will vote for all directors. Thereafter, the shareholders will vote for directors annually. Jerry Fenstermaker, acting Chief Executive Officer, will continue to serve as Chief Executive Officer of SFG Holding after the Effective Date, and the board of directors will select the remaining officers and management.

            7. OTHER PLAN PROVISIONS.

      The Plan contains other provisions regarding discharge of claims, the procedures for allowance or disallowance of Claims, and the retention of jurisdiction by the Bankruptcy Court. Reference is made to the more detailed description following and the Plan for a description of such provisions.

      E. DEFINITIONS.

      Most words or phrases used in this Disclosure Statement have their usual and customary meanings. Words or phrases with initial capital letters have the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
definitions set forth in the Plan or the Bankruptcy Code, unless otherwise defined herein.

      F. MATTERS MERITING SPECIAL ATTENTION.

      Creditors and other interested parties are urged to read the entire Disclosure Statement and the Plan. The following matters are considered of special importance:

                         DEADLINE FOR SUBMITTING BALLOTS

      EXECUTED BALLOTS MUST BE RECEIVED NO LATER THAN 5:00 P.M., MOUNTAIN STANDARD TIME ON THE DUE DATE SET BY THE COURT. SINCE MAIL DELAYS MAY OCCUR, BALLOTS SHOULD BE MAILED OR DELIVERED WELL IN ADVANCE OF THE SPECIFIED DATE. ANY BALLOTS RECEIVED AFTER THE DUE DATE MAY NOT BE INCLUDED IN ANY CALCULATION TO DETERMINE WHETHER THE CREDITORS HAVE VOTED TO ACCEPT OR REJECT THE PLAN.

                               IMPORTANCE OF VOTE

      YOUR VOTE IS IMPORTANT AND MAY DETERMINE WHETHER THE PLAN IS CONFIRMED. YOU ARE URGED TO STUDY THE PLAN CAREFULLY AND TO CONSULT WITH YOUR COUNSEL ABOUT ITS IMPACT UPON YOUR LEGAL RIGHTS BEFORE VOTING.

                               TREATMENT ELECTION

      CREDITORS WITH FRI INVESTOR CLAIMS AND GENERAL CLAIMS MAY ELECT BETWEEN TWO TREATMENTS UNDER THE PLAN. TO MAKE THE ELECTION, EACH CREDITOR MUST COMPLETE THE APPROPRIATE PORTION OF THE PLAN BALLOT ACCOMPANYING THIS DISCLOSURE STATEMENT.

                         HEARING ON CONFIRMATION OF PLAN

      THE BANKRUPTCY COURT WILL HOLD A HEARING ON CONFIRMATION OF THE PLAN COMMENCING AT THE TIME AND PLACE STATED IN THE ACCOMPANYING ORDER AND NOTICE. THE HEARING MAY BE CONTINUED FROM TIME TO TIME

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      THEREAFTER WITHOUT FURTHER NOTICE EXCEPT AS GIVEN IN OPEN COURT. THE PLAN SHALL NOT BE EFFECTIVE UNLESS THE COURT ENTERS AN ORDER CONFIRMING THE PLAN, AFTER THE COMPLETION OF SUCH HEARING.

                       NO OTHER REPRESENTATIONS AUTHORIZED

      NO REPRESENTATIONS CONCERNING DEBTORS OR THE PLAN ARE AUTHORIZED OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT. YOU SHOULD NOT RELY ON ANY ADDITIONAL REPRESENTATIONS OR INDUCEMENTS TO SECURE YOUR VOTE ON THE PLAN.

                    ABSENCE OF AUDITED FINANCIAL INFORMATION

      EXCEPT AS OTHERWISE SPECIFIED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN SUBJECTED TO A CERTIFIED AUDIT. SUCH INFORMATION AND OTHER STATEMENTS ARE BASED UPON DEBTOR'S BOOKS AND RECORDS AND THE ESTIMATES AND ASSUMPTIONS STATED. ALL INFORMATION IS ACCURATE TO THE BEST KNOWLEDGE, INFORMATION AND BELIEF OF THE TRUSTEE, ALTHOUGH THE TRUSTEE IS UNABLE TO WARRANT THAT NO INACCURACIES EXIST.

                           NO OBLIGATION TO SUPPLEMENT

      THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN. NEITHER DELIVERY OF THIS DISCLOSURE STATEMENT NOR ANY EXCHANGE OF RIGHTS MADE IN CONNECTION WITH THE PLAN SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT
      THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS DISCLOSURE STATEMENT AND THE MATERIAL RELIED UPON IN PREPARATION OF THIS DISCLOSURE STATEMENT WERE COMPILED. THE TRUSTEE ASSUMES NO DUTY TO UPDATE OR SUPPLEMENT THE DISCLOSURES CONTAINED HEREIN AND DOES NOT INTEND TO UPDATE OR SUPPLEMENT THE DISCLOSURES.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

                     NO INDEPENDENT VERIFICATION BY COURT OR
                       SECURITIES AND EXCHANGE COMMISSION

      THE COURT HAS NOT VERIFIED THE ACCURACY OF THE INFORMATION, AND THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT MEANS ONLY THAT, IF THE INFORMATION IS ACCURATE, IT IS SUFFICIENT TO PROVIDE AN ADEQUATE BASIS FOR CREDITORS AND INTEREST HOLDERS TO MAKE INFORMED DECISIONS WHETHER TO ACCEPT OR REJECT THE PLAN. THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE STATEMENTS IN IT.

      THE FOLLOWING PARAGRAPHS 1-6 ARE INCLUDED IN THIS DISCLOSURE STATEMENT AT THE REQUEST OF THE STATE OF MISSOURI, AND TO THE EXTENT THAT THIS INFORMATION REFLECTS AN OPINION, IT IS THE OPINION OF THE STATE OF MISSOURI:

      NEITHER THE PLAN NOR THE DISCLOSURE STATEMENT HAVE BEEN APPROVED BY THE MISSOURI SECURITIES DIVISION, ANY OTHER STATES' SECURITIES DIVISION OR THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

            1. The Reorganized Debtor (Stevens Financial, Inc.) will be a new, unproven corporation. As shareholders of this new company, you may ultimately lose your entire investment. This is a high-risk investment in a new corporation that has limited operations and assets.

            2. Under the Plan, you have the option of receiving a percentage of your investment based on the Debtor's liquidation value or becoming a Participating Creditor. If you choose to become a Participating Creditor and receive stock in the Reorganized Debtor, then you will lose your cash claim under the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
      liquidation and you will lose your rights to pursue your own lawsuits against the principals of the Debtor and others. There is no public market for your stock in the Reorganized Debtor, so you may not be able to sell your stock for a long time, if ever.

            3. Under the Plan, the Reorganized Debtor intends to enter into a joint venture with Innovative Financial Resources, Inc., ("IFR") and its subsidiary Venture Funding Resources, Inc., ("VFR"). IFR was incorporated in Missouri on February 21, 2001. And VFR was incorporated in Missouri on March 7, 2001. The Disclosure Statement does not identify the principals or officers of IFR or VFR and does not contain financial statements showing the past financial performance of these companies.

            4. The five year projections included in Exhibit 5 to the Disclosure Statement have been developed by the Debtor's current management, and these projections have not been audited or reviewed by an independent accountant and are not based on any formal valuation of the company. These projections are for illustration purposes only and are not in accordance with generally accepted accounting principles.

            5. There is no guarantee that the Reorganized Debtor will achieve the income and profitability levels as indicated in the projections. Further, there is no assurance or guarantee that the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      Reorganized Debtor will ever be profitable or viable. There is no guarantee that the Reorganized Debtor will have sufficient funds to make distributions or to pay dividends to Participating Creditors, in either the amounts indicated in the projections, or at all. You may never receive a payment from the Reorganized Debtor.

            6. If the Reorganized Debtor needs additional financing to fund its operations, it may have to give a security interest in some or all of its assets in order to obtain such financing. If the Reorganized Debtor were later to fail, then the Participating Creditors would only be paid if there were proceeds remaining after any secured creditors are paid and after any post-bankruptcy unsecured creditors are paid. This may leave no funds available to pay stockholders.

            THE TRUSTEE DISAGREES WITH THE OPINIONS OF THE STATE OF MISSOURI AND BELIEVES THAT EACH UNSECURED, NON-PRIORITY CREDITOR AND/OR INVESTOR WOULD BE BETTER OFF VOTING IN FAVOR OF THE PLAN AND ELECTING TO BECOME A PARTICIPATING CREDITOR.

II. HISTORY OF DEBTOR AND ITS OPERATIONS.

      A. OWNERSHIP AND MANAGEMENT.

      Debtor was formed in July 1993 as "First Financial Credit Corp.," a Missouri corporation, and commenced operations the following month. Damian and Susan Sinclair, Pat Robarge, James Fail and Cynthia Jongewaard were the initial shareholders. Mr. Sinclair, Harry Carneal, and Mr. Robarge were the initial directors. Mr. Sinclair served as president and chief executive officer and

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Mr. Robarge served as chief operating officer. Mrs. Sinclair replaced Mr. Carneal as director in September, 1994, and served thereafter as executive vice-president.

      In 1994, Debtor acquired the stock previously issued to Mr. Fail and Ms. Jongewaard. In June 1995, Mr. Sinclair acquired Mr. Robarge's stock and Mr. Robarge resigned as an officer and director. As a result, the Sinclair's became the sole shareholders of Debtor and, in March 1995, changed the company's name to "Sinclair Financial Group, Inc."

      In October 1995, William J. Turner became President and Chief Operating Officer and John Paunovic became Treasurer and Chief Financial Officer. In December 1995, J . R. Edmiston became Executive Vice President. In July 1997, Messrs. Turner, Edmiston and Paunovic resigned, Joe Norton became president and Clarence W. Stevens, Jr. became Chief of Operations. The following month, Mr. Norton resigned and Mr. Stevens became president. Mr. Sinclair remained active in Debtor's operations as the Chief Executive Officer. Mr. Robarge also remained active in the business but also operated a separate consumer loan company in Phoenix. In 1998, Mr. Robarge moved to Debtor's Springfield office, retaining his Phoenix operations while devoting most of his time to the development and programming of Debtor's computer systems.

      In October 1999, Debtor and Mr. Stevens acquired all of the Sinclair's stock. Upon completion of the stock sale, the Sinclair's resigned all offices in the Debtor and Mr. Stevens became the Chief Executive Officer. After the stock sale and until the Petition Date, the Sinclair's acted as consultants and

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Mr. Robarge served as a full-time employee with no official position. In May 2000, Debtor's name was changed to "Stevens Financial Group, Inc."

      Debtor currently has two subsidiaries: Sinclair Credit Group, Inc., which conducts Debtor's Canadian operations, and Stevens Funding Corporation, which made an offering of fixed rate investment certificates in February 2001.

      B. LENDING OPERATIONS.

      Debtor commenced operations in August 1993 as a consumer credit loan company licensed by the State of Missouri. Debtor acquired a majority of its consumer loans through flooring or similar arrangements with used car dealers and retailers of household appliances, particularly vacuum cleaners. Debtor's Canadian operations finance household appliances and, through retail dealers, various bulk food products.

      Typical consumer loans acquired by Debtor would have remaining maturities of eight (8) to (36) months, would provide for interest rates from ten to twenty-nine percent (10-29%), would have balances between $3500 and $4500, and would be secured by the automobile, mobile home, or consumer goods acquired with the loan proceeds. For most of its existence, Debtor has experienced a default rate of 20% to 25% on its consumer loan portfolio, consistent with industry standard, and has realized a net interest rate, after collection losses, of approximately 29%, also consistent with industry standards.

      After 1997, Debtor also acquired mobile home and manufactured housing consumer loans. Typically, these loans had terms of 5-20 years and interest rates ranging from 11% to 15%. Consistent with industry standards, Debtor

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
experienced a substantially lower (approximately 10%) default rate on these loans.

      Debtor also bought and sold consumer loans in bulk transactions with other lenders. Typically, loans would be acquired at a substantial discount from face shortly after origination and before the loans had an established payment history. Debtor would collect these acquired loans from 6-12 months and sell them in bulk, at a lesser discount, as "seasoned" paper. Debtor's bulk sales agreements frequently required Debtor to convey the loans "with recourse," and often provided for Debtor to "service" the contracts for a fee.

      In its first years of operations, Debtor's portfolio included a very limited amount of commercial, non-consumer, loans. As described below, however, the amount and percentage of non-consumer loans materially increased in later years, primarily as a result of transactions with affiliates.

      C. DEBTOR'S FINANCING .

            1. INITIAL LINE OF CREDIT.

      In 1993, Debtor obtained two lines of credit, providing for advances of up to $1,000,000 and $375,000, respectively, based upon 65% of the face amount of eligible consumer loans pledged to secure the loans. The balances due on these loans were $312,500 and $961,804, at the end of 1993 and 1994, respectively.

      During 1994, the smaller line of credit was terminated and Debtor agreed to pay off the larger line, from CDSB of Dallas, in eighteen (18) monthly installments beginning in January 1995. In connection with the 1994 loan modification, Debtor agreed to acquire the stock of Mr. Fail and Ms.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Jongewaard, CDSB's affiliates, and issued promissory notes to these two shareholders for $112,500 each. The CDSB line of credit was paid in full in June 1995 and the shareholder notes were paid in full in October and November 1995.

            2. FIXED RATE INVESTMENT CERTIFICATES.

      Since January 1995, Debtor's primary source of financing has been the issuance of "Fixed Rate Investment Certificates," initially called "Collateralized Time Certificates." The certificates were sold to individual investors, under the "private offering" and/or intrastate exemptions of the Securities Act of 1933, and regulations promulgated under it, through registered brokers and through direct issuance by Debtor. The certificates were issued in a series of offerings, each described in separate Debtor-prepared prospectuses. From 1995 through 2000, Debtor made nine separate certificate offerings:

                                     TABLE 1

                         FIXED RATE INVESTMENT OFFERINGS

--------------------------------------------------------------------------------
OFFERING     BEGIN DATE              END DATE                    AMOUNT ISSUED
--------------------------------------------------------------------------------
1         January 1995           June 30, 1995                    2,933,389.73
--------------------------------------------------------------------------------
2         July 1995              July 1996                        9,813,744.63
--------------------------------------------------------------------------------
3         July 1996              March 9, 1997                    9,110,210.76
--------------------------------------------------------------------------------
4         Sept. 1996             March 9, 1997                   18,513,558.90
--------------------------------------------------------------------------------
5         March 10, 1997         March 1998                      12,591,324.81
--------------------------------------------------------------------------------
6         October 1998           October 1999                    26,457,882.76
--------------------------------------------------------------------------------
7         October 1999           June 2000                        9,845.925.42
--------------------------------------------------------------------------------
8         June 8, 2000           December 29, 2000                7,393,354.22
--------------------------------------------------------------------------------
Total                                                            96,659,391.23
--------------------------------------------------------------------------------

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

                  a. Terms

      Fixed Rate Investment Certificates constitute long-term debt obligations of Debtor. Each certificate obligates Debtor to repay the amount invested by the certificate holder, with interest, at a specified maturity date. Certificate interest rates range from 7.5% to 13.95%, depending upon the amount of the certificate, the number of years until maturity, and whether the investor elects to receive periodic interest payments or to reinvest accrued and compounded interest until maturity.

                  b. Trust Indentures.

      Each Fixed Rate Investment certificate offering provided for Debtor's execution of a separate trust indenture, designating Colonial Trust Company as the trustee for the benefit of the certificate holders. The trust indentures were substantially similar in content. Each indenture provided for a security interest in Debtor's assets held by Colonial Trust as trustee, to secure payment of the certificates issued in connection with the indenture. Each trust indenture also contained provisions for the following:

      o The manner in which each certificate holder could register its name and address with Colonial Trust and record any transfer of its certificate;

      o "Events of default" that would authorize resort to remedies against Debtor or the collateral; and

      o Terms under which Debtor could obtain releases of the collateral;

      o Terms under which Debtor could grant superior security interest in the collateral;

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      o Terms under which a majority of the certificate holders could direct Colonial Trust to take collection action or require the removal and replacement of Colonial, as trustee.

                  c. Guaranty.

      In connection with each offering of certificates, Debtor arranged for the issuance of a guaranty of the certificates by First Financial Trust Company, a New Mexico Trust Company. Under a separate "Reserve Agreement" between Debtor and First Financial Trust Company, Debtor was required to deposit with First Financial Trust Company an amount equal to ten percent (10%) of the original face amount of the certificates covered by each offering, which First Financial Trust Company would hold to fund any payment on its guaranty. By separate agreements, however, First Financial Trust agreed to re-deliver these deposits to Debtor to acquire consumer loan portfolios, and to employ Debtor to act as servicing agent for the loans within the acquired portfolios.

                  d. Compliance Certificates

      The various trust indentures required Debtor to provide Colonial with annual audited financial statements and with periodic certificates from the Debtor's independent auditors, certifying that Debtor was not in default under the trust indenture, and held collateral of a value in excess of all amounts due on all outstanding certificates. Until shortly before the filing of these Chapter 11 proceedings, Debtor timely made all payments on all Fixed Rate Investment Certificates, and provided Colonial Trust with all required audited financial

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
statements. Debtor also timely provided all "compliance certificates" required under the trust indentures and the certificates -- supported by "comfort" letters prepared and signed by Debtor's independent auditors -- confirming that the value of the collateral exceeded the amount of certificates outstanding and met the standards specified in the trust indenture.

                  e. Fees for Offerings.

      Securities  brokers who sold the  certificates  received fees ranging from
6.0 % to 9.9 % of the face amount of each certificate. Colonial Trust Company received a fee of one percent (1 %) for acting as trustee under the indentures. First Financial Trust received a fee of one percent (1 %) as consideration for its guaranty of the certificates. Debtor also incurred other professional fees, and marketing and advertising costs associated with the issuance of the certificates.

      D. GROWTH OF PORTFOLIO AND CERTIFICATE INDEBTEDNESS.

      Funds raised through the issuance of fixed rate investment certificates permitted Debtor to increase its consumer loan portfolio significantly each year. However, because of the substantial costs associated with these issuances and other factors, Debtor's indebtedness grew more rapidly than its portfolio, as summarized below, based on Debtor's annual audited financial statements:

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

             TABLE 2 CONSUMER PORTFOLIO AND CERTIFICATE INDEBTEDNESS

------------------------------------------------------------------------------------------------------------------------------------
                        Balance                                       Increase (Decrease) Over Prior Year
------------------------------------------------------------------------------------------------------------------------------------
                        12/31/94              1995               1996                1997                1998               1999
------------------------------------------------------------------------------------------------------------------------------------
Unrestricted Cash         95,677           1,295,300            (605,768)          2,529,461          (1,187,045)            45.576
------------------------------------------------------------------------------------------------------------------------------------
Consumer Portfolio     1,493,821           2,105,261          11,086,680          13,961,698          15,533,602         (4.292.656)
------------------------------------------------------------------------------------------------------------------------------------
Total*                 1,589,498           3,364,561          10,480,912          16,491,159          13,666,557         (4,247,080)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Certificate Principal          0           6,085,971          11,856,999          16,375,769          16,876,989         17,864,411
------------------------------------------------------------------------------------------------------------------------------------
Accrued Interest               0             285,710           1,138,024           2,382,813           3,681,287          4,651,794
------------------------------------------------------------------------------------------------------------------------------------
Total                          0           6,371,381          12,995,023          18,758,582          20,558,276         22,516,205
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Excess (Deficit)                          (3,007,681)         (2,514,111)         (2,267,423)         (6,891,719)       (26,763,285)
------------------------------------------------------------------------------------------------------------------------------------
Cum. Excess (Deficit)  1,589,498          (1,417,622)         (3,931,733)         (6,199,156)        (13,090,875)       (39,854,160)
------------------------------------------------------------------------------------------------------------------------------------

*This table does not include other assets, including the commercial lease portfolio, Debtor's real property, and Debtor's "goodwill," and other intangible assets.

      E. REASONS FOR FILING CHAPTER 11.

      Debtor  commenced  these  Chapter 11  proceedings  on March 19, 2001.  The
Trustee's   investigation  suggests  several  factors  that  adversely  affected
Debtor's financial condition and, ultimately, caused the bankruptcy filing.

            1. HIGH COST OF FUNDS.

      The high cost of issuing collateralized time certificates and fixed rate investment certificates contributed substantially to Debtor's financial difficulties. Since January 1995, Debtor issued $96.7 million in these certificates and has repaid $32.2 million in principal and $16.8 million in interest. Debtor accrued an additional $13.8 million in interest as of the Petition Date. Debtor also incurred substantial additional expenses relating to the issuance of certificates, as summarized in audited financial statements. These costs, combined with the compounding interest rate paid on 'jumbo" certificates, resulted in an effective cost of funds of over 25%, essentially equal

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
to the effective interest rate Debtor could recover. Losses were, accordingly, inevitable.

      The adverse impact of the high cost of funds was cumulative and compounding. Each year, Debtor was forced to devote more of the new funds raised to cover losses and certificate redemptions and less to the acquisition of additional interest-earning assets, as summarized in Table 2 above.

            2. COLLECTION PROBLEMS.

      Because of Debtor's focus on "sub-prime" loans, Debtor experienced a high rate of delinquencies and defaults. The rate of loss in 1994 through 1996 was typical for the industry. Thereafter, Debtor experienced a materially higher loss rate.

      The Trustee's investigation suggests that the increase in losses was caused in substantial part by serious defects in Debtor's computer loan tracking system. Specifically, the software acquired by Debtor in 1997 never functioned properly and was not able to provide Debtor consistently with an accurate report of loan delinquencies. As a result, Debtor's collection employees were unable to follow up as soon as delinquencies occurred.

            3. OCTOBER 1999 STOCK SALE.

      In October 1999, Debtor and Mr. Stevens acquired all issued stock in Debtor from the Sinclair's for a total purchase price of $14,500,000. Debtor paid $9,500,000 of the purchase price with $5,000,000 in cash, $3,700,000 in the form of a promissory note secured by consumer loans, and $800,000 by canceling a mortgage owed to Debtor by the Sinclair's. Prior to December 1999, Debtor "paid" the $3,700,000 note by transferring the consumer loan

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
collateral to Mrs. Sinclair. After the transfer, Debtor continued to collect the loans as servicing agent for Mrs. Sinclair.

      The Trustee believes that the $9,500,000 paid by Debtor for partial ownership of its own stock substantially exceeded the value of the stock. More importantly, the stock transaction was of no benefit to Debtor and removed $5,000,000 in cash, $3,700,000 in consumer loan portfolio, and $800,000 in long-term mortgage assets from Debtor (over 18% of Debtor's cash and invested assets).

            4. OTHER TRANSACTION WITH AFFILIATES.

      Debtor's financial condition was also significantly weakened by a number of other transactions with Messrs. Sinclair, Robarge and Stevens and their affiliates. The following summarizes some of these transactions.

                  a. Prepaid Fees and Loans to Management Companies.

      From 1995 through 1999, Debtor paid or prepaid almost $7 million in servicing fees to Sinclair Management Services, Inc., a wholly owned subsidiary of Mr. Sinclair. In October 1999, Sinclair Management's service agreement was canceled, and Stevens Management Services, owned by Mr. Stevens, assumed servicing responsibilities. According to Debtor's audited financial statements, fees prepaid to Sinclair Management "would be refundable to the Company by SMS in the event the agreement is terminated." However, upon termination of the servicing agreement, Sinclair Management had no business operation and virtually no assets to repay over $5,400,000 in refundable fees and advances by Debtor to Sinclair Management prior to the termination.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      The practice of prepaying fees and making advances to the affiliated servicing company continued under Mr. Stevens' ownership. Debtor's schedules filed in these proceedings listed a receivable of $4,437,423 from Stevens Management arising from advances made to cover operating expenses. Again, Stevens Management has virtually no assets from which to replay their advances.

      Clearly, a portion of the fees, prepaid fees and advances were used to pay operating expenses that Debtor would have incurred if no servicing agreement existed. However, the practice also permitted Debtor's principals to receive substantial amounts of compensation not reflected in Debtor's financial statements or prospectuses.

                  b. Sale of Computer System.

      In February 2000, Debtor agreed to sell its loan servicing software and related computer systems to Stevens Management for $4,284,674. Stevens Management executed a promissory note for the purchase price. As of May 31, 2001, Stevens Management is indebted on the note in the amount of $4,446,225, including accrued interest.

                  c. Advances to Affiliated Entities.

      Beginning in 1995, Debtor entered into a series of transactions with entities owned by Mr. Robarge, including P.R. Edge Financial Corp., Canadian Financial Venture, Inc., and Spartan Finance Company. The following obligations remain on Debtor's books as due and owing from Mr. Robarge, Mr. Sinclair, Mr. Stevens and their companies:

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

                                     TABLE 4
                         ROBARGE & OTHER AFFILIATE DEBTS

--------------------------------------------------------------------------------
         OBLIGOR                    AFFILIATED PRINCIPAL              AMOUNT
                                                                     OWING ON
                                                                   PETITION DATE
--------------------------------------------------------------------------------
  P. R. Edge                       Patrick Robarge (100%)               472,349
--------------------------------------------------------------------------------
  Spartan                          Patrick Robarge (100%)             6,274,675
--------------------------------------------------------------------------------
  Patrick J. Robarge               Patrick Robarge (personal)            33,031
--------------------------------------------------------------------------------
  Canadian Finance Venture         Patrick Robarge (100%)             7,683,814
--------------------------------------------------------------------------------
  P. R. Edge Revolver Note         Patrick Robarge (100%)               863,196
--------------------------------------------------------------------------------
  P.R. Edge                        Collections on SFG assets            985,900
--------------------------------------------------------------------------------
  Stevens Management               Clarence Stevens (100%)            4,437,423
--------------------------------------------------------------------------------
  Stevens Management               Clarence Stevens (100%)            4,446,265
--------------------------------------------------------------------------------
  Eagle Acceptance                 Clarence Stevens (100%)            3,657,897
--------------------------------------------------------------------------------
  Sinclair Mgmt Services           Damien Sinclair (100%)             6,274,675
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
  Total                                                              35,129,225
--------------------------------------------------------------------------------

            5. INACCURATE FINANCIAL REPORTING.

      Debtor was able to perpetuate the sale of Fixed Rate Investment certificates, and thus worsen its financial condition, by disseminating financial statements that suggested it was in good financial health. In retrospect, these financial statements grossly overstated Debtor's net worth based upon a series of affiliate transactions with little or no substance. 6. CEASE AND DESIST ORDER.

      During 1998 and 1999, Debtor was under continual investigation by the Missouri Securities Division investigating whether securities law violations had occurred in connection with the sale of Fixed Rate Investment certificates. On January 5, 2001, the Missouri Securities Commissioner entered a cease and desist order, requiring Debtor to cease the sale of all securities, including Fixed

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Rate Investment certificates. The cease and desist order was subsequently modified, but Debtor agreed to cease future sales of certificates.

      The cease and desist order left Debtor with an increasing number of certificates maturing and with no practical method to raise the funds to pay these maturities or continue the acquisition of new loans. Debtor's efforts to raise funds by selling large portions of its portfolio were insufficient, and Debtor was forced to commence these proceedings on March 19, 2001.

III. POST PETITION OPERATIONS AND DEVELOPMENTS.

      A. SUMMARY OF DEBTOR'S PETITION DATE ASSETS AND LIABILITIES.

      The Trustee has filed a monthly operating report for June 2001 containing a revised balance sheet for Debtor, based upon a re-evaluation of Debtor's assets. A copy of the balance sheet is attached as Exhibit 3, and reflects total assets of $16,406,669.89 and total liabilities of $83,925,881.73. The liabilities include $1,619,270.42 in secured claims, $64,536,291.85 in principal due on certificates, $14,262,308.46 in interest on these certificates, and an additional $622,976.52 in unsecured claims arising pre-petition.

      B. DEVELOPMENTS IN THE CHAPTER 11 CASES.

            1. COLONIAL TRUST CASH COLLATERAL AGREEMENT.

      Shortly after the commencement of these proceedings, Debtor and Colonial Trust entered into an interim agreement providing for Debtor's use of cash collateral for continued operations. Colonial Trust and the Trustee have
subsequently   agreed  to  extensions  of  this  agreement.

            2. EMPLOYMENT OF PROFESSIONALS.

      Upon commencing these proceedings, Debtor obtained Bankruptcy Court approval for the employment of QUARLES, BRADY STREICH LANG, of Phoenix,

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Arizona, as bankruptcy counsel to the Debtor in Possession. Since the appointment of the Trustee, the law firm's role in these proceedings has been limited. The firm has filed an interim application for compensation seeking $236,806.40 in fees and $7,837.73 in costs, and the application has been approved by the Court, subject to final objection by the Investors' Committee.

      Debtor also obtained approval to employ the accounting firm of MCA FINANCIAL GROUP LTD. to assist Debtor in evaluating its financial status and preparing required monthly reports. Since the appointment of the Trustee, the firm's involvement in the case has been limited. The firm has filed an interim application for compensation seeking $131,165.00 in fees and $19,345.97 in expenses, and the application has been approved by the Court, subject to final objection by the Investors' Committee.

      After his appointment, the Trustee obtained Bankruptcy Court approval to employ the law firm of OSBORN MALEDON, to act as counsel for the Trustee. The Trustee has also obtained approval to employ the STOLAR PARTNERSHIP and DEACEY & DEACEY to act as special counsel to the Estate in connection with litigation in the federal district court in Missouri; RENEE JENKINS, to provide forensic accounting support; and BILTMORE ASSOCIATES to assist in preparing the Trustee's report and other monthly reports.

            3. INVESTORS' COMMITTEE.

      The United States Trustee's Office appointed an Official Investors' Committee to represent the interests of the holders of Fixed Rate Investment certificates. The members of the committee are set forth on Exhibit 4.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

            4. TRUSTEE.

      On May 8, Debtor moved for the appointment of a Trustee, joined by Colonial Trust. On May 15, Vern Schweigert was appointed Trustee. Immediately after appointment, the Trustee employed Jerry Fenstermaker to act as Chief Executive Officer during the reorganization proceedings. The Trustee has terminated the consulting agreements of the Sinclair's, and has removed Mr. Stevens and Mr. Robarge from management positions. Both were terminated as consultants on August 23, 2001.

            5. MOTION TO TRANSFER VENUE.

      On March 28, 2001, a creditor filed a motion to transfer venue of these proceedings to the Western District of Missouri. The motion was joined by others and was considered by the Bankruptcy Court at a hearing on May 22. On June 29, the Bankruptcy Court denied the motion to transfer without prejudice to a subsequent motion.

            6. ADVERSARY PROCEEDINGS.

      On May 2, Debtor filed a complaint in the Bankruptcy Court seeking to enjoin further proceedings in two lawsuits filed by Debtor prior to the bankruptcy proceedings. In one action, Debtor sought injunctive relief and damages against the State of Missouri in connection with the issuance of the cease and desist order. Debtor's request as to this lawsuit was mooted by the dismissal without prejudice of this lawsuit.

      In the second action, pending in the federal district court in Kansas City, Debtor seeks to recover damages suffered as a result of alleged defects in billing and collection software purchased by Debtor from Allied Business Systems, Inc. Subsequently, the Trustee advised the Bankruptcy Court that the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Estate was ready to proceed with this action. As a result, the injunctive relief request in the Bankruptcy Court was dismissed with prejudice and the District Court action has resumed. The Trustee has continued to pursue these claims in the District Court action.

            7. GREAT SOUTHERN STIPULATION.

      On July 11, the Trustee and Great Southern Bank entered into a stipulation relating to funds received on deposit with Great Southern Bank and other funds in connection with the sale of a consumer loan portfolio sold by Debtor to Great Southern in 1999 and 2000 and a servicing agreement under which Debtor services the loan portfolio for Great Southern. Under the stipulation, Debtor will turn over funds collected by it on the portfolio and will continue the servicing of the portfolio for a fee. The stipulation was approved by the Bankruptcy Court on July 23.

            8. SALE OF OFFICE BUILDING.

      On September 4, 2001, the Trustee filed a motion to sell its office building in Springfield, Missouri to Lester E. Cox Medical Centers dba Cox Health Systems or a higher bidder. On October 9, 2001, the motion was granted, and the Trustee was authorized to sell the property for $4,000,000. The Trustee anticipates the sale will close during October, 2001.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

            9. INTERIM FINANCING.

      In September, the Trustee applied for approval of up to $800,000 in interim financing from Bank Midwest to be secured by a lien on the office building. On October 9, the Bankruptcy Court approved the financing, provided that the financing will not be used if the sale of the building occurs within a reasonable time.

            10. PROPOSED JOINT VENTURE.

      The Trustee is currently finalizing the negotiation of a joint venture agreement with IFR and SFG Holding, contingent upon consummation of the Plan of Reorganization. Under the proposed joint venture, IFR, a Springfield company, would seek to raise up to $10 million in financing for the operation of the joint venture, which would operate a consumer financing business. SFG Holding and the Reorganized Debtor would contribute approximately $1 million in cash equity and a portion of the existing portfolio for servicing. SFG Holding would also be entitled to lend funds to the joint venture on favorable terms. The joint venture would enter into a servicing agreement with Eagle Financing, an existing consumer financing company to service new and existing consumer loans. Interest in the joint venture would be split between IFR and SFG Holding on the basis of the amount of equity funds contributed.

      The Trustee believes that this potential joint venture will greatly enhance the profitability of continued operations because of efficiencies of scale and because of the availability of substantial financing to expand the existing portfolio. In all events, the joint venture will not proceed unless it has been approved by the Bankruptcy Court, after notice to creditors, and the Plan is confirmed and consummated.

IV. DESCRIPTION OF THE PLAN

      The following section of the Disclosure Statement contains a description of the more important terms of the Plan of Reorganization. The Plan itself is attached hereto as Exhibit 1. Creditors and other parties in interest are encouraged to read the Plan in its entirety. In case of a conflict between the description in this summary and the terms of the Plan, the terms of the Plan shall control.

      A. GENERAL SUMMARY

      The Plan provides for the classification of claims against Debtor into various classes, based upon the priority of the claims within the Bankruptcy Code's priority structure. As required by the Bankruptcy Code, the Plan provides for the payment in full of all non-tax priority claims on the Effective Date.

      The Plan contains provisions governing the filing of claims, objections to such claims, and the allowance and disallowance of claims. The Plan provides that no distributions will be made on account of claims until such claims are Allowed or Estimated in accordance with the terms of the Plan and the Bankruptcy Code.

      B. TREATMENT OF CLAIMS AND INTERESTS.

      The Plan classifies, and specifies the treatment of all claims against, and interests in, Debtor, whether such claims are liquidated or unliquidated, fixed or contingent, disputed or acknowledged, and whether such claims or

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
interests are the subject of proofs of claim or interest. The following sections describe the classes and specify their respective treatments.

            1. PRIORITY CLAIMS

      Section 507 of the Bankruptcy Code identifies certain types of Claims entitled to payment before all other claims. Certain of the priority claims must be paid in full on the Effective Date of the Plan, pursuant to Section 1129(a)(9)(A) and (B) of the Bankruptcy Code, in order for a plan to be confirmed. The Plan defines five classes of such claims as Priority Claims and provides for payment in full of such claims as follows:

                  a. Class IA. Administrative Claims

      The Plan classifies all administrative claims and expenses allowable under ss. 503(b) and entitled to priority under ss. 507(a)(1) as Class 1 A. Administrative claims, as defined inss. 503 of the Code and in the Plan, consist of the actual, necessary costs and expenses of preserving the Estate, including taxes incurred, salaries or commissions for services rendered after the commencement of the case, fees of professionals employed by Debtor, and fees and charges assessed against the Estate under Chapter 123 of Title 28 of the United States Code. Notwithstanding the foregoing, in accordance with the requirements of the Bankruptcy Code, professional fees classified within Class 1A shall be paid only pursuant to Court authorization.

      Under ss. 1129(a)(9)(A), administrative claims must be paid in full on the Effective Date in order for a plan to be confirmed. The Plan complies with this requirement by providing that Class 1 A claims will be paid in full on the Effective Date of the Plan, or upon allowance, whichever occurs first, except to the extent a holder of an administrative claim otherwise agrees. Amounts due

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
to holders of Class 1 A Claims would be funded either from Debtor's available cash flow or, on the Effective Date, from a portion of the settlement proceeds.

      The Trustee anticipates that the following administrative expenses will accrue during these proceedings and will be payable on the Effective Date of the Plan.

      Professional Fees. The Bankruptcy Code requires that fees and expenses of attorneys and other professionals are subject to Court approval under ss. 330 of the Bankruptcy Code. Accordingly, the Plan provides that the fees of such professionals shall not be paid until Final Orders of the Bankruptcy Court have been entered approving and authorizing payment of such fees. The Trustee anticipates that these fees will aggregate $1,750,000 to $2,000,000 through these proceedings, including the fees of Debtor's counsel, Debtor's accountants, special collection counsel, special litigation counsel, counsel for the Trustee, the Trustee, and counsel and the accountants for the Investors' Committee.

      Because the Plan provides for payment in full of Class 1 A Claims as of the Effective Date, the Class 1 A Claims are not impaired.

                  b. Class 1B. Wage Priority Claims

      The Plan classifies claims against the Estate for wages entitled to priority under ss. 507(a)(3) as Class 1 C Claims. Such claims include claims for wages, salaries, and commissions, including severance, sick pay and vacation leave, to the extent the claims were incurred within the 90-day period immediately prior to the bankruptcy filing. The amount of each such claim entitled to priority is limited to $4,000 per claimant. Claims for wages outside the 90-day period or in excess of the current dollar amount limitation shall be classified as non-priority claims, in Class 3D.

      Under Section 1129(a)(9)(B) of the Bankruptcy Code, claims for wages entitled to priority must be paid in full in order to confirm a plan. The Plan complies with this requirement by providing that such claims will be paid in full in cash on the Effective Date. Debtor estimates that Wage Priority Claims total approximately $12,000.

      Because the Plan provides for payment in full of Class 1B Claims as of the Effective Date, the Class 1B Claims are not impaired.

                  c. Class 1 C. Benefit Plan Priority Claims

      The Plan classifies claims against the Estate for contributions to employee benefit plans entitled to priority under ss. 507(a)(3) as Class 1C Claims. Such claims include claims for amounts dues Debtor's 401(k) program and insurance benefit plans to the extent the claims were incurred for services rendered within the 180-day period immediately prior to the bankruptcy filing. The amount of claims entitled to priority is limited to $4,000 per each employee less any Wage Priority Claims paid to employees under the Plan. Claims for employee benefit plan contributions outside the 180-day period or in excess of the dollar limitation are classified in the Plan as non-priority claims, in Class 3D.

      Under ss. 1129(a)(9)(B) of the Bankruptcy Code, claims for employee benefit plan contributions entitled to priority must be paid in full in order to confirm a plan. The Plan complies with this requirement by providing that such claims will be paid in full in cash on the Effective Date. Debtor believes that there are no outstanding Benefit Plan Priority Claims.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      Because the Plan provides for payment in full of Class 1 C Claims as of the Effective Date, the Class 1 C Claims are not impaired.

                  d. Class ID. Deposit Claims

      The Plan classifies claims against the Estate for consumer deposits entitled to priority under ss. 507(a)(6) as Class 1D Claims. Under this provision of the Bankruptcy Code, a claim is entitled to priority treatment if it arises from the deposit of money by the claimant with a debtor in connection with the purchase of property or services for the personal, family or household use of the claimant. Debtor believes that such claims include claims made by customers for refunds or cancellations in accordance with Debtor's refund policies. The amount entitled to priority is limited to $1,800 per claim. Claims for customer deposits outside the Code definition or in excess of the dollar limitation are classified in the Plan as Non-Priority Refund Claims, in Class 3A, and are afforded the same treatment as Priority Refund Claims.

      Under ss. 1129(a)(9)(B) of the Bankruptcy Code, claims for consumer deposits entitled to priority must be paid in full as a condition to confirmation. The Plan complies with this requirement by providing that such claims will be paid in full in cash on the Effective Date. Debtor believes there are no Deposit Claims.

      Because the Plan provides for payment in full of Class 1 D Claims as of the Effective Date, the Class 1 D Claims, if any, are not impaired.

                  e. Class 1E. Priority Tax Claims

      The Plan classifies claims against the Estate for taxes entitled to priority under ss. 507(a)(8) as Class 1E Claims. Under Section 1129(a)(9)(C), claims for taxes entitled to priority must be paid in full within six years from the date of

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
assessment in order to confirm a plan. The Plan complies with this requirement by providing that such claims will be paid in full in installments over four years after the Effective Date, with interest.

      Until December 31, 2000, Debtor was a "flow-through" entity for federal and state income tax purposes, and, accordingly, did not have any liabilities for tax measured by their income. Debtor's operations do, however, create liability for taxes withheld from employee wages and employer tax contributions, as well as for sales and property taxes. Debtor estimates that Priority Tax Claims will be approximately $55,000.

      Because the Plan provides for payment in full of Class 1E Claims and complies with the requirements of ss. 1129(a)(9)(C), holders of Class 1E Claims are not considered a voting class pursuant to 1123(a)(1).

            2. SECURED CLAIMS

      Secured claims, as defined in ss.ss. 506 and 1111 of the Bankruptcy Code, consist of claims secured by liens or security interests in property of the Estate. Under ss. 506(a) of the Bankruptcy Code, a secured claim is ordinarily limited to the lesser of (i) the amount of the claim secured, together with interest and costs, or (ii) the value of the collateral, as determined by the Court. If the value of the collateral is less than the amount of the claim, the balance of the claim is treated as an unsecured claim.

      The Plan identifies and separately classifies classes of Secured Claims, as follows:

                  a. Class 2A. Great Southern Building Claim.

      The Plan classifies the Claim of Great Southern Bank secured by a mortgage on Debtor's office building as the Class 2A Claim. The Claim arises

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
from funds advanced Debtor in 1997 to acquire and develop the property. As of the Petition Date, the Claim was $1,619,039.53.

      The Plan provides for payment in full of the Class 2A Claim from the proceeds of the sale of the collateral. The Trustee anticipates that this claim will be paid in full prior to the Effective Date upon the sale of the building. If the sale does not close prior to the Effective Date, the Plan provides for interest at the Secured Claim Rate for such claim until payment in full.

      The Class 2A Claim is impaired.

                  b. Class 2B. Great Southern Loan Portfolio Claim.

      The Plan classifies the Claim, if any, of Great Southern Bank arising from the sale of loan portfolios by Debtor, to the extent such claim is a Secured Claim, as the Class 2B Claim. In 1999 and 2000, Debtor entered a number of "Purchase Agreements" with Great Southern. The agreements provided for the transfer of specified consumer loans by Debtor to Great Southern in exchange for a specified purchase price, usually equal to the aggregate balance of the loans. The agreements also provided that Debtor would continue to service the loans, and would retain any recoveries from the loan in excess of the principal amount plus twelve percent (12%) interest. The agreements further provided for full recourse against Debtor for any amounts not collected from the proceeds and required Debtor to buy back any defaulting loans.

      Given the particular provisions of the purchase agreements, the Trustee believes it possible that the "purchase agreements" could be considered loan transactions, pursuant to which Great Southern loaned money to Debtor secured by the specified loan portfolio. If such a re-characterization occurred, Great Southern would be entitled to a Claim in an amount equal to the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
difference between amounts recovered by Great Southern from the portfolio and the purchase price with interest at the specified rate. Because a portion of the portfolio remains outstanding, the amount of the Claim cannot be determined at this point.

      The Plan provides that the holder of the Class 2B Claim shall be entitled to retain its lien on the loan portfolio and to receive all collections from the loans, subject to the agreements' provisions for a servicing fee for Debtor. To the extent that total collections from the loan portfolio are not sufficient to pay the full amount of the Class 2B Claim, Great Southern would be entitled to assert a general, unsecured claim for the balance.

      The Class 2B Claim is impaired.

                  c. Class 2C. Sinclair National Loan Portfolio Claim.

      The Plan classifies the Claim, if any, of Sinclair National Bank arising from the sale of loan portfolios by Debtor, to the extent such claim is a Secured Claim, as the Class 2C Claim. In 1999 and 2000, Debtor entered a number of "Purchase Agreements" with Sinclair National. The agreements provided for the transfer of specified consumer loans by Debtor to Sinclair National in exchange for a specified purchase price, usually equal to the aggregate balance of the loans. The agreements also provided that Debtor would continue to service the loans, and would retain any recoveries from the loan in excess of the principal amount plus twelve percent (12%) interest. The agreements further provided for limited recourse against Debtor for any amounts not collected from the proceeds for the establishment of reserve accounts, and for Debtor to buy back defaulting loans.

      Given the particular provisions of the purchase agreements, the Trustee believes it possible that the "purchase agreements" could be considered loan transactions, pursuant to which Sinclair National loaned money to Debtor secured by the specified loan portfolio. If such a re-characterization occurred, Sinclair National would be entitled to a Claim in an amount equal to the difference between amounts recovered by Sinclair National from the portfolio and the purchase price with interest at the specified rate. Because a portion of the portfolio remains outstanding, the amount of the Claim cannot be determined at this point.

      The Federal Deposit Insurance Corporation, as receiver for Sinclair National Bank, has filed proofs of claim for $10,196,961.44 and $33,353.50, alleged to be secured by reserve accounts of $160,000. The Trustee believes that these claims are overstated and that the value of the remaining consumer loans and the reserve accounts are sufficient to cover any liability to Sinclair National Bank.

      The Plan provides that the holder of the Class 2C Claim shall be entitled to retain its lien on the loan portfolio and to receive all collections from the loans, subject to the agreements' provisions for a servicing fee for Debtor. To the extent that total collections from the loan portfolio are not sufficient to pay the full amount of the Class 2C Claim, Sinclair National would be entitled to assert a general, unsecured claim for the balance.

      The Class 2C Claim is impaired.

                  d. Class 2D. Colonial Trust Claim.

      The Plan classifies the Claim of Colonial Trust, as trustee under the various Fixed Rate Investment certificates' trust indentures, to the extent such

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
claim is a Secured Claim, as the Class 2D Claim. The Trustee estimates that the total amount of all secured and unsecured Claims arising under the trust indentures is approximately $77 million. Under ss. 506 of the Bankruptcy Code, the Secured Claim is limited to the value of the collateral securing the Claims, which Trustee estimates to be less than $10 million.

      The Plan provides that the holder of the Class 2D Claim shall release any continuing lien on the collateral it may now have and on account of such claim, the Preferred Stock Trustee, on behalf of the Participating Creditors, shall receive 100% of the Preferred Stock to be issued under the Plan, as described in section IV.C.5, beginning at page 52 hereof and in the Plan.

      The Class 2D Claim is impaired.

                  e. Class 2E. Lessor Secured Claims.

      The Plan classifies claims arising from "equipment lease agreements" that are re-characterized as secured transactions as Class 2E Claims. Debtor has acquired interests in certain equipment through "equipment leases," some of which provide Debtor an option to acquire the equipment at the end of the lease term for a nominal amount. Under applicable law, such agreements are often re-characterized as an actual purchase of the equipment on terms.

      The Trustee does not anticipate that it will request re-characterization of any of its "equipment leases" and that such leases will be assumed or rejected on or before the Effective Date. Nevertheless, the Plan provides that, if any such leases are re-characterized, the holders of such claims will receive, on the Effective Date, cash in an amount equal to the secured claim that arises as a result of such characterization, which claim will be the lesser of (i) the amount

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
remaining due under the lease, or (ii) the value of the equipment covered by the "equipment lease."

      The Class 2E Claims are impaired.

                  f. Class 2F. Deposit Secured Claims.

      The Plan classifies claims against Debtor that are secured by deposits furnished to the holder thereof by Debtor as Class 2F Claims. The Plan provides that the holders of such claims will be entitled, on the Effective Date, to apply the deposit in full payment of the secured portion of their claims. In the event that the total claim exceeds the amount of the deposit, the balance of the claim shall be treated as a General Claim. The Trustee believes that there are no Deposit Secured Claims.

      The Class 2F Claims are impaired.

            3. UNSECURED CLAIMS.

      The remaining claims against Debtor consist of unsecured claims not entitled to priority under the Bankruptcy Code. The Plan identifies four separate classes of such claims, consisting of FRI Investor Claims (claims of the holders of Fixed Rate Investment certificates other then subordinated certificates) as Class 3A); Subordinated FRI Investor Claims (claims of the holders of Fixed Rate Investment certificates issued as subordinate debt) as Class 3B; General Claims (general, unsecured, non-priority claims not otherwise classified) as Class 3D; and Inter-Company Claims (claims of entities now or previously affiliated with Debtor) as Class 3E.

                  a. Class 3A. FRI Investor Claims.

      The Plan classifies the Claims of FRI Investors, to the extent such Claims are unsecured Claims and not included in Class 3B or 3C, as the Class 3A

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Claims. These Claims arise from Debtor's issuance of collateralized time certificates, and fixed rate investment certificates and include claims based amounts due under outstanding certificates and any other claims relating to their issuance, including, without limitation, claims arising under state or federal securities laws. Debtor estimates that all Claims held by FRI Investors and Subordinated FRI Investors aggregate approximately $77 million, and that the unsecured portion of such Claims exceed $67 million.

      The Plan provides that each holder of a Class 3A Claim will be entitled to elect between two treatments for its Claim. First, a holder may elect to be a Participating Creditor. Each Participating Creditor will receive Common Stock and rights to distributions from Preferred Stock, will be released from any Avoidance Claims, and will be required to assign any claims it may have against the Potential Defendants. Alternatively, a holder may elect to be a Non-Participating Creditor. Each Non Participating Creditor will receive a cash payment based upon the liquidation value of Debtor, will not be required to release the Potential Defendants, and will not be released from any Avoidance Claims the Estate may have. The election and other provisions of the treatment are summarized in section IV.C.2 hereof, beginning at page 47.

      Class 3A Claims are impaired.

                  b. Class 3B. Subordinated FRI Investor Claims.

      The Plan classifies Subordinated FRI Investor Claims, to the extent such Claims are unsecured Claims and not included in Class 3C, as the Class 3B Claims. These Claims arise from Debtor's issuance of subordinated fixed rate investment certificates in 1998 and include claims based on amounts due under outstanding certificates and any other claims relating to their issuance,

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
including, without limitation, claims arising under state or federal securities laws. Debtor estimates that such claims aggregate approximately $11 million and are part of the $77 million total certificate claims referred to above.

      The Plan provides that holders of Subordinate FRI Investor Claims will receive the same treatment afforded holders of FRI Investor Claims, as described in the preceding section.

      Class 3B Claims are impaired.

                  c. Class 3C. Claims of Potential Defendants.

      The Plan classifies all unsecured, non-priority Claims of Potential Defendants or other persons or entities currently defendants in actions commenced by Debtor as Class 3C Claims. These Claims would include any claim of Allied Business Systems or any Potential Defendant whether such claim would otherwise be an FRI Investor Claim or a General Claim. The claim of Allied Business Systems is discussed in section III. B.6. at page 26. The Trustee believes that any such claims are disputed and/or unliquidated.

      The Plan provides that each holder of a Class 3C Claim shall be entitled to make the same election, and receive the same treatment, as provided for FRI Investors, PROVIDED, that the holder of a Class 3C Claim electing to be a Participating Creditor shall not receive the releases described in section IV.C.2 beginning at page 47.

      Class 3C Claims are impaired.

                  d. Class 3D. General Claims.

      The Plan classifies all Claims not otherwise classified in the Plan as Class 3D Claims. Debtor estimates that Class 3D Claims aggregate $400,000. The estimate of General Claims does not include an allowance for the contingent

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
and disputed claims of the FDIC, as receiver for Sinclair National Bank. The claim asserted by the FDIC is discussed supra at (IV.B.2.c).

      The Plan provides that each holder of a Class 3D Claim shall be entitled to make the same election, and receive the same treatment, as provided for FRI Investors.

      Class 3D Claims are impaired.

                  e. Class 3E. Inter-Company Claims.

      The Plan classifies all Claims held by entities affiliated with Debtor and its principals as the Class 3E Claims. Debtor estimates that no Claims in such Class are Allowed Claims.

      The Plan provides that the holders of Class 3E Claims will receive nothing on account of such Claims.

      Class 3E Claims are impaired.

            4. EQUITY INTERESTS.

                  a. Class 4A. Interests in Debtor.

      The Plan classifies all equity interest in Debtor (held by Mr. Stevens) as Class 4A. The Plan provides that the holder of Class 4A Interests will receive nothing on account of such interest.

            C. IMPLEMENTATION OF PLAN.

                  1. CLAIMS AND SETTLEMENTS.

                        a. Assignment and Pursuit of Participating Creditor Claims. As described in Exhibit 2, the Bankruptcy Estate has substantial claims against Debtor's principals and their affiliates, Debtor's accountants, Colonial

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Trust Company, and First Financial Trust Company arising out of Debtor's financial failure. These claims may arise either under applicable non-bankruptcy law or under ss.ss. 544-551 of the Bankruptcy Code. Each Creditor may also have claims against these same parties based upon essentially the same facts, also as described in Exhibit 2 If these claims were pursued separately -- by individual creditor lawsuits, by class actions for groups of creditors, and/or by adversary proceedings filed by the Estate -- the limited assets of the Potential Defendants would be consumed with litigation costs and any recoveries on the claims would be distributed unevenly, based on who wins the "race to the courthouse."

      The Plan provides a mechanism to pursue the various potential claims of the Estate and its creditors jointly and cooperatively. The Plan proposes to avoid duplicate and conflicting claims against limited assets in the following way: (i) All claims of the Estate and Participating Creditors will be assigned to SFG Holdings; (ii) SFG Holdings will undertake the expense of pursuing or settling the claims; (iii) the proceeds of these claims will be used to rehabilitate and re-capitalize Debtor; and (iv) the Participating Creditors will share ratably in the claims through ownership in SFG Holdings.

                  b. Possible Settlements.

      To effectuate the Plan and insure the availability of sufficient funds to re-capitalize Debtor, the Trustee has proposed settlements with certain of the Potential Defendants that would become effective immediately upon the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
confirmation and consummation of the Plan of Reorganization. The Trustee anticipates that, prior to the consummation of the Plan, settlement agreements with some or all of the Potential Defendants will be presented to the Bankruptcy Court for approval and that these settlements will be conditioned upon obtaining releases of both Estate and Participating Creditor claims.

            2. CREDITOR ELECTION.

                  a. Participating and Non-Participating Creditors.

      The holders of FRI Investor Claims (Class 3A), Subordinated FRI Investor Claims (Class 3B), Potential Defendant Claims (Class 3C) and General Claims (Class 3D) will be requested to elect between treatment as Participating Creditors or treatment as Non-Participating Creditors. It is estimated that not less than 66.67% of creditors must elect to be Participating Creditors for the Plan to be viable.

      EACH PARTICIPATING CREDITOR WILL

      o Receive a pro rata share of 90,000 shares of Common Stock in SFG Holding, prorated among all Participating Creditors, on the basis of the Allowed Claim of the Participating Creditors.

      o Receive the right to receive a pro rata share of any distributions on account of Preferred Stock issued, prorated among all Participating Creditors, on the basis of Net Investment Amount.

      o Receive a release of any Avoidance Claims held by the Estate against the Participating Creditor (unless the Claim is a Class 3C Claim).

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      o Assign any claims it may have against Stevens  Funding to the Debtor.

      o Receive a release of any Claims by other Participating Creditors (unless the Claim is a Class 3C Claim).

      o Assign to the Reorganized Debtor any claims the Participating Creditor may have against the Potential Defendants.

      o Release any Claims it may have against other Participating Creditors.

      EACH NON-PARTICIPATING CREDITOR WILL

      o Receive a pro rata share of the Liquidation Amount, as determined by the Bankruptcy Court, prorated among all FRI Investor Claims (Class 3A), Subordinated FRI Investors (Class 3B), Potential Defendant Claims (Class 3C) and General Claims (Class 3D).

      o Neither transfer nor release any claims such creditor may have against any person other than Debtor, other than such creditor's pro rata share of the Estate's liquidation value. o Receive no release of any claims by any other creditor.

      o Be subject to Avoidance Claims by the Estate.

                  b. Net Investment Amount

      Under the Plan, distributions on account of the Preferred Stock will be based on each creditor's "Net Investment Amount." As defined in the Plan, a Fixed Rate Investor's Net Investment Amount is determined by aggregating all

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
payments made to Debtor to purchase FRI Investments or similar investments and subtracting all payments made by Debtor to the investor on account of such investments, whether the payments were characterized as principal or interest. Investments in and payments from Stevens Funding will also be included in this calculation. For purposes of determining a Participating Creditor's Net Investment Amount, all payments made by and to the Participating Creditor will be aggregated, and certificates purchased in the name of the husband and/or wife, or for the benefit of children for a revocable or irrevocable trust will be combined. Certificates purchased for individual investment accounts, pension plans or similar tax-exempt retirement plans will not be aggregated with certificates purchased individually. The Bankruptcy Court will resolve any dispute over aggregate or other matters relating to the calculation of the Net Investment Amount. Based upon an initial review, the Trustee estimates that the aggregate Net Investment Amount of all current holders of FRI Investor Claims is $53.9 million. The use of Net Investment Amount to prorate distributions among creditors may have a significant impact on the share of individual creditors, depending upon whether they have previously acquired, and been paid for, fixed rate investment certificates.

                  c. Liquidation Amount

      Under  the  Plan,   distributions  to   Non-Participating   Creditors  are
determined based upon the "Liquidation Amount." As defined in the Plan, the Liquidation Amount is an amount, to be determined by the Bankruptcy Court,

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
that would be available for distribution to unsecured, non-priority creditors if Debtor were liquidated in a Chapter 7 case. Based upon this determination, distributions will be made to Non-Participating Creditors based upon their pro rata share of the aggregate of all FRI Investor Claims and all General Claims.

      As discussed in Exhibit 6, the Trustee estimates that the Liquidation Amount will be less than $8 million, and that the total of all General Claims and FRI Investor Claims will be in excess of $77.5 million, resulting in a distribution of less than 8% of the amount of allowed claims.

                  d. Manner of Making Election.

      Each holder of an FRI Investor Claim (Class 3A), Subordinated FRI Investor Claims (Class 3B), Potential Defendant Claim (Class 3C) or General Claim (Class
3D) will be requested to indicate its treatment election on the ballot for acceptance or rejection of the Plan. The deadline for making the election will be the same deadline as that set by the Bankruptcy Court for voting on the Plan. Once an election is made, it may be changed only with the consent of the Trustee or the Reorganized Debtor. Each Claim holder who does not timely make an election will be deemed, for all purposes, to have accepted the treatment selected by a majority (by dollar amount) of creditors making timely elections. Thus, should a majority of the creditors in dollar amount vote for liquidation, Non-Voting Creditors will be deemed to have voted for the Liquidation Amount. Conversely, should a majority of the creditors in dollar amount vote in favor of the Plan, then Non-Voting Creditors shall be presumed

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
to have assigned their claims against the Potential Defendants to the extent allowable by law.

            3. FORMATION OF SFG HOLDING.

      On or prior to the Effective Date, the Trustee shall cause SFG Holding to be formed as a Delaware corporation. All currently issued and outstanding stock in Debtor will be cancelled and 100 shares of Common Stock in Debtor will be issued to SFG Holding. On the Effective Date, the name of Debtor will be changed to SFG Financial, Inc.

            4. INITIAL PLAN DISTRIBUTIONS.

      The Trustee estimates that payments required for priority claimants on the Effective Date will aggregate $2,012,000, consisting of the following:

           USE OF FUNDS                  AMOUNT          CROSS-REFERENCE

Post-Petition Professional Fees        2,000,000        IV.B.1.a at page 33
Pre-Petition Wage Claims                  12,000        IV.B.1.b at page 34
Pre-Petition Benefit Plan Claims               0        IV.B.1.c at page 35
Pre-Petition Deposit Claims                    0        IV.B.3.a at page 42
Total                                  2,012,000

      The Plan provides that payment of each Claim shall occur on the later of the Effective Date, the date upon which the Claim becomes an Allowed Claim, or the date upon which the Claim becomes due in accordance with its terms. The Plan also provides that the holder of a Claim otherwise entitled to payment may agree to defer payment or to accept other, less favorable treatment.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

            5. PREFERRED STOCK.

      On the Effective Date, SFG Holding shall issue 90,000 shares of Preferred Stock to the Preferred Stock Trust to be held for the benefit of all Participating Creditors.

                  a. Rights and Interests.

      The Preferred Stock shall have the following rights and interests:

      o The aggregate redemption price of all Preferred Stock shall be equal to the aggregate Net Investment Amount of all Participating Creditors, currently estimated to be $53.9 million.

      o Beginning six months after the Effective Date and continuing thereafter on a quarterly basis, SFG Holding shall make partial redemption payments from Available Cash, as determined by the Board of Directors.

      o Each share shall be entitled to one vote on any matter upon which shareholders are entitled to vote.

      o The Preferred Stock shall have a liquidation preference over Common Stock equal to the unpaid portion of the redemption value of the stock.

                  b. Preferred Stock Trust Management.

      On or prior to the Effective Date, the Trustee, Jerry Fenstermaker, and the Investors' Committee shall select the initial trustee for the Preferred Stock Trust who shall serve until replaced by the Board of Directors six (6) months from the Effective Date. The Preferred Stock Trust Trustee shall be responsible

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
for making distributions to the beneficiaries of the Trust, and for voting the Preferred Stock.

      For so long as the Preferred Stock remains issued and outstanding, the Preferred Stock Trust shall vote all shares in accordance with the manner in which common stock is voted. The initial board of trustees shall consist of three members who are each selected by the Trustee, Jerry Fenstermaker and Investor Committee. Six months from the Effective Date, each trustee shall be selected by the board of directors of SFG Holdings for one-year terms.

      D. RETENTION OF BANKRUPTCY COURT JURISDICTION

      The Plan provides for the retention of jurisdiction in the Bankruptcy Court to interpret and enforce the Plan, to resolve disputed claims and to enforce the obligations under the Plan.

      THE FOREGOING IS ONLY A SUMMARY OF THE PLAN. CREDITORS ARE URGED TO READ THE PLAN IN FULL AND TO CONSULT WITH THEIR COUNSEL AND/OR FINANCIAL ADVISERS REGARDING THE PLAN'S TERMS AND LEGAL EFFECT. CREDITORS ARE ADVISED THAT, SHOULD THE PLAN BE CONFIRMED, THE PLAN AND THE ORDER CONFIRMING PLAN SHALL BE BINDING ON CREDITORS, DEBTORS, AND THE REORGANIZED DEBTOR.

V. FINANCIAL INFORMATION AND PROJECTIONS

      A. DEBTOR'S CURRENT FINANCIAL CONDITION

      The Trustee has prepared a balance sheet for Debtor as of June 30, 2001, which is attached as Exhibit 3. The balance sheet reflects the write-off, for accounting purposes only, of a substantial amount of assets relating to affiliated transactions described in section II.E.4, at page 24 hereof.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      B. PROJECTIONS OF SOURCES AND USES OF CASH

      The Trustee has prepared projections of the source and use of funds for the consummation of the Plan. Such projections and their assumptions are described on Exhibit 5.

VI. CURRENT AND PROPOSED MANAGEMENT

      A. CURRENT MANAGEMENT

      Debtor is currently being managed by Vern Schweigert as Trustee. In May, Mr. Schweigert caused Debtor to employ Jerry Fenstermaker of St. Louis, Missouri to act as chief executive officer of Debtor through the reorganization proceedings.

      After the appointment of the Trustee, Messrs. Robarge and Stevens were removed from all offices with Debtor. At the Trustee's request, both became consultants to Debtor to assist in transition. Their services as consultants were terminated on August 23. Mr. Fenstermaker resides in Chesterfield, Missouri. He has had an extensive background in various financing businesses. He has served as the chief financial officer of a St. Louis mortgage company, chief operating officer of a Medicare claims recovery company, financial consultant to Merrill Lynch Co. and executive vice-president and chief financial officer of CitiCorp Mortgage in St. Louis.

      B. REORGANIZED DEBTOR'S MANAGEMENT.

      SFG Holdings' initial board of directors will consist of three members, one each selected by the Trustee, Jerry Fenstermaker and the Investors' Committee. Thereafter, directors will be selected by vote of the shareholders of SFG Holdings.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      The Trustee anticipates that Mr. Fenstermaker will remain as chief executive officer after the Effective Date and other officers of the Reorganized Debtor will be selected by the new board of directors. The Trustee also anticipates that Mr. Fenstermaker and other employees will be offered up to 10,000 shares of Common Stock in SFG Holding as incentive compensation, subject to approval of the Bankruptcy Court. It is anticipated that Mr. Fenstermaker will relocate to Springfield, Missouri prior to the Effective Date. The terms of Mr. Fenstermaker's employment will be presented to the Court for approval after comment or objection to the terms thereof by interested parties. After the first year term of Mr. Fenstermaker's employment, the board of directors will review the terms for renewal annually.

VII. LEGAL REQUIREMENTS FOR CONFIRMATION.

      This Section of the Disclosure Statement discusses the legal requirements for Confirmation of the Plan as established by ss. 1129 and other provisions of the Bankruptcy Code.

      A. ACCEPTANCE OF PLAN BY CREDITORS

      A Class of Claims impaired under the Plan "accepts" the Plan only if (a) more than one-half of the holders who submit ballots for Claims in that Class vote to accept, and (b) the holders of Claims accepting the Plan hold at least two-thirds, by dollar amount, of the voted Claims within that Class. A Class of Interests impaired under the Plan "accepts" the Plan only if two-thirds of the voted Interests in such Class have voted to accept the Plan. If the requisite acceptances of each Class of Claims or Interests are obtained and the Plan is confirmed, the Plan will be binding with respect to all holders of Claims and

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Interests of each Class, including members who did not vote or who voted to reject the Plan.

      B. BEST INTERESTS OF CREDITORS

      Section 1129(a)(7) provides that, as a condition to confirmation, a Plan must provide that any creditor not voting to accept the Plan must receive, under the Plan, distributions of a value at least equal to that which such creditor would receive if Debtor were liquidated under Chapter 7 of the Bankruptcy Code. This provision is generally referred to as the "best interest test."

      The Trustee believes that the best interests test is satisfied by the Plan. Under the Plan, Non-Participating Creditors will receive a distribution of cash equal to what such creditor would receive in a Chapter 7 liquidation. Participating Creditors will receive a pro rata share in SFG Holdings, which will own all of Debtor's remaining assets as well as the proceeds of the settlements previously described. The Trustee believes that the Reorganized Debtor's assets will have substantially more value if used as part of a going concern rather than liquidated.

      For the purpose of applying the "best interest" test, the Trustee has prepared an estimate of the results of a liquidation, which is attached as
Exhibit 6 to this Disclosure Statement. This estimate indicates that Debtor's liquidation would likely result in sufficient funds to pay Priority Claims and only about 8-10% of the face amount of Claims without priority.

      C. CONFIRMATION POSSIBLE WITHOUT ACCEPTANCE BY ALL CLASSES

      The Trustee intends to request the Bankruptcy Court to confirm the Plan even if a Class of Claims or Interests does not accept the Plan. To do so, the

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Bankruptcy Court must find that the Plan is fair and equitable with respect to each Class of Claims or Interests that is impaired and has not accepted the Plan. The Trustee believes that the Plan will satisfy the fair and equitable requirements of the Bankruptcy Code to the extent such requirements are applicable based upon the vote of Creditors on the Plan.

            1. FAIR AND EQUITABLE TREATMENT OF SECURED CLAIMS.

      With respect to a Class of Secured Claims that does not accept the Plan, the Bankruptcy Code's "fair and equitable" standard includes a requirement that the holders of the Claims receive either (i) retain their liens on the collateral and receive cash payments, on the Effective Date or in installments, of a value equal to the amount of the Secured Claim, or (ii) the realization of the indubitable equivalent of the Secured Claim. The Trustee believes that this standard is satisfied by the Plan, which provides that each holder of a Secured Claim will receive payment of the full amount of its Claim, with interest at a rate to be determined by the Bankruptcy Court, and will retain the holders' lien on the collateral to secure payment of the amounts specified by the Plan.

            2. FAIR AND EQUITABLE TREATMENT OF UNSECURED CLAIMS.

      With  respect  to  an  unsecured,   non-accepting  Class  of  Claims,  the
Bankruptcy Code's "fair and equitable" standard includes a requirement that either (i) the holders of the Claims receive cash payments, on the Effective Date or in installments, of a value equal to the amount of the Claim, or (ii) no Class of junior Claims or Interests receives anything on account of such junior Claim or Interest. The Trustee believes that this standard is satisfied by the Plan, which provides that the holders of all Interests will receive nothing on account of their Interests.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

            3. FAIR AND EQUITABLE TREATMENT OF INTERESTS.

      With respect to a non-accepting Class of Interests, the Bankruptcy Code's "fair and equitable" standard includes a requirement that either (i) the holders of the Interests receive cash payments, on the Effective Date or in installments, of a value equal to any fixed liquidation preference or redemption price to which such Class of Interests is entitled, or (ii) no Class of junior Interests receives anything on account of such junior Claim or Interest. The Trustee believes that this standard is satisfied by the Plan. To the Trustee's knowledge, Debtor's articles of incorporation do not provide for a liquidation preference or redemption price for its common stock. Moreover, no junior class of Interests exists and, thus, no junior class will receive anything on account of any junior Interest.

            4. ACCEPTANCE BY AT LEAST ONE IMPAIRED CLASS OF CLAIMS.

      Section 1129(a)(10) of the Bankruptcy Code requires that the Plan must be affirmatively accepted by at least one impaired Class of Claims, excluding any acceptances of any Insider. The Trustee believes that each Class of Secured Claims and each Class of unsecured Claims other than Class 3E (Inter-Company Claims) is impaired under the Plan and includes Claims by non-insiders, and that, accordingly, the acceptance of the Plan by any of such Classes will satisfy this requirement of the Bankruptcy Code.

VIII. TAX CONSEQUENCES OF PLAN

      A. FEDERAL TAX CONSEQUENCES FOR DEBTOR AND REORGANIZED DEBTOR.

      The filing of theses Chapter 11 proceedings and/or the consummation of the Plan may have significant federal and state insured tax consequences on

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Debtor., its shareholders, and creditors. Some of the potential conveyances are summarized below Since its formation, Debtor has elected treatment as a Subchapter S corporation. Accordingly, Debtor's income, expenses and tax attributes have, in general been "passed through" to Debtor's shareholders, and Debtor was not obligated directly as a federal income tax taxpayer. On the Effective Date of the Plan, Debtor's eligibility for Subchapter S treatment will terminate pursuant to ss.1362(d) of the Internal Revenue Code, 26 U.S.C. ss. 1, et seq. (the "Tax Code") and, as of such date, Debtor will be treated as a Subchapter C corporation taxpayer under ss.1361(a)(2) commencing as of the termination of Subchapter S treatment. Unless termination occurs of the December 31, Debtor will have a partial Sub S tax year ending on the termination date and a partial Sub C tax year (for the Reorganized Debtor) beginning on the termination date and ending on December 31. In general, the Reorganized Debtor will assume Debtor's basis in assets and certain other existing tax attributes, any net operating loss carryforward from Sub S periods will be recognized only at the shareholder level under ss.1371(b)(2) of the Tax Code. Income and expenses during the split calendar year will be allocated between the two years on a per diem basis, unless the Reorganized Debtor elects to close the books as of the termination date. The Trustee anticipates that SFG Holding and the Reorganized Debtor will file federal income tax returns as a consolidated group.

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

            1. DISHARGE OF INDEBTEDNESS.

      The Trustee anticipates that the consummation of the Plan of Reorganization may result in Debtor's recognition of "discharge of indebtedness income," ordinarily taxable under ss. 61(a)(12)) of the Tax Code. The Trustee believes that such income will likely be excluded from Debtor's gross income pursuant to ss.1361(a)(1). However, any cancellation of indebtedness income may require a reduction in Debtor's basis in its assets and other tax attributes in accordance with ss.108(b).

      The amount of cancellation of indebtedness reduction in tax attributes will be based upon the treatment of claims against Debtor under the Plan. Because the Plan provides for payment in full of Priority Claims and Secured Claims, no cancellation of indebtedness should arise from the treatment of these claims. Because the Plan provides for a cash distribution to Non-Participating Creditors of approximately 8% of their claim amount, debt cancellation reduction of tax attributes should result in an amount equal to the 92% of these claims discharged under the Plan. Because Participating Creditors will receive Common stock and distribution rights on account of Preferred Stock, debt cancellation reduction of tax attributes should result in an amount equal to the difference between the amount of the Participating Creditors' claims less the fair market value of the stock and distribution rights.

      As a result of the foregoing, the amount, if any, tax attribute reduction on account of cancellation of indebtedness will be affected by the amount of

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
claims  discharged,  the  amount  of  creditors  electing  to  be  Participating
Creditors and the fair market value of the stock and distribution rights distributed under the Plan. None of these factors can be precisely estimated at this time. For purposes of the projections contained in Exhibit 5, the Trustee has estimated that cancellation of indebtedness reduction of tax attributes will result in a $20 million reduction in taxable losses otherwise recognized by the Reorganized Debtor, as discussed in the following section.

            2. BAD DEBT DEDUCTION; NET OPERATING LOSS CARRYFORWARD.

      As discussed in previous sections, the Trustee has estimated that approximately $55 million of the Debtor's Petition Date loan portfolio is probably uncollectible. The Trustee believes that the Reorganized Debtor should, therefore, be entitled to a bad debt tax deduction upon recognition of these losses, during the first year of operations of the Reorganized Debtor. The
Trustee anticipates that this deduction will substantially exceed the taxable income from operations during that year and any cancellation of indebtedness reduction in tax attribute. As a result, the Trustee expects that the Reorganized Debtor (and the consolidated group) would create a net operating loss carry-forward available to reduce taxable income in subsequent years. Change of Ownership and Restrictions on Use of Net Operating Loss Carry-forward.

      Section 382 places severe limitations on the use of net operating loss carry-forwards for corporations experiencing a "change of ownership." The

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Plan's provisions for the cancellation of all existing stock interests and the issuance of new stock to Participating Creditors would, ordinarily, result in a change of ownership under ss. 382(a) and (g). However, ss.382(1)(5) provides and exception for corporations in bankruptcy proceedings if at leas 50% of the stock of such corporation is owned by previous owners or creditors. Because the Plan provides that 10096 of the beneficial ownership of stock in Debtor will be held, indirectly by Participating Creditors, the Trustee believes that the restrictions on use of any net operating loss carry-forward will not be applicable and that the Reorganized Debtor (and the consolidated group will be able to use the carry-forwards up to the amount of taxable income reported in subsequent years.

      B. TAX CONSEQUENCES FOR CREDITORS.

      In general, creditors receiving cash under the Plan may recognize a ordinary or capital loss based upon the difference between the amount of their claim and the value of the assets received by them under the Plan. Creditors receiving stock under the Plan will, in most circumstances, transfer their basis in the indebtedness owed by Debtor to the creditor's basis in the stock received. The Trustee anticipates that distributions on account of the redemption of Preferred Stock will be treated, at the shareholder level, as a return of capital.

      IN NO EVENT WILL DEBTOR OR ANY AFFILIATE OF PROFESSIONAL ADVISORS ENGAGED BY ANY OF THEM BE LIABLE IF, FOR ANY REASON, THE FEDERAL TAX

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

      CONSEQUENCES OF THE PLAN ARE OTHER THAN AS ANTICIPATED. CREDITORS MUST LOOK SOLELY TO AND RELY SOLELY UPON THEIR OWN ADVISORS AS TO THE FEDERAL TAX CONSEQUENCES OF THIS PLAN.

IX. FEDERAL SECURITIES LAW ISSUES

      Stock in SFG Holding to be issued under the Plan will not be registered under the Securities Act of 1933 or any applicable state securities registration law. Debtors believe that the issuance of stock is exempt from registration pursuant to Section 1145 of the Bankruptcy Code, which provides, in pertinent part, as follows:

      "(a) Except with respect to an entity that is an underwriter as defined in subsection (b) of this section, section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security does not apply to --

            "(1) the offer or sale under a plan of a security of the debtor ..

            "(A) in exchange for a claim against, an interest in, or a claim for an administrative expense in the case concerning the debtor . . . ; or

            "(B) principally in exchange and partly for cash or property;

            "(2) the offer of a security through any warrant, option, right to subscribe, or conversion privilege that was sold in the manner specified in paragraph (1) of this subsection, or the sale of a security upon the exercise of such a warrant, option, right or privilege."

      The Trustee has not obtained a no-action letter from the Securities Exchange Commission or opinion of counsel as to the application of this exemption to the Plan. If the exemption is applicable, stock issued pursuant to

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
the Plan will be deemed to be issued in a public offering and will be freely tradable by its recipient unless such recipient is deemed to be an underwriter under Section 1145(b).

      Section 1145(b) defines an underwriter as follows:

      (b)(1) Except as provided in paragraph (2) of this subsection and except with respect to ordinary trading transactions of an entity that is not an issuer, an entity is an underwriter under section 2(11) of the Securities Act of 1933, if such entity --

            (A) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such a claim or interest;

            (B) offers to sell securities offered or sold under the plan for the holders of such securities;

            (C) offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is

                  (i) with a view to distribution of such securities; and

                  (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or

            (D) is an issuer, as used in such section 2(11), with respect to such securities.

      An "issuer" under section 2(11) of the Securities Act includes, in addition to an issuer, "any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer."

      The Trustee believes that Common Stock issued to Participating Creditors under the Plan will qualify as stock issued pursuant to the provisions of ss. 1145 and will be considered as issued in a public offering to any claim holder who is

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422
not an issuer or underwriter. The Trustee also believes that stock issued to the Preferred Stock Trust will be issued pursuant to these provisions and the Preferred Stock Trustee will not be considered an underwriter since the trustee will hold the stock solely for the benefit of distributees under a chapter 11 plan.

      PERSONS RECEIVING STOCK UNDER THE PLAN ARE URGED TO CONSULT WITH COUNSEL REGARDING THE AVAILABILITY OF THE EXEMPTION AND THE APPLICATION OF THE DEFINITION OF "UNDERWRITER" TO THEM .

X. RECOMMENDATION OF TRUSTEE AND INVESTORS' COMMITTEE

INTENT

      The Trustee recommends that the Plan of Reorganization be approved. In light of the alternative of liquidation, the Trustee believes that the Plan is in the best interest of all creditors and parties in interest. The members of the Investors' Committee intend to vote in favor of the Plan.

      DATED this 30th day of October 2001.

                                        By  /s/Vern Schweigert
                                            -----------------------------
                                             Vern Schweigert, Trustee

                                        OSBORN & MALEDON, P.A.

                                        By  /s/ Alan A. Meda
                                            -----------------------------
                                             Alan A. Meda
                                             2929 N. Central Avenue, Suite 2100
                                             Phoenix, Arizona 85012-2794
                                             Attorneys for Trustee

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Copy of the foregoing emailed
the 30th day of October, 2001, to

Richard. J. Cuellar, Esq.
U.S. Trustee's Office
2929 North Central, Suite 700
Phoenix, Arizona 85012
Richard.J.Cuellar@usdoj.gov

Richard M. Lorenzen, Esq.
Brown & Bain, P.A.
2801 North Central, Suite 1000
Phoenix, AZ 85012
lorenzen@brownbain.com

David Dunn, Esq.
Hogan & Hartson LLP
100 Park Avenue
New York, NY 1001 7
ddunn@hhlaw.com

Carolyn J. Johnsen, Esq.
Gallagher & Kennedy
2575 E. Camelback
Phoenix, AZ 85019-9225 cjj@gknet.com

Patricia A. Molteni, Esq.
Assistant Attorney General
Missouri Office of the Attorney General
P.O. Box 899
Jefferson City, MO 65102
Patricia.Molteni@mail.ago.state.mo.us

Raymond I. Plaster, Esq.
Moon & Plaster'LLP
1705 N. Jefferson
Springfield, MO 65803
RIPlaster@gabrielmail.com

DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

Susan G. Boswell, Esq.
Quarles Brady Streich Lang
One South Church, Suite 1700
Tucson, AZ 85701
SBOSWELL@quarles.com

Jared G. Parker, Esq.
Morrison & Hecker
1850 North Central, Suite 2100
Phoenix, AZ 85004
jgparker@moheck.com


/s/Lauri Andrisani

-----------------------------------


                                       67
DISCLOSURE STATEMENT                                    Case No. 01-3105-ECF-RTB
                                                                          384422

                                    EXHIBIT 1

                             TO DISCLOSURE STATEMENT

                                    TRUSTEE'S

                         AMENDED PLAN OF REORGANIZATION

                             DATED OCTOBER 30, 2001

Alan A. Meda, No. 009213
James E. Cross, No. 009063
bkecf@omlaw.com
OSBORN MALEDON, P.A.
2929 North Central Avenue
Suite 2100
Phoenix, Arizona 85012
(602) 640-9000
Fax (602) 640-9050

                     Attorneys for Vern Schweigert, Trustee


                         UNITED STATES BANKRUPTCY COURT

                           FOR THE DISTRICT OF ARIZONA

================================

In re:

STEVENS FINANCIAL GROUP, INC., a                        Case No. 01-3105-ECF-RTB
Missouri corporation,                                          Chapter 11

              Debtor.

================================

                                    TRUSTEE'S
                         AMENDED PLAN OF REORGANIZATION
                             DATED OCTOBER 30, 2001

                                TABLE OF CONTENTS

1.0   INTRODUCTION ...........................................................1
      1.1 CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS ...............1
      1.2 ESTATE CLAIMS AND CREDITOR CLAIMS AGAINST POTENTIAL
          DEFENDANTS .........................................................2
      1.3 EQUITY AND MANAGEMENT STRUCTURE ....................................3
      1.4 TREATMENT OF PARTICIPATING AND NON-PARTICIPATING ...................3
          CREDITORS

2.0   DEFINITIONS ............................................................5
      2.1       GENERAL DEFINITIONS ..........................................5
          2.1.1  Administrative Claim ........................................5
          2.1.2  Assumed Leases and Contracts ................................5
          2.1.3  Avoidance Claims ............................................5
          2.1.4  Bankruptcy Code .............................................6
          2.1.5  Bankruptcy Court ............................................6
          2.1.6  Bankruptcy Rules ............................................6
          2.1.7  Benefit Plan Claim ..........................................6
          2.1.8  Claim .......................................................6
          2.1.9  Class .......................................................6
          2.1.10 Colonial Trust ..............................................7
          2.1.11 Colonial Trust Claim ........................................7
          2.1.12 Confirmation ................................................7
          2.1.13 Confirmation Date ...........................................7
          2.1.14 Confirmation Hearing ........................................7
          2.1.15 Confirmation Order ..........................................7
          2.1.16 Cure Payment ................................................7
          2.1.17 Debtor ......................................................7
          2.1.18 Deposit Claim ...............................................8
          2.1.19 Deposit Secured Claim .......................................8
          2.1.20 Disbursing Agent ............................................8
          2.1.21 Disclosure Statement ........................................8
          2.1.22 Effective Date ..............................................8
          2.1.23 Estate ......................................................9
          2.1.24 Final Order .................................................9
          2.1.25 First Financial .............................................9
          2.1.26 FRI Investor ................................................9
          2.1.27 FRI Investor Claim ..........................................9
          2.1.28 General Claim ...............................................10
          2.1.29 Great Southern ..............................................10
          2.1.30 Great Southern Building Claim ...............................10
          2.1.31 Great Southern Loan Portfolio Claim .........................10
          2.1.32 Harnden & Hamilton ..........................................10
          2.1.33 Inter-Company Claim .........................................11
          2.1.34 Interest or Interests .......................................11
          2.1.35 Investor Avoidance Claim ....................................11
          2.1.36 Investor's Committee ........................................11
          2.1.37 Lessor Secured Claim ........................................11
          2.1.38 Liquidation Amount ..........................................12
          2.1.39 Net Investment Amount .......................................12
          2.1.40 Non-Participating Creditor ..................................12
          2.1.41 Participating Creditor ......................................12
          2.1.42 Petition Date ...............................................12

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

          2.1.43 Plan ........................................................12
          2.1.44 Potential Defendants ........................................13
          2.1.45 Potential Defendants Claim ..................................13
          2.1.46 Preferred Stock Redemption Value ............................13
          2.1.47 Preferred Stock Trust .......................................13
          2.1.48 Priority Claim ..............................................13
          2.1.49 Pro Rata or pro rated .......................................14
          2.1.50 Reorganization Case .........................................14
          2.1.51 Reorganized Debtor ..........................................14
          2.1.52 Robarge .....................................................14
          2.1.53 Secured Claim ...............................................14
          2.1.54 Secured Claim Rate ..........................................15
          2.1.55 SFG Financial ...............................................15
          2.1.56 SFG Holdings ................................................15
          2.1.57 Sinclair Bank ...............................................15
          2.1.58 Sinclair Bank Loan Portfolio Claim ..........................15
          2.1.59 Sinclair's ..................................................16
          2.1.60 Stevens .....................................................16
          2.1.61 Stevens Funding .............................................16
          2.1.62 Subordinated FRI Investor Claims ............................16
          2.1.63 Tax Claim ...................................................16
          2.1.64 Tax Claim Rate ..............................................16
          2.1.65 Trust Supervision Committee .................................17
          2.1.66 Trustee .....................................................17
          2.1.67 Wage Priority Claim .........................................17
      2.2       TERMS DEFINED IN BANKRUPTCY CODE .............................17
3.0   CLASSIFICATION OF CLAIMS AND INTERESTS .................................17
      3.1       PRIORITY CLAIMS ..............................................18
          3.1.1  Class 1A.  Administrative Claims ............................18
          3.1.2  Class 1B.  Wage Claims ......................................18
          3.1.3  Class 1C.  Benefit Plan Claims ..............................18
          3.1.4  Class 1D.  Deposit Claims ...................................18
          3.1.5  Class 1E.  Tax Claims .......................................18
      3.2       SECURED CLAIMS ...............................................18
          3.2.1  Class 2A.  Great Southern Building Claim ....................18
          3.2.2  Class 2B.  Great Southern Loan Portfolio Claim ..............18
          3.2.3  Class 2C.  Sinclair Bank Loan Portfolio Claim ...............18
          3.2.4  Class 2D.  Colonial Trust Claim .............................18
          3.2.5  Class 2E.  Lessor Secured Claims ............................19
          3.2.6  Class 2F.  Deposit Secured Claims ...........................19
      3.3       UNSECURED CLAIMS .............................................19
          3.3.1  Class 3A.  FRI Investor Claims ..............................19
          3.3.2  Class 3B.  Subordinated FRI Investor Claims .................19
          3.3.3  Class 3C.  Potential Defendant Claims .......................19
          3.3.4  Class 3D.  General Claims ...................................19
          3.3.5. Class 3E.  Inter-Company Claims .............................19
      3.4       INTERESTS ....................................................20
      Class 4A. Equity Interests .............................................20
4.0   TREATMENT OF CLASSES ...................................................20
      4.1       PRIORITY CLAIMS ..............................................20
          4.1.1  Class 1A.  Administrative Claims ............................20

                                       ii

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

           4.1.2 Class 1B.  Wage Claims ......................................20
           4.1.3 Class 1C.  Benefit Plan Claims ..............................20
           4.1.4 Class 1D.  Deposit Claims ...................................20
           4.1.5 Class 1E.  Tax Claims .......................................21
      4.2        SECURED CLAIMS ..............................................21
           4.2.1 Class 2A.  Great Southern Building Claim ....................21
           4.2.2 Class 2B.  Great Southern Loan Portfolio Claim ..............22
           4.2.3 Class 2C.  Sinclair Bank Loan Portfolio Claim ...............22
           4.2.4 Class 2D.  Colonial Trust Claims ............................22
           4.2.5 Class 2E.  Lessor Secured Claims ............................23
           4.2.6 Class 2F.  Deposit Secured Claims ...........................23
      4.3       UNSECURED CLAIMS WITHOUT PRIORITY ............................23
          4.3.1  Class 3A.  FRI Investor Claims ..............................24
          4.3.2  Class 3B.  Subordinated FRI Investor Claims .................24
          4.3.3  Class 3C.  Potential Defendant Claims .......................24
          4.3.4  Class 3D.  General Claims ...................................24
          4.3.5  Class 3E.  Inter-Company Claims .............................24
      4.4       INTERESTS ....................................................24
          4.4.1  Class 4A.  Equity Interests .................................24
5.0   PARTICIPATING CREDITOR ELECTION ........................................25
      5.1       MANNER OF MAKING ELECTION ....................................25
      5.2       TREATMENT OF PARTICIPATING CREDITORS .........................25
          5.2.1  Common Stock ................................................26
          5.2.2  Distributions form Preferred Stock ..........................26
          5.2.3  Participating Creditors Release .............................26
          5.2.4  Interest in Stevens Funding .................................27
          5.2.5  Claims Against Potential Defendants .........................27
          5.2.6  Estate Claims Release .......................................27
          5.2.7  Net Investment Amount .......................................28
      5.3       TREATMENT OF NON-PARTICIPATING CREDITORS .....................29
          5.3.1  Liquidation Amount ..........................................29
          5.3.2  Non-Participating Creditors' Share of Liquidation Amount ....29
6.0       STOCK RIGHTS IN SFG HOLDINS ........................................30
      6.1       FORMATION OF SFG HOLDINGS ....................................30
      6.2       INITIAL BOARD OF DIRECTORS ...................................30
      6.3       ELECTION OF SUCCESSOR BOARD MEMBERS ..........................30
      6.4       VOTING RIGHTS ON OTHER MATTERS ...............................30
      6.5       EMPLOYEE STOCK ISSUANCE ......................................31
      6.6       MANAGEMENT OF PREFERRED STOCK TRUST ..........................31
      6.7       PREFERRED STOCK ECONOMIC RIGHTS ..............................32
          6.7.1  Redemption ..................................................32
          6.7.2  Liquidation Preference ......................................33
          6.7.3  Conversion ..................................................33
          6.7.4  Determination of Funds Available ............................33
7.0   OWNERSHIP OF ESTATE CLAIMS .............................................33
8.0   THE DISBURSING AGENT ...................................................34
      8.1       APPOINTMENT ..................................................34
      8.2       COMPENSATION OF THE DISBURSING AGENT .........................34
      8.3       REORGANIZED DEBTOR AS DISBURSING AGENT .......................34
9.0   CONDITIONS PRECEDENT TO EFFECTIVE DATE .................................34
      9.1       EXECUTION OF DOCUMENTS .......................................34
      9.2       CORPORATE ACTION .............................................35

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

10.0  CONDITIONS PRECEDENT TO DISTRIBUTIONS ..................................35
      10.1      DOCUMENTS OF EXCHANGE AND SURRENDER ..........................35
      10.2      UNCLAIMED FUNDS ..............................................35
11.0  ALLOWANCE AND ESTIMATION OF CLAIMS .....................................35
      11.1      CATEGORIZATION OF CLAIMS .....................................35
          11.1.1 Allowed Claims ..............................................35
          11.1.2 Estimated Claims ............................................37
          11.1.3 Disallowed Claims ...........................................37
          11.1.4 Reserved-For Claims .........................................37
12.0  LEASES AND EXECUTORY CONTRACTS .........................................39
13.0  RETENTION OF JURISDICTION ..............................................39
14.0  MODIFICATION OF THE PLAN ...............................................42
15.0  EFFECT OF CONFIRMATION .................................................42
      15.1      DISCHARGE OF CLAIMS ..........................................42
      15.2      VESTING OF ASSETS ............................................43
16.0      CONDITIONS PRECEDENT TO EFFECTIVE DATE .............................43
      16.1      NOTICES ......................................................43
      16.2      HEADINGS .....................................................43
      16.3      TIME OF THE ESSENCE ..........................................44
      16.4      CONFIRMATION WITHOUT ACCEPTANCE OF ALL CLASSES ...............44

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

   UNITED STATES BANKRUPTCY COURT
     FOR THE DISTRICT OF ARIZONA


================================

In re:

STEVENS FINANCIAL GROUP, INC.,                          Case No. 01-3105-ECF-RTB
a Missouri corporation                                         Chapter 11

                  Debtor.

================================

                    TRUSTEE'S AMENDED PLAN OF REORGANIZATION
                             DATED OCTOBER 30, 2001

           Vern Schweigert, Trustee of the Estate of STEVENS FINANCIAL GROUP, INC., the Debtor in the above-captioned and numbered Chapter 11 case, proposes the

                               1.0 INTRODUCTION.

following Amended Plan of Reorganization.

      The Trustee proposes this Plan to creditors and interest holders to provide for the continuation of Debtor's consumer lending business under new management and under a new equity structure. This Section 1.0 provides only a summary of the Plan and is not intended to modify or affect the interpretation of the remaining sections of the Plan. Accordingly, each interested party is encouraged to read the Plan in its entirety.

1.1 CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

      Section 3.0 of the Plan provides for the separate classification of all claims against, and interests in, the Debtor, based upon the legal priority of the claim, and the secured status of such claim. Section 4.0 describes the

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB
treatment afforded each such class. Priority Claims (claims entitled to priority treatment under ss.ss. 507, 503(b), and 1129(a)(9) of the Bankruptcy Code) will be paid in full on the Effective Date of the Plan. Secured Claims (claims secured by liens on property of the Debtor as determined under ss. 506 of the Bankruptcy Code) will be paid in full with any allowable interest, from the proceeds of the sale of the collateral. Unsecured, non-priority claims (except those of Debtor's affiliates) will be classified either as FRI Investor Claims or General Claims. The holders of these Claims, at their individual election, will receive either a prorated share of stock issued in the reorganized business or a prorated share of the "Liquidation Amount," to be determined by the Bankruptcy Court based upon the liquidation value of the Debtor. All existing equity interests in Debtor will be cancelled and the holders of such interests will receive nothing on account of their interests.

1.2 ESTATE CLAIMS AND CREDITOR CLAIMS AGAINST POTENTIAL DEFENDANTS.

      Section 5.0 of the Plan describes the expected funding of the Plan and the re-capitalizing of Debtor's operations through the proceeds of claims against, or settlements with, the current and former principals of Debtor and others who provided professional services to Debtor and the FRI Investors. Because both the Bankruptcy Estate and FRI Investors may have overlapping claims against these Potential Defendants, the Plan provides for "Participating Creditors" (those electing to receive stock under the Plan) to assign their claims to the Reorganized Debtor for joint prosecution and settlement. To the extent that the Trustee is able to settle some or all of these claims prior to the Effective Date, the settlement proceeds would be available to fund Priority Claims and make other Effective Date payments to creditors. All additional settlement proceeds would be available to fund continued business operations.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

1.3 EQUITY AND MANAGEMENT STRUCTURE.

      Section 6.0 of the Plan provides for the formation of a new corporation, SFG Holdings, Inc., to own all of the stock in the Debtor (to be renamed SFG Financial, Inc.). Two separate classes of stock in SFG Holdings will be issued pursuant to the Plan. Preferred Stock will be issued to a trustee (the "Preferred Stock Trustee") for the benefit of the holders of FRI Investor Claims and General Claims who elect to be Participating Creditors. Participating
Creditors will also receive Common Stock. Additional Common Stock will be reserved for issuance to the new management.

      Section 6.0 of the Plan also provides for the selection of management for SFG Holdings. Jerry Fenstermaker, who has been selected by the Trustee to act as Chief Executive Officer during the pendency of the Bankruptcy Case, will be the initial Chief Executive Officer of SFG Holdings. The Trustee, Mr. Fenstermaker, and the Investor Committee will each designate one person to serve on the initial board of directors. Directors will thereafter be selected by shareholder vote at annual shareholder meetings.

1.4 TREATMENT OF PARTICIPATING AND NON-PARTICIPATING CREDITORS.

      Section 5.0 provides for each FRI Investor and each holder of a General Claim to make an election to be a Participating Creditor or a Non-Participating Creditor and thus determine the treatment of its Claim under the Plan. Each Participating Creditor will assign all claims it may have against the Potential Defendants referred to above; and will also release any claim it may have against other Participating Creditors. In exchange for these assignments and


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releases  and in  discharge  of all Claims  against  the  Debtor,  Participating
Creditors will receive shares of Common Stock in SFG Holdings and the right to receive distributions from the Preferred Stock held by the Preferred Stock Trustee. Shares of Common Stock will be prorated among Participating Creditors based on their Allowed Claims. All distributions on account of the Preferred Stock will be prorated among Participating Creditors based on their "Net Investment Amount." The Net Investment Amount for each Participating FRI
Investor will be calculated as (i) the aggregate of all payments by the FRI Investor for all certificates purchased from Debtor on or after January 1, 1995, less (ii) the aggregate of all payments received from SFG by the FRI Investor on account of all such certificates, whether such payments were denominated interest or return of principal. Each Participating Creditor will also receive a release from the Estate for any Investor Avoidance Claims, and releases from all other Participating Creditors.

      An FRI Investor or holder of a General Claim may, alternatively, elect to be a Non-Participating Creditor. Each Non-Participating Creditor will not give or receive releases or assignments of claims and will not receive any interest in the Reorganized Debtor. Each Non-Participating Creditor's treatment under the Plan will be based upon the Bankruptcy Court's determination of the "Liquidation Amount," based upon the estimated liquidation value of the Debtor less the amount of all Priority Claims and Secured Claims. Each Non-Participating Creditor will receive a cash payment equal to its share of the Liquidation Amount, prorated among all FRI Investor Claims and all General Claims. Each Non-Participating Creditor may be subject to liability for Investor Avoidance Claims and will be subject to objections to the allowance of its Claim.

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                                2.0 DEFINITIONS.

      Certain terms used in the Plan have specific meanings, as set forth in this Section 2.0.

2.1 GENERAL DEFINITIONS.

      The following definitions are generally applicable:

      2.1.1 ADMINISTRATIVE CLAIM.

      A Claim or expense, or a portion of a Claim or expense, that is a cost or expense of the administration of Debtor's Estate allowed under ss.503(b) of the Bankruptcy Code that is entitled to priority under ss.507(a)(1) of the Bankruptcy Code, including but not limited to any actual and necessary cost and expense of preserving the Estate, or operating the business of Debtor, and all fees and expenses of professionals entitled to compensation pursuant to Sections 328, 330 and 503(b) of the Code. Administrative Claims shall include (i) any Cure Payments, and (ii) any and all pre- and post-confirmation fees due to the U.S. Trustee's Office. Administrative Claims are classified under the Plan as Class 1A Claims.

      2.1.2 ASSUMED LEASES AND CONTRACTS.

      Executory contracts and leases assumed by the Reorganized Debtor pursuant to Article 12.0 hereof.

      2.1.3 AVOIDANCE CLAIMS.

      Claims of the Estate to avoid transfers made by the Debtor to the extent such claims arise under ss.ss. 544-551 of the Bankruptcy Code.

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      2.1.4 BANKRUPTCY CODE.

      The Bankruptcy Code, as set forth in Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., as applicable to Chapter 11 cases filed on the Petition Date.

      2.1.5 BANKRUPTCY COURT.

      The United States Bankruptcy Court for the District of Arizona (or such other court as may have jurisdiction over this Chapter 11 case) and, with respect to any particular proceeding arising under Title 11 of the United States Code, or arising in or related to the Reorganization Case, any other court which has jurisdiction over such proceeding.

      2.1.6 BANKRUPTCY RULES.

      The Rules of Bankruptcy Procedure and the Local Rules of Bankruptcy Procedure for the District of Arizona, including any applicable General Orders.

      2.1.7 BENEFIT PLAN CLAIM.

      A Claim for contribution to an employee benefit plan, arising from services rendered within 180 days before the Petition Date, to the extent such claim is entitled to priority under ss.507(a)(4) of the Bankruptcy Code. Benefit Plan Claims are classified under the Plan as Class 1C Claims.

      2.1.8 CLAIM.

      A claim against Debtor within the meaning of 101(5) of the Bankruptcy Code, arising prior to the Confirmation Date.

      2.1.9 CLASS.

      A category or group of holders of Claims or  Interests  as  designated  in
Article 2.

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      2.1.10 COLONIAL TRUST.

      Colonial Trust Company, Inc., the trustee under various indentures pursuant to which Debtor granted certain collateral and rights for the benefit of FRI Investors.

      2.1.11 COLONIAL TRUST CLAIM.

      The Claim of Colonial Trust, as Trustee for the benefit of holders of Fixed Rate Investment Certificates, to the extent such Claim is a Secured Claim. The Colonial Trust Claim is classified under the Plan as the Class 2D Claim.

      2.1.12 CONFIRMATION.

      The entry of the Confirmation Order.

      2.1.13 CONFIRMATION DATE.

      The  date  on  which  the  Clerk  of  the  Bankruptcy   Court  enters  the
Confirmation Order on the docket.

      2.1.14 CONFIRMATION HEARING.

      The hearing conducted by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be continued from time to time.

      2.1.15 CONFIRMATION ORDER.

      The order of the Bankruptcy Court confirming the Plan pursuant to ss. 1129 of the Bankruptcy Code.

      2.1.16 CURE PAYMENT.

      A payment required under ss.365 of the Bankruptcy Code to cure defaults under Assumed Leases and Contracts. Claims for Cure Payments are treated under the Plan as Administrative Claims, and are classified hereunder as Class 1 A Claims.

      2.1.17 DEBTOR.

      Stevens Financial Group, Inc., a Missouri corporation.

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      2.1.18 DEPOSIT CLAIM.

      A claim of an individual, arising from the deposit, before the Petition Date, of money, in connection with the purchase from Debtor of property or services for the personal, family, or household use of such individual, which property or services were not delivered or provided, to the extent such claim is entitled to priority under ss. 507(a)(6) of the Bankruptcy Code. Deposit Claims are classified under the Plan as Class 1D Claims.

      2.1.19 DEPOSIT SECURED CLAIM.

      A Claim that is secured by a deposit of Debtor's funds held by, or for the benefit of, the holder of such Claim to the extent such claim is a secured claim under ss. 506 of the Bankruptcy Code. Deposit Secured Claims are classified under the Plan as Class 2F Claims.

      2.1.20 DISBURSING AGENT.

      The person or entity appointed to make distributions under the Plan in accordance with Article 11 hereof.

      2.1.21 DISCLOSURE STATEMENT.

      The written disclosure statement concerning the Plan approved by the Bankruptcy Court pursuant to ss. 1125(b) of the Bankruptcy Code, including any amendments authorized by the Bankruptcy Court.

      2.1.22 EFFECTIVE DATE.

      The date, not less than 10 nor more than 120 days after the entry of the Confirmation Order, upon which the events required for substantial consummation of the Plan occur. The Trustee shall determine the Effective Date, after consultation with the Investors Committee based upon the status of negotiations with the potential defendants.

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      2.1.23 ESTATE.

      The estate created in the Reorganization Case pursuant to ss. 541(a) of the Bankruptcy Code.

      2.1.24 FINAL ORDER.

      An order, judgment or other decree of the Bankruptcy Court, including, without limitation, a stipulation or other agreement entered into that is "so ordered" by the Bankruptcy Court, the operation or effect of which has not been reversed or stayed and as to which order, judgment or other decree (or any revision, modification or amendment thereof) the time to appeal or seek review has expired, and as to which no appeal or petition for review or certiorari has been taken or is pending (or if such appeal or petition has been taken or granted, it has been finally decided).

      2.1.25 FIRST FINANCIAL.

      First Financial Trust Company of New Mexico.

      2.1.26 FRI INVESTOR.

      The holder of a Claim arising out of or relating to a collateralized time certificate or a fixed rate investment certificate issued by Debtor.

      2.1.27 FRI INVESTOR CLAIM.

      The Claim of an FRI Investor arising prior to the Petition Date, based upon, or relating to, a Fixed Rate Investment Certificate or similar instrument, document, or note, including any claim for return of principal, interest, reimbursement, or rescission, other than a Potential Defendant Claim. FRI Investor Claims are classified under the Plan as Class 3A Claims or Class 3B Claims.

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      2.1.28 GENERAL CLAIM.

      A Claim that is not a Priority Claim, a Secured Claim, an FRI Investor Claim, or an Inter-Company Claim. General Claims are classified under the Plan as Class 3D Claims.

      2.1.29 GREAT SOUTHERN.

      Great Southern Bank, F.S.B.

      2.1.30 GREAT SOUTHERN BUILDING CLAIM.

      The Claim of Great Southern arising from a promissory note and mortgage, to the extent such Claim is a Secured Claim secured by a lien on Debtor's office building in Springfield, Missouri. The Great Southern Building Claim is classified under the Plan as the Class 2A Claim.

      2.1.31 GREAT SOUTHERN LOAN PORTFOLIO CLAIM. The Claim of Great Southern arising from transactions denominated "purchase agreements" relating to consumer loans "sold" by Debtor to Great Southern to the extent such Claim is a Secured Claim secured by a lien on a portion of Debtor's consumer loan portfolio. The Great Southern Loan Portfolio Claim is classified under the Plan as the Class 2B Claim.

      2.1.32 HARNDEN & HAMILTON.

      Harnden & Hamilton, L.L.C., the former independent accounting firm for Debtor.

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      2.1.33 INTER-COMPANY CLAIM.

      A Claim initially owned by or now held by any shareholder, former shareholder, subsidiary of Debtor or any other corporation the equity of which is owned by the shareholders or former shareholders of Debtor, including, without limitation, any claim for reimbursement, indemnification or contribution. Inter-Company Claims are classified under the Plan as Class 3E Claims.

      2.1.34 INTEREST OR INTERESTS.

      The rights of a holder of an equity interest in Debtor. Interests are classified under the Plan as Class 4A Interests.

      2.1.35 INVESTOR AVOIDANCE CLAIM.

      An Avoidance Claim against the holder of an FRI Investor Claim.

      2.1.36 INVESTORS' COMMITTEE.

      The Official Investors' Committee, appointed by the United States' Trustee's Office to serve in the Reorganization Case.

      2.1.37 LESSOR SECURED CLAIM.

      A Secured Claim based upon an instrument entitled "Equipment Lease," or similar label, to the extent such instrument is re-characterized (by agreement between Debtor and the holder of such Claim, or by a Final Order of the Bankruptcy Court), as a purchase money obligation of Debtor secured by the goods or equipment identified, or referred to, in the "Equipment Lease." Lessor Secured Claims are classified under the Plan as Class 2E Claims.

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      2.1.38 LIQUIDATION AMOUNT.

      An amount used to determine distributions to Non-Participating Creditors based upon an estimate of distributions to non-priority, unsecured creditors if the Debtor were liquidated under Chapter 7 as of the Effective Date, to be determined in accordance with section 5.3.1 hereof.

      2.1.39 NET INVESTMENT AMOUNT.

      An amount used to determine the pro rata rights of Participating Creditors, calculated in accordance with section 5.2.7 hereof.

      2.1.40 NON-PARTICIPATING
      CREDITOR.

      A holder of an FRI Investor Claim or a General Claim who elects not to be a Participating .Creditor in accordance with the provisions of section 5.1.

      2.1.41 PARTICIPATING CREDITOR.

      A holder of an FRI Investor Claim, Potential Defendant Claim or a General Claim who elects in accordance with the provisions of section 5.1 to receive stock in the Reorganized Debtor and to provide the assignment and releases specified in section 5.2.

      2.1.42 PETITION DATE.

      March 19, 2001, the date upon which the Reorganization Case commenced.

      2.1.43 PLAN.

      This plan of reorganization, including any amendment or modification made in accordance with the terms of the Plan or the applicable provisions of the Bankruptcy Code.

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      2.1.44 POTENTIAL DEFENDANTS.

      The Sinclairs, Stevens, and Robarge, and their successors, assigns, and affiliated entities; and Harnden & Hamilton, securities brokerage companies and dealers who sold collateralized time or fixed rate investment certificates, First Financial, and Colonial, and their officers, directors, employees, agents and professionals who provided services relating to the issuance and management of fixed rate investment certificates.

      2.1.45 POTENTIAL DEFENDANTS CLAIM.

      A Claim against Debtor which is not a Secured Claim or a Priority Claim and which is held by (or was incurred with) any Potential Defendant or a person or entity that was a defendant in an action commenced prior to the Petition Date on behalf of Debtor. Potential Defendant Claims are classified under the Plan as Class 3C Claims.

      2.1.46 PREFERRED STOCK REDEMPTION VALUE.

      The aggregate amount required to redeem all Preferred Stock issued under the Plan, determined based upon the Net Investment Amount of Participating Creditors, in accordance with section 6.7.1.

      2.1.47 PREFERRED STOCK TRUST.

      A trust to be established on the Effective Date to hold Preferred Stock in SFG Holdings and to be managed in accordance with section 6.6 hereof.

      2.1.48 PRIORITY CLAIM.

      A claim entitled to priority treatment pursuant to ss. 507(a) of the Bankruptcy Code. Priority Claims are classified under the Plan as Administrative Claims (Class 1A), Wage Claims (Class 1B), Benefit Plan Claims (Class 1C), Deposit Claims (Class 1D) and Tax Claims (Class 1E).

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      2.1.49 PRO RATA OR PRO RATED.

      The ratio of an Allowed Claim or Interest in a particular Class, or identified portion of such Class, to the aggregate amount of all Allowed Claims or Interests in that Class, or identified portion of such Class.

      2.1.50 REORGANIZATION CASE.

      The chapter 11 proceedings for Debtor, In re Stevens Financial Group, Inc., Case No. 01- 03105-ECF-RTB.

      2.1.51 REORGANIZED DEBTOR.

      Debtor on and after the Effective Date.

      2.1.52 ROBARGE.

      Patrick J. Robarge, a former officer and shareholder of Debtor and current owner of stock in P.R. Edge Finance Corporation, U.S. Financial and Canadian Finance Venture.

      2.1.53  SECURED CLAIM.

      A Claim defined as a secured claim under ss. 506(a) of the Bankruptcy Code. Secured Claims are classified under the Plan as the Great Southern Building Claim (Class 2A), the Great Southern Loan Portfolio Claim (Class 2B), the Sinclair Bank Loan Portfolio Claim (Class 2C), the Colonial Trust Claim (Class 2D), Lessor Secured Claims (Class 2E), or Deposit Secured Claims (Class
2F).

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      2.1.54 SECURED CLAIM RATE.

      A rate of interest, to be determined by the Bankruptcy Court at the Confirmation Hearing, that, when applied to the amount of a Secured Claim paid in installments as provided herein, will result in such installments being of an aggregate value, as of the Effective Date, equal to the Allowed Secured Claim, consistent with the requirements of ss. 1129(b)(2)(B)(i). At the Confirmation Hearing, the Trustee will request the Bankruptcy Court to determine that the Secured Claim Rate is seven and one-half percent (7 1/2%) per annum.

      2.1.55 SFG FINANCIAL.

      The Reorganized Debtor.

      2.1.56 SFG HOLDINGS.

      SFG Holdings, Inc., a Delaware corporation to be formed on or prior to the Effective Date to be the sole shareholder of SFG Financial.

      2.1.57 SINCLAIR BANK.

      Sinclair National Bank, a national bank the stock of which is currently owned by the Damian Sinclair.

      2.1.58 SINCLAIR BANK LOAN PORTFOLIO CLAIM.

      The Claim of Sinclair Bank arising from transactions denominated "purchase agreements" relating to consumer loans "sold" by Debtor to Sinclair Bank to the extent such Claim is a Secured Claim secured by a lien on a portion of Debtor's consumer loan portfolio. The Sinclair Bank Loan Portfolio Claim is classified under the Plan as the Class 2C Claim.

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      2.1.59 SINCLAIR'S.

      Damien Sinclair and/or Susan W. Sinclair, the former shareholders of Debtor.

      2.1.60 STEVENS.

      Clarence W. Stevens, the current owner of all of the issued and outstanding stock in Debtor.

      2.1.61 STEVENS FUNDING.

      Stevens Funding, Inc., a Missouri corporation and subsidiary of Debtor.

      2.1.62 SUBORDINATED FRI INVESTOR CLAIMS.

      FRI Investor Claims to the extent such Claims relate to certificates sold as subordinated time certificates, issued from March 1998 through March 1999.

      2.1.63 TAX CLAIM.

      A claim for taxes of the kind specified in ss. 507(a)(7) of the Bankruptcy Code, to the extent entitled to priority thereunder. Tax Claims are classified under the Plan as Class 1E Claims.

      2.1.64 TAX CLAIM RATE.

      A rate of interest, to be determined by the Bankruptcy Court at the Confirmation Hearing, that, when applied to the amount of a Tax Claim paid in installments as provided herein, will result in such installments being of an aggregate value, as of the Effective Date, equal to the Allowed Tax Claim, consistent with the requirements of ss. 1129(a)(9)(C). At the Confirmation Hearing, the Trustee will request the Bankruptcy Court to determine that the Tax Claim Rate is six percent (6%) per annum.

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      2.1.65 TRUST SUPERVISION COMMITTEE.

      A committee to be designated on the Effective Date pursuant to section 6.6 to provide supervision of the Preferred Stock Trust.

      2.1.66 TRUSTEE.

      Vern Schweigert, the trustee appointed in the Reorganization Case, or any successor trustee appointed by the Bankruptcy Court.

      2.1.67 WAGE PRIORITY CLAIM.

      A claim for wages, salaries, commissions, including vacation pay, severance and sick leave pay, of the kind and in the amount specified in ss. 507(a)(3) of the Bankruptcy Code. Wage Priority Claims are classified under the Plan as Class 1B Claims.

2.2 TERMS DEFINED IN BANKRUPTCY CODE.

      A term not defined in the Plan but defined in the Bankruptcy Code shall have the meaning given in the Bankruptcy Code.

                   3.0 CLASSIFICATION OF CLAIMS AND INTERESTS.

      For the purposes of the Plan, Claims against, and Interests in, the Debtor, of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, direct or indirect, including all Claims arising from the rejection of executory contracts, and all Claims or Interests arising from the ownership of equity securities of Debtor, shall be bound by the provisions of this Plan and are classified as follows:

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3.1   PRIORITY CLAIMS.

      All Priority Claims are classified in the Plan based upon the priorities established in ss. 507(a) of the Bankruptcy Code and are further separately classified as follows:

      3.1.1 CLASS 1A. ADMINISTRATIVE CLAIMS.

      Class 1A shall consist of all Administrative Claims.

      3.1.2 CLASS 1B. WAGE CLAIMS.

      Class 1B shall consist of all Wage Claims.

      3.1.3 CLASS 1C. BENEFIT PLAN CLAIMS.

      Class 1C shall consist of all Benefit Plan Claims.

      3.1.4 CLASS 1D. DEPOSIT CLAIMS.

      Class 1D Claims shall consist of all Deposit Claims.

      3.1.5 CLASS 1E. TAX CLAIMS.

      Class 1E shall consist of all Tax Claims.

3.2 SECURED CLAIMS.

      Claims that are secured claims within the definition of ss. 506(a) of the Bankruptcy Code are separately classified in the following classes:

      3.2.1 CLASS 2A. GREAT SOUTHERN BUILDING CLAIM.

      Class 2A shall consist of the Great Southern Building Claim.

      3.2.2 CLASS 2B. GREAT SOUTHERN LOAN PORTFOLIO CLAIM.

      Class 2B shall consist of the Great Southern Loan Portfolio Claim.

      3.2.3 CLASS 2C. SINCLAIR BANK LOAN PORTFOLIO CLAIM.

      Class 2C shall consist of the Sinclair Bank Loan Portfolio Claim.

      3.2.4 CLASS 2D. COLONIAL TRUST CLAIM.

      Class 2D shall consist of the Colonial Trust Claim.

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      3.2.5 CLASS 2E. LESSOR SECURED CLAIMS.

      Class 2E shall consist of all Lessor Secured Claims, which claims will be further separately classified for each Equipment Lease which has been re-characterized as a purchase money obligation secured by a security interest on the equipment.

      3.2.6 CLASS 2F. DEPOSIT SECURED CLAIMS.

      Class 2F shall consist of all Claims for which the holder thereof holds a deposit from Debtor, to the extent the Claim is a Secured Claim. The Trustee believes that there are no Deposit Secured Claims.

3.3 UNSECURED CLAIMS.

      Claims that are not Secured Claims and are not Priority Claims are classified in Class 3A, Class 3B, Class 3C, Class 3D or Class 3E, depending upon the nature of the claim and the identity of the holder of such claim, as follows:

      3.3.1 CLASS 3A. FRI INVESTOR CLAIMS.

      Class 3A shall consist of all FRI Investor Claims except Subordinated FRI Investor Claims (Class 3B) and Potential Defendant Claims (Class 3C).

      3.3.2 CLASS 3B. SUBORDINATED FRI INVESTOR CLAIMS.

      Class 3B shall consist of all Subordinated FRI Investor Claims except Potential Defendant Claims (Class 3C).

      3.3.3 CLASS 3C. POTENTIAL DEFENDANT CLAIMS.

      Class 3C shall consist of all Potential Defendant Claims.

      3.3.4 CLASS 3D. GENERAL CLAIMS.

      Class 3D shall consist of all General Claims.

      3.3.5 CLASS 3E. INTER-COMPANY CLAIMS.

      Class 3E Claims shall consist of all Inter-Company Claims.

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      3.4 INTERESTS.

      All Interests or equity rights in the Debtor are classified in Class 4A as follows:

      CLASS 4A. EQUITY INTERESTS.

      Class 4A Interests shall consist of all Allowed Interests of the owner(s) of equity interests in Debtor.

                            4.0 TREATMENT OF CLASSES

      The  treatment  of each class of Claims or  Interests is specified in this
Article 4.0. The holder of a Claim may agree to deferred payment or a different treatment, provided such treatment is no more favorable than that provided for herein.

4.1 PRIORITY CLAIMS

      In accordance with the requirements for plan confirmation set forth in ss.1129(a)(9), the Plan provides for the payment in full of all Priority Claims, as follows:

      4.1.1 CLASS 1A. ADMINISTRATIVE CLAIMS.

      4.1.2 CLASS 1B. WAGE CLAIMS.

      4.1.3 CLASS 1C. BENEFIT PLAN CLAIMS.

      4.1.4 CLASS 1D. DEPOSIT CLAIMS.

      Each holder of a Class 1A, 1B, 1C, or 1D Claim, to the extent such Claim is an Allowed Claim, shall receive, on account of such Claim, payment of the Allowed amount of such Claim, in cash, on the later of (i) the Effective Date,
(ii) the date on which the Claim becomes Allowed, or (iii) the date upon which such obligation becomes due in accordance with its terms.

      Professionals and entities who may be entitled to allowance of fees and expenses from the Estate pursuant to ss. 503(b)(2) through (6) of the Bankruptcy Code will receive cash in the amount awarded to such professionals or entities in accordance with, and at such times as may be provided in, Final Orders entered pursuant to ss.ss. 330 or 503(b)(2) through (6) of the Bankruptcy Code.

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      Class 1 A,1 B, 1 C, and 1D Claims are not impaired.

      4.1.5 CLASS 1E. TAX CLAIMS.

      Each holder of a Class 1E Claim, to the extent such Claim is an Allowed Claim, shall receive, on account of such Claim, deferred cash payments on account of such Claim over a period of four years, of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. The deferred cash payments shall be sixteen (16) equal quarterly installments of principal and interest at the Tax Claim Rate, with the first such payment being payable within ninety (90) days of the Effective Date.

      Class 1E Claims are treated in accordance with ss. 1129(a)(9)(C) of the Bankruptcy Code and are, accordingly, not impaired for purposes of determining voting rights.

4.2 SECURED CLAIMS.

      The Plan provides for the payment in full of all Allowed Secured Claims, as follows:

      4.2.1 CLASS 2A. GREAT SOUTHERN BUILDING CLAIM.

      The holder of the Class 2A Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such Claim, deferred cash payments of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. Such payments shall consist of (i) monthly payments of interest on the Allowed Amount of the Claim, at the Secured Claim Rate, commencing on the first day of the calendar month which is at least thirty (30) days after the Effective Date, and continuing until the sale of the collateral; and (ii) a lump sum payment of the Allowed amount of the Claim, from the proceeds of the sale of the collateral. The holder of the Class 2A claim shall retain its lien on the collateral to secure payment of the amounts provided herein.

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      The Class 2A Claim is impaired.

      4.2.2 CLASS 2B. GREAT SOUTHERN LOAN PORTFOLIO CLAIM.

      4.2.3 CLASS 2C. SINCLAIR BANK LOAN PORTFOLIO CLAIM.

      The holder of the Class 2B or 2C Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such Claim, deferred cash payments of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. Payments shall be made by the Reorganized Debtor in accordance with the terms of the applicable "purchase agreement," consisting of monthly payments of collections from the collateral portfolio, less, on a cumulative basis, the amount due Debtor as a "service fee." The holder of the Class 2B or 2C claim shall retain its lien on the collateral to secure payment of the amounts provided herein.

      The Class 2B and 2C Claims are not impaired.

      4.2.4 CLASS 2D. COLONIAL TRUST CLAIM.

      The holder of the Class 2D Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such claim, Class A Preferred Stock in SFG Holdings, in the face amount equal to the aggregate of all Net Investment Amounts for all Participating Creditors, to be transferred to the Preferred Stock Trust. On the Effective Date, the holder of the Class 2D Claim shall release all liens on property of the Reorganized Debtor.

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      The Class 2D Claim is impaired.

      4.2.5 CLASS 2E. LESSOR SECURED CLAIMS.

      Each holder of a Class 2E Claim, to the extent such Claim is an Allowed Secured Claim, shall receive, on account of such Claim, deferred cash payments of an aggregate value, as of the Effective Date, equal to the Allowed amount of such Claim. Payments shall be made monthly or quarterly as provided in the applicable "Lease Agreement," commencing on the first day of the calendar month that is at least thirty (30) days after the Effective Date. Each payment shall be in the amount necessary to pay the Allowed Secured Claim in full with interest at the Secured Claim Rate, over the term of the Lease Agreement, including any extensions or renewals provided for therein. The holder of the Class 2E claim shall retain its lien on the collateral to secure payment of the amounts provided herein.

      Class 2E Claims are impaired.

      4.2.6 CLASS 2F. DEPOSIT SECURED CLAIMS.

      Each holder of a Class 2F Claim, to the extent such Claim is an Allowed Secured Claim, shall be entitled, on the Effective Date, to apply the deposit held in full satisfaction of its Allowed Secured Claim.

      Class 2F Claims are impaired.

4.3 UNSECURED CLAIMS WITHOUT PRIORITY.

      The Plan provides for the following treatment of unsecured, non-priority Claims.

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      4.3.1 CLASS 3A. FRI INVESTOR CLAIMS.

      4.3.2 CLASS 3B. SUBORDINATED FRI INVESTOR CLAIMS.

      4.3.3 CLASS 3C. POTENTIAL DEFENDANT CLAIMS.

      4.3.4 CLASS 3D. GENERAL CLAIMS.

      Each holder of a Class 3A, 3B, 3C or 3D Claim, to the extent such Claim is an Allowed Claim, shall be entitled to elect, in the manner specified in Section
5.1 hereof, to be treated as a Participating Creditor or a Non-Participating Creditor. Participating Creditors shall receive Common Stock in SFG Holdings, in accordance with the provisions of Section 5.2.1 hereof, and shall give and receive releases, as specified in Section 5.2.3 hereof, except that Participating Creditors who are holders of Potential Defendant Claims shall not receive releases. Non-Participating Creditors shall receive cash payments based on a prorated share of the Liquidation Amount, as provided in Section 5.3 hereof.

      Class 3A, 3B, 3C and 3D Claims are impaired

      4.3.5 CLASS 3E. INTER-COMPANY CLAIMS.

      Each holder of a Class 3E Claim shall receive nothing on account of its Claim. Class 3E Claims are impaired.

4.4 INTERESTS.

      4.4.1 CLASS 4A. EQUITY INTERESTS.

      Each holder of a Class 4A Interest shall receive nothing on account of such Interest. All currently issued and outstanding stock, and any warrants, options or subscription rights thereto, will be cancelled as of the Effective Date.

      Class 4A Interests are impaired.

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                      5.0 PARTICIPATING CREDITOR ELECTION.

      Each holder of an Allowed FRI Investor Claim or General Claim will be requested to elect between two separate treatments under the Plan. Along with the ballot for acceptance or rejection of the Plan, each such Creditor will receive an election form to choose between being a Participating Creditor or a Non-Participating Creditor. The manner of voting, and the treatment of Claims is described in the following paragraphs of this Section 5.0.

5.1 MANNER OF MAKING ELECTION.

      Each holder of a Claim in Class 3A, 3B, 3C or 3D will receive an election form as part of its ballot to accept or reject the Plan, to be completed and returned by the date set for balloting on the Plan. Each holder of such a claim may designate its election to be a Participating Creditor or a Non-Participating Creditor, whether or not the holder accepts, rejects, or does not vote on the Plan. Absent the consent of the Trustee, a holder may not change its election after filing unless the Bankruptcy Court orders otherwise. The Trustee (prior to the Effective Date) or the Reorganized Debtor (on and after the Effective Date) may, but shall not be required to, accept a late election. If a Claim holder has submitted no election, the holder shall be conclusively deemed, for all purposes, to have made the same election as the majority (by dollar amount) of electing holders of claims in the same Class.

5.2 TREATMENT OF PARTICIPATING CREDITORS.

      On the Effective Date, each holder of an Allowed Claim who has elected, or is deemed to have elected, to be a Participating Creditor shall (i) receive Common Stock in SFG Holdings, (ii) be entitled to distributions from SFG Preferred Stock, (iii) assign any interest such Participating Creditor has in Stevens Funding, and (iv) assign to the SFG Holding any and all claims it may have, against other Participating Creditors or any of the Potential Defendants, based on the following provisions of this section 5.2. In addition, any such Participating Creditors other than a holder of a Potential Defendant Claim will be released from any claims that the Estate or other Participating Creditors may have against it

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      5.2.1 COMMON STOCK.

      On the Effective Date, SFG Holdings will issue 90,000 shares of its Common Stock to the Disbursing Agent for distribution to Participating Creditors. Shares of Common Stock will be prorated among Participating Creditors based upon their Allowed claims.

      5.2.2 DISTRIBUTIONS FROM PREFERRED STOCK.

      On the Effective Date, SFG Holdings will issue 90,000 shares of its Preferred Stock to the Preferred Stock Trustee for the benefit of Participating Creditors. Any funds or other distributions received by the Preferred Stock Trustee on account of such stock, whether sales proceeds, dividends, redemption payments or liquidation preferences, shall be distributed by the Preferred Stock Trustee, at least quarterly, to Participating Creditors, prorated on the basis of Net Investment Amount, as provided in section 5.2.7 hereof.

      5.2.3 PARTICIPATING CREDITORS RELEASE.

      On the Effective Date, each Participating Creditor shall be conclusively deemed to have transferred and assigned to SFG Holding any all claims the Participating Creditor may have against any other Participating Creditor arising out of or relating to the Debtor, or its businesses prior to the Effective Date. On the Effective Date, SFG Holding shall execute a release of all of such assigned claims for the benefit of each Participating Creditor except holders of Class 3C Claims.

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      5.2.4 INTEREST IN STEVENS FUNDING.

      On the Effective Date, each Participating Creditor with an interest in, or claim against, Stevens Funding, shall be conclusively deemed to have transferred and assigned to the Reorganized Debtor any and all such interests and claims.

      5.2.5 CLAIMS AGAINST POTENTIAL DEFENDANTS.

      On the Effective Date, each Participating Creditor shall be conclusively deemed to have transferred and assigned to the Reorganized Debtor any all claims the Participating Creditor may have against any and all of the Potential Defendants arising out of or relating to the Debtor, or its businesses prior to the Effective Date. On the Effective Date, the Reorganized Debtor shall execute a release of all of such assigned claims for the benefit of any of the Potential Defendants which have settled with the Trustee, in accordance with, and subject to, the terms of the settlement agreements. Thereafter, the Reorganized Debtor shall be free to investigate, pursue and settle all assigned claims against the remaining Potential Defendants, in the name of the Participating Creditors, for the benefit of the Reorganized Debtor.

      5.2.6 ESTATE CLAIMS RELEASE.

      On the Effective Date, the Reorganized Debtor shall release any and all claims Debtor or the Estate may have against any and all of the Participating Creditors other than holders of Class 3C Claims arising out of or relating to the Debtor, or its businesses prior to the Effective Date, including, without limitation, any Investor Avoidance Claims.

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      5.2.7 NET INVESTMENT AMOUNT.

      All distributions on account of the Preferred Stock in SFG Holdings to be issued to the Preferred Stock Trustee, will be prorated based on the Net Investment Amount of each Participating Creditor. The Net Investment Amount for holders of General Claims shall be equal to the Allowed Amount of such Claim. The Net Investment Amount for FRI Investors shall be (i) the sum of all cash payments made by such Investor to purchase Fixed Rate Investment Certificates (or similar instruments) on and after January 1, 1995, less (ii) the sum of all cash payments received by such Investor from, or on behalf of, Debtor on account of such Fixed Rate Investment certificates, whether such payments were denominated return of principal or interest; PROVIDED, the Net Investment Amount shall not be less than $1,000. Thus, each FRI Investor will have a minimum claim of $1,000. For purposes of calculating Net Investment Amount, the Participating Creditor's investments in and distributions from Stevens Funding shall be included. Each Participating Creditor's pro rata share shall be calculated by dividing the Participating Creditor's Net Investment Amount by the aggregate of the Net Investment Amounts for all Participating Creditors. For purposes of determining a Participating Creditor's Net Investment Amount, all payments made by and to the Participating Creditor will be aggregated, and certificates purchased in the name of the husband and/or wife, or for the benefit of children for a revocable or irrevocable trust will be combined. Certificates purchased for individual retirement accounts, pension plans or similar tax-exempt retirement plans will not be aggregated with certificates purchased individually. The Bankruptcy Court will resolve any dispute over aggregate or other matters relating to the calculation of the Net Investment Amount.

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5.3 TREATMENT OF NON-PARTICIPATING CREDITORS.

      Within 120 days of the Effective Date, the Disbursing Agent shall distribute cash to each holder of an Allowed General Claim or an Allowed FRI Investor Claim who has elected treatment as a Non-Participating Creditor. The total amount distributed on account of such Claims will be determined on the basis of the Non-Participating Creditor's share of the Liquidation Amount, calculated in accordance with sections 5.3.1 and 5.3.2 hereof, and shall be prorated among Non-Participating Creditors based upon their share of the total Allowed Claims of Non-Participating Creditors. Non-Participating Creditors shall not assign claims they may have against the Potential Defendants or other creditors, shall not be released by other creditors, and shall be subject to any claims the Estate may have, including without limitation, Investor Avoidance Claims.

      5.3.1 LIQUIDATION AMOUNT.

      The Liquidation Amount shall be the amount that would be distributed to non-priority, unsecured creditors if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code as of the Effective Date. The Bankruptcy Court will determine the Liquidation Amount at the Confirmation Hearing.

      5.3.2 NON-PARTICIPATING CREDITORS' SHARE OF LIQUIDATION AMOUNT.

      The aggregate amount to be distributed to all Non-Participating Creditors shall be determined by dividing the aggregate amount of Allowed Claims of Non-Participating Creditors by the aggregate amount of all Allowed FRI Investor Claims and General Claims.

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                           6.0  STOCK RIGHTS IN SFG HOLDINGS.

6.1 FORMATION OF SFG HOLDINGS.

      Immediately prior to the Effective Date, SFG Holdings will be formed as a Delaware corporation. On the Effective Date, Debtor will cancel all of its currently outstanding and issued stock and issue 100 shares of its common stock to SFG Holdings.

6.2 INITIAL BOARD OF DIRECTORS

      The initial board of directors of SFG Holdings will consist of three members, one each designated by the Trustee, Jerry Fenstermaker and the Investors' Committee. All director positions will be subject to election at the first annual shareholders' meeting for SFG Holdings.

6.3 ELECTION OF SUCCESSOR BOARD MEMBERS.

      At the annual shareholder's meetings, successor Board of Director members shall be selected by the shareholders of SFG Holdings, and the outstanding Preferred Stock shall be voted in the same manner as Common Stock. Should a vacancy occur in the board of directors, the shareholders will be entitled to elect a replacement.

6.4 VOTING RIGHTS ON OTHER MATTERS.

      Except as otherwise specifically set forth herein, on all matters submitted to shareholders for a vote, each share of Preferred or Common Stock will be entitled to one vote, without regard to Class and the outstanding Preferred Stock shall be voted in the same manner as Common Stock; provided, however, that as long as any Preferred Stock remains outstanding, (i) the rights and privileges of the Preferred Stock may not be altered without the approval of a majority (by face amount) of the holders of Preferred Stock, and (ii) no class of stock may be issued by SFG Holdings providing for higher priority in redemption, dividends, or liquidation preference without the consent of a majority of the holders of the Preferred Stock.

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6.5 EMPLOYEE STOCK ISSUANCE

      On the Effective Date, and subject to the approval of the Bankruptcy Court, SFG Holdings shall issue up to 10,000 shares of Common Stock to the management members and employees, as designated by the Board of Directors.

6.6 MANAGEMENT OF PREFERRED STOCK TRUST

      On the Effective Date, the existing trusts for the benefit of FRI Investors will be terminated and the Preferred Stock Trustee will become the trustee of the Preferred Stock Trust, which shall hold the Preferred Stock for the benefit of Participating Creditors until all such stock has been sold or redeemed. The initial Trustee of the Preferred Stock Trust will be selected by the Trustee and the Investors' Committee and shall be responsible for making distributions to Participating Creditors on a quarterly basis, if and when availible, from any funds received on account of such Preferred Stock. Management of the Preferred Stock Trust will be subject to the decisions of a Trust Supervision Committee. The initial Trust Supervision Committee will consist of three members who will be selected by the Trustee, Jerry Fenstermaker, and the Investors' Committee. Immediately following the first annual shareholders meeting, each member of the Trust Supervision Committee shall be selected by the Board of Directors of SFG Holdings for one-year terms. Vacancies on the Trust Supervision Committee will be filled by the Board of Directors of SFG Holdings. The Trust Supervision Committee will be entitled to replace the trustee of the Preferred Stock Trust in the event of a vacancy, and will be entitled to remove such trustee, with or without cause, at any time. At any time after the one-year anniversary of the Effective Date, the Preferred Stock Trust may be terminated by a two-thirds majority of the Common Stock and upon such termination the Preferred Stock shall be distributed pro rata to the Participating Creditors on the basis of Net Investment Amount.


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6.7 PREFERRED STOCK ECONOMIC RIGHTS.

      Preferred Stock in SFG Holdings issued pursuant to the Plan shall be issued with the following rights and interests.

      6.7.1 REDEMPTION.

      The Preferred Stock will be subject to mandatory redemption, on a pro rata basis, quarterly. The Preferred Stock Redemption Value of all Preferred Stock shall be an amount equal to the aggregate Net Investment Amount of all Participating Creditors. To the extent funds are available, SFG Holdings will pay 1/28th of the redemption value each quarter, commencing six (6) months after the Effective Date. In the event funds are not available in any given quarter to redeem 1/28th of the Preferred Stock, 1/28th of the Preferred Stock shall be redeemed in the next quarter in which funds are so available and redemption shall continue as set forth above until the entire Preferred Stock Redemption
Value has been paid. Upon payment of the entire Preferred Stock Redemption Value, all shares of Preferred Stock shall be deemed redeemed and shall be cancelled.

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      6.7.2 LIQUIDATION PREFERENCE.

      The Preferred Stock will have a liquidation preference over Common Stock equal to the unpaid portion of the Preferred Stock Redemption Value. The liquidation preference will be payable in the event SFG Holdings is merged with another entity or in the event substantially all of the assets of SFG Holdings are sold.

      6.7.3 CONVERSION.

      Each   outstanding   and  unredeemed   share  of  Preferred   Stock  shall
automatically be convertible into one share of Common Stock upon the sale of such stock or the merger of SFG Holdings.

      6.7.4 DETERMINATION OF FUNDS AVAILABLE

      As long as Preferred Stock remains outstanding, the Board of Directors shall determine, at the conclusion of each quarter, the amount of funds, if any, the Reorganized Debtor may devote to the payment of redemption and dividends. In making such determination, the Board shall consider the amount of funds available and any cash commitments of the company during the next quarter.

                         7.0 OWNERSHIP OF ESTATE CLAIMS

      On the Effective Date, the Reorganized Debtor shall succeed to all claims and causes of action of the Debtor, and the Debtor's Estate, including, without limitation, any claims arising under ss. 544 et seq. of the Bankruptcy Code. The Board of Directors shall have the authority to direct the pursuit or settlement of any such claims. Any proceeds or recoveries on account of such claims shall be considered by the Board of Directors in determining the amount of funds available for distribution in the quarter such proceeds are received.

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                            8.0 THE DISBURSING AGENT

8.1 APPOINTMENT

      A Disbursing Agent shall be appointed pursuant to the Confirmation Order. The Disbursing Agent shall, among other things, act instead of and as the nominee of the holders of Claims and Interests, receive payments from Debtor, the Estate, and the Reorganized Debtor, and make all payments and distributions to creditors contemplated by the Plan.

8.2 COMPENSATION OF THE DISBURSING AGENT

      The Disbursing Agent shall not be entitled to compensation for services rendered. If any reimbursement of expenses is sought by the Disbursing Agent, the same shall be subject to the approval of the Bankruptcy Court and shall be payable from cash on hand after the entry of such an order by the Bankruptcy Court.

8.3 REORGANIZED DEBTOR AS DISBURSING AGENT

      The Reorganized Debtor or SFG Holdings may be appointed as Disbursing Agent pursuant to the Confirmation Order to act in all such things as are required of the Disbursing Agent.

                   9.0 CONDITIONS PRECEDENT TO EFFECTIVE DATE

      The following are conditions  precedent to the occurrence of the Effective
Date:

9.1 EXECUTION OF DOCUMENTS.

      All documents necessary and appropriate to effectuate the Plan shall have been executed and delivered by all parties.

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9.2 CORPORATE ACTION.

      All corporate actions of Debtor and SFG Holdings shall be properly completed by the Effective Date.

                   10.0 CONDITIONS PRECEDENT TO DISTRIBUTIONS

10.1 DOCUMENTS OF EXCHANGE AND SURRENDER

      The Disbursing Agent may, as a condition to receipt of distributions of funds or stock, require a holder of a Claim to return and cancel instruments respecting such Claim.

10.2 UNCLAIMED FUNDS

      For a period of one (1) year from the Effective Date, the Disbursing Agent shall retain any distribution of funds or stock otherwise distributable hereunder which remains unclaimed or as to which the Disbursing Agent has not received documents required under Section 10.1 hereof. Thereafter, any unclaimed stock in Reorganized Debtor shall be canceled and any unclaimed funds resulting will be paid over to the Reorganized Debtor.

                     11.0 ALLOWANCE AND ESTIMATION OF CLAIMS

11.1 CATEGORIZATION OF CLAIMS.

      A Claim shall be an Allowed Claim, an Estimated Claim, a Reserved-For Claim, or a Disallowed Claim, based on the following provisions.

      11.1.1 ALLOWED CLAIMS .

      A Claim shall be an Allowed Claim only if, and to the extent, the Claim has been Timely Submitted, Allowable, and Determined, in accordance with the following:

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Timely submission.  A Claim shall be considered Timely Submitted if at least one of the following applies to such Claim:

      Listed. The Claim is listed on the Schedules, and is not included within a Proof of Claim, and is not listed as contingent, unliquidated, or disputed; Proof of Claim. The Claim is reflected in a Proof of Claim filed by the Bar Date applicable to such Claim;

      Otherwise Timely Submitted. The Claim has been determined, by Final Order of the Bankruptcy Court, to be timely filed;

      Informal Proof of Claim. The Claim has been determined, by Final Order of the Bankruptcy Court, to be the subject of a timely "informal Proof of Claim";

      No Proof of Claim Required. The Claim has been determined, by Final Order of the Bankruptcy Court, to be deemed timely submitted, without a Proof of Claim.

Allowable. A Claim shall be considered Allowable if at least one of the following applies to such Claim:

      No Objection. The Claim is Timely Submitted and is not the subject of a Timely Objection.

      Sustained Claim. The Claim has been allowed, after consideration of all Timely Objections, by Final Order of the Bankruptcy Court.

Determined. A Claim, and the amount thereof, shall be considered Determined if one of the following applies to such Claim:

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      No Objection.  The Claim is Timely Submitted and Allowable, and the amount thereof is not subject to a Timely Objection.

      Sustained Amount. The amount of the Claim has been determined, after consideration of all Timely Objections, by Final Order of the Bankruptcy Court.

      11.1.2 ESTIMATED CLAIMS.

      A Claim shall be an Estimated Claim if the Claim is not an Allowed Claim, and the Bankruptcy Court has entered a Final Order estimating the Claim for distribution purposes.

      11.1.3 DISALLOWED CLAIMS.

      A Claim shall be a Disallowed Claim if the Claim was not Timely Submitted, or has been disallowed by Final Order of the Bankruptcy Court.

      11.1.4 RESERVED-FOR CLAIMS .

      A Claim shall be a Reserved-For Claim if the Claim is not an Allowed Claim, an Estimated Claim, or a Disallowed Claim. Each Reserved-For Claim shall be considered, for purposes of establishing reserves therefor, to be in an amount equal to (i) the amount listed on the Schedules, if no proof of claim has been filed, or (ii) the amount listed on a proof of claim.

11.2 AGGREGATION OF MULTIPLE CLAIMS.

      Multiple proofs of claim within the same Class filed by one claimant, to the extent not duplicative, shall be aggregated and shall constitute a single Allowed Claim.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

11.3 OBJECTIONS AND BAR DATE FOR FILING OBJECTIONS

      Except as provided above, an objection to a Claim shall be a Timely Objection if filed with the Bankruptcy Court, and served upon the holder of such Claim pursuant to the Bankruptcy Code and Bankruptcy Rules, no later than ninety
(90) days after the Effective Date. The primary responsibility for objecting to claims shall be with the Reorganized Debtor.

11.4 SETTLEMENT OF CLAIMS

      Settlement of any objection to a Claim not exceeding $5,000 shall be permitted on the eleventh (11th) day after notice of the settlement has been provided to the Reorganized Debtor, and the Disbursing Agent, the settling party, and other persons specifically requesting such notice, and if on such date there is no written objection filed, such settlement shall be deemed approved. In the event of a written objection to the settlement, the settlement must be approved by the Bankruptcy Court on notice to the objecting party.

11.5 DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS.

      No distributions shall be made on account of a Disallowed Claim or a Reserved-For Claim.

11.6 PENALTIES AND FINES.

      Except as specifically provided by Final Order of the Bankruptcy Court, no distribution shall be made on account of, any fine, penalty, exemplary or punitive damages, late charges or other monetary charge relating to or arising from any default or breach by Debtor, and any claim on account thereof shall be treated hereunder as such and disallowed to the extent of such fine, penalty, exemplary or punitive damages, late charges or other default-related charge, whether or not an objection is filed to it.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

                       12.0 LEASES AND EXECUTORY CONTRACTS

      All leases and other executory contracts not assumed on or prior to the Effective Date shall be rejected as of the Effective Date, unless specific written notice of intent to assume is mailed or delivered to the lessor or other contracting party before the Effective Date. In the event of assumption, all pre-petition defaults will be cured on the Effective Date, or as soon thereafter as practicable.

                         13.0 RETENTION OF JURISDICTION

      The Bankruptcy Court will retain jurisdiction to insure that the purposes and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court will retain jurisdiction, until the Plan is fully consummated, for the following purposes:

      CLAIMS DETERMINATION. The classification, allowance, subordination and liquidation of the Claim of any creditor (including Administrative Claims) and the reexamination of Allowed Claims for purposes of determining acceptances at the time of Confirmation, and the determination of such objections as may be filed. The failure by the Trustee or the Reorganized Debtor to object to or to examine any Claim for the purpose of determining Plan acceptance, shall not be deemed to be a waiver of any right to object to or reexamine any Claim in whole or in part.

      ESTATE ASSETS. The determination of all questions and disputes regarding title to the assets of the Estate, and determination of all causes of action, controversies, disputes, or conflicts, known or unknown, whether or not subject to action pending as of the Confirmation Date, between Debtor and any other party, including but not limited to, Debtor's right to recover assets, avoid transfers, recover fraudulent transfers, offset claims, recover money or property from any party or return assets which were or are the property of the Estate pursuant to the provisions of the Bankruptcy Code.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

      EXECUTORY CONTRACTS. The determination of all matters relating to the assumption, assignment, or rejection of executory contracts and unexpired leases, including claims for damages from the rejection of any executory contract or unexpired lease within such time as the Bankruptcy Court may direct.

      UNLIQUIDATED CLAIMS. The liquidation or estimation of damages or the determination of the manner and time for such liquidation or estimation in connection with any contingent, disputed, or unliquidated Claims.

      PLAN  CORRECTIONS.  The  correction  of  any  defect,  the  curing  of any omission, or the reconciliation of any inconsistency in the Plan, the Confirmation Order, or any and all documents executed or to be executed in connection therewith, as may be necessary to carry out the purposes and the intent of the Plan, on such notice as the Bankruptcy Court shall determine to be appropriate.

      PLAN MODIFICATIONS. The modification of the Plan after Confirmation pursuant to the Bankruptcy Rules and the Bankruptcy Code.

      ADVERSARY PROCEEDINGS. The adjudication of all claims, controversies, contested matters or adversary proceedings arising out of any purchases, sales, agreements or obligations made or undertaken by and between Debtor and any third party during the pendency of the Reorganization Cases.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

      PLAN INTERPRETATION. The enforcement and interpretation of the terms and conditions of the Plan and the determination of all controversies and disputes that may arise in connection with the enforcement, interpretation or consummation of the Plan.

      DEADLINES. The shortening or extending, for cause, of the time fixed for doing any act or thing under the Plan, on such notice as the Bankruptcy Court shall determine to be appropriate.

      DISCHARGE INJUNCTIONS. The entry of any order, including injunctions, necessary to enforce the title, rights, and powers of the Reorganized Debtor, and to impose such limitations, restrictions, terms and conditions on such title, rights, and powers as the Bankruptcy Court may deem appropriate.

      CASE CLOSING. The entry of an order concluding and terminating these Reorganization Cases.

      ADDITIONAL MATTERS. The determination of such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

                          14.0 MODIFICATION OF THE PLAN

      In addition to the modification rights under ss. 1127 of the Bankruptcy Code, the Trustee may propose amendments to or modifications of this Plan at any time prior to entry of the Confirmation Order, with leave of the Bankruptcy Court, upon such notice as may be prescribed by the Court. After entry of the Confirmation Order, the Trustee may, with the approval of the Court, and so long as it does not materially or adversely affect the interest of creditors, cure any omission, correct any defect, or reconcile any inconsistencies in the Plan, the Confirmation Order, or any and all documents executed or to be executed in accordance therewith, in such manner as may be necessary to carry out the purposes and intent of this Plan.

                           15.0 EFFECT OF CONFIRMATION

15.1 DISCHARGE OF CLAIMS

      Except as otherwise provided in the Plan or the Confirmation Order, entry of the Confirmation Order acts as a discharge, effective as of the Effective Date, of any and all debts, obligations, liabilities and claims, whether contingent or otherwise, of Debtor that arose at any time before the Effective Date, including, but not limited to, all interests in the Debtor, and all principal and any and all interest accrued thereon, pursuant to ss. 1141(d)(1) of the Bankruptcy Code. The discharge of Debtor shall be effective as to each Claim, regardless of whether a proof of claim thereof was filed, whether or not the Claim is an Allowed Claim, or whether the holder thereof voted to accept the Plan.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

15.2 VESTING OF ASSETS.

      Except as otherwise provided in the Plan or the Confirmation Order, entry of the Confirmation Order shall vest in the Reorganized Debtor, as of the Effective Date, all assets acquired pursuant to this Plan, free and clear of all liens, claims and encumbrances.

                               16.0 MISCELLANEOUS

16.1 NOTICES

      All notices, requests, or demands for payment provided for in the Plan shall be in writing and shall be deemed to have been given to the Trustee when personally delivered by hand, or deposited in any general or branch post office of the United States Postal Service, or received by telecopy. Notices, requests and demands for payment shall be addressed and sent postage prepaid or delivered to:

                  Vern Schweigert
                  Biltmore Associates
                  1121 E. Missouri Street, Suite 100
                  Phoenix, Arizona 85014

                With copies to:

                  Osborn Maledon
                  Attn: Alan Meda
                  2929 N. Central Avenue, Suite 2100
                  Phoenix, Arizona 85012-2794
                  Email bkecf@omlaw.com

16.2 HEADINGS

      The headings used in the Plan are inserted for convenience only and shall not affect the interpretation of the Plan.

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

16.3 TIME OF THE ESSENCE

      Time is of the essence in the interpretation and enforcement of this Plan. Without limiting the generality of such statement, the rights provided hereunder are intended to expire immediately upon the expiration of the period provided for herein, and are intended not to be extended under ss. 362 or ss. 105 of the Bankruptcy Code for any reason.

16.4 CONFIRMATION WITHOUT ACCEPTANCE OF ALL CLASSES

      The Trustee will request the Bankruptcy Court to confirm the Plan notwithstanding the rejection of the Plan by an impaired Class, pursuant to the provisions of ss. 1129(b) of the Bankruptcy Code.

DATED this 30th day of October, 2001.

                                                 By /s/ Vern Schweigert
                                                   ----------------------------
                                                        Vern Schweigert, Trustee

OSBORN & MALEDON, P.A.

By /s/Alan M Meda
   -------------------------------------
      Alan M. Meda
      Osborn Maledon
      2929 N. Central Avenue, Suite 2100
      Phoenix, AZ 85012-2794

TRUSTEE'S PLAN OF REORGANIZATION                        Case No. 01-3105-ECF-RTB

                                    EXHIBIT 2
                             TO DISCLOSURE STATEMENT

                              DESCRIPTION OF CLAIMS
                           BEING RELEASED OR ASSIGNED

                                TABLE OF CONTENTS
                                -----------------

1     COLONIAL TRUST (SECURED) VERSUS ESTATE...................................1
    1.1    Determination of Secured Claim Status ..............................1
      1.1.1 Extent of Collateral ..............................................1
      1.1.2 Value of Collateral and Amount of Claim ...........................2
    1.2    Treatment in the Plan...............................................2
2     INVESTOR VERSUS ESTATE ..................................................2
    2.1    Contract Theories...................................................2
    2.2    Rescission Theories ................................................3
    2.3    Constructive Trust Theories ........................................3
      2.3.1 Constructive Trust Generally ......................................3
      2.3.2 Tracing and Multiple Constructive Trusts ..........................4
    2.4    Other Tort Theories.................................................5
    2.5    Applicable Legal Theory in Bankruptcy...............................5
    2.6    Treatment of Claims in Plan.........................................6
3     ESTATE VERSUS POTENTIAL DEFENDANTS ......................................6
    3.1    Claims Against Principals...........................................7
      3.1.1 Contract Claims Against Affiliates ................................7
      3.1.2 Affiliate Entity Alter Ego Claims..................................7
      3.1.3 Breach of Fiduciary Duty...........................................8
      3.1.4 Avoidance Actions .................................................8
        3.1.4.1 Fraudulent Transfers Generally.................................9
        3.1.4.2 Affiliate Transactions ........................................9
        3.1.4.3 October 1999 Stock Sale........................................9
        3.1.4.4 Preferential Transfers........................................10
     3.1.5 Constructive Trust Claims..........................................10
     3.1.6 Summary of Estate Claims Against Principals........................11
    3.2    Claims Against Other Potential Defendants..........................11
     3.2.1 Aiding and Abetting Breach of Fiduciary Duty ......................11
     3.2.2 Additional Claims..................................................13
    3.3    Treatment in Plan..................................................13
4     INVESTOR VERSUS POTENTIAL DEFENDANTS....................................13
    4.1    Claims Against Principals .........................................13
    4.2    Claims Against Harnden & Hamilton..................................13
    4.3    Claims Against Colonial Trust Company .............................13
    4.4    Claims Against First Financial Trust Company ......................13
    4.5    Summary of Claims Against Potential Defendants.....................13
    4.6    Treatment in Plan..................................................14
5     INVESTOR VERSUS INVESTOR................................................14
    5.1    Constructive Trust Claims..........................................14
    5.2    Treatment in Plan..................................................14
6 ESTATE VERSUS INVESTOR .....................................................15
    6.1    Fraudulent Transfer Analysis ......................................15
    6.2    Preferential Transfer Analysis ....................................15
    6.3    Treatment in Plan..................................................16

EXHIBIT 2 - DESCRIPTION OF CLAIMS

                              DESCRIPTION OF CLAIMS
                           BEING RELEASED OR ASSIGNED

      The Plan of Reorganization provides for the treatment of several groups of potential claims and causes of action all arising out of the business operations of Debtor prior to the Petition Date, and, particularly, the issuance of collateralized time certificates and fixed rate investment certificates. These groups of claims, and their treatment under the Plan, are as follows:

      1. COLONIAL (SECURED) VERSUS ESTATE CLAIMS, discussed in section 1 below.

      2. CREDITOR VERSUS ESTATE CLAIMS, discussed in section 2 below, beginning at page 2.

      3. ESTATE VERSUS POTENTIAL DEFENDANTS CLAIMS, discussed in section 3 below, beginning at page 6.

      4. INVESTOR VERSUS POTENTIAL DEFENDANTS CLAIMS discussed in section 4 below, beginning at page 13.

      5. INVESTOR VERSUS INVESTOR CLAIMS discussed in section 5 below, beginning at page 14.

      6.    ESTATE  VERSUS  INVESTOR  CLAIMS   discussed  in  section  6  below,
            beginning at page 15.

      The Disclosure Statement provides the factual basis for these claims. The following summary is intended to describe the various legal theories that are involved to assist creditors in evaluating the assignment and release provisions of the Plan. This summary is not intended as a complete description of all possible contentions of the various parties. Accordingly, each creditor is urged to consult with separate counsel regarding these claims and their treatment under the Plan.

1 COLONIAL TRUST (SECURED) VERSUS ESTATE.

      The Colonial Trust secured claim against the Estate is based upon Debtor's contractual obligation to pay amounts due under the collateralized time certificates and fixed rate investment certificates secured by a lien on property of the Estate granted pursuant to the various trust indentures issued in connection with certificate offerings from January 1995 through December 2000. Colonial Trust holds such claim, pursuant to the trust indentures, for the benefit of the certificate holders. Colonial Trust, in its individual capacity, may have additional claims against the Estate, for fraud, negligent misrepresentation, waste, contribution and indemnity, but these claims are not secured claims and are not included in this section.

      1.1 DETERMINATION OF SECURED CLAIM STATUS

      Section 506 of the Bankruptcy Code determines the allowability and amount of a "secured" claim. In general, the allowable amount of Colonial's secured claim is equal to the lesser of (i) the amount of the contractual claims of Debtor under the certificates and trust indentures, and (ii) the value of Colonial's interest in Debtor's interest in specific collateral securing the claim. The value of collateral is, ultimately, an issue to be determined by the Bankruptcy Court. The specific collateral to be considered is also, ultimately, an issue to be determined by the Bankruptcy Court based upon state law.

            1.1.1 EXTENT OF COLLATERAL.

    Pursuant to ss.544 of the Bankruptcy Code, Colonial Trust's lien is limited to those assets of Debtor that were identified in the grant of a security interest in the trust indenture, as to which the lien had been "perfected" against the claims of other creditors. The initial trust indentures described the covered assets as "consumer installment contracts" (or "chattel paper') and did not identify notes, receivables, or real estate as part of the collateral. Trust indentures after March 1997 included consumer installment contracts and other notes and accounts receivables, but did not include real estate. Trust indentures after October 1998 included installment contracts, notes and real estate owned by Debtor. Accordingly, a substantial portion of Debtor's assets are not included in the collateral securing obligations under the earlier indentures.

EXHIBIT 2 - DESCRIPTION OF CLAIMS

      Based upon the Trustee's initial investigation, the security interest for the indentures has not been perfected in a substantial portion of Debtor's assets. As of the Petition Date, Debtor's assets included a number of notes, or "instruments" as to which perfection may be obtained only by possession of the secured creditor. Debtor's assets also included real estate, as to which perfection may be obtained only by filing the lien in the local real estate records. Debtor's assets also included chattel paper owned by its subsidiary, as to which a separate recording would have been necessary. As a result of the foregoing, the Trustee's initial conclusions are as follows: The trust indentures are secured by a lien on a limited number of Debtor's consumer installment contracts to the extent specifically identified in Colonial's October 2000 UCC filing and still outstanding as of the Petition Date. The trust indentures are not secured by non-consumer notes or other instruments, Debtor's real estate, and the assets of Debtor's subsidiaries.

            1.1.2 VALUE OF COLLATERAL AND AMOUNT OF CLAIM.

      Colonial's secured claim is limited to the value of the consumer contracts covered by its perfected security interest. The Trustee has reviewed Debtor's consumer loan portfolio and estimates its value as of the Petition Date as less than $2 million.

      1.2 TREATMENT IN THE PLAN.

      The Plan provides that, on the Effective Date, the lien held by Colonial will be released and that Preferred Stock will be issued to a trust for the benefit of the Participating Creditors in exchange for such claim.

2 INVESTOR VERSUS ESTATE.

      Investor Versus Estate claims are claims and causes of action FRI Investors may assert against Debtor and its Estate, including "contract" claims based on the amounts due and owing on outstanding fixed rate certificates, claims for "rescission" based on securities law or other legal theories entitling the Investor to rescind the purchase of certificates, claims of "constructive trust," and other "tort" claims.

      2.1 CONTRACT THEORIES.

      An FRI Investor "contract" claim is a claim based upon Debtor's contractual obligation to pay principal and accrued interest on outstanding collateralized time certificates or fixed rate investment certificates. The amount of each contract claim, determined under state law, would be the amount of unpaid principal plus interest accrued at the interest rate specified in the certificate through the Petition Date. Pursuant to ss.502(b)(2) of the Bankruptcy Code, the Allowed Amount of any such claim would not include interest accruing after the Petition Date, but would include all principal amounts due regardless of maturity date. Application of these rules may produce anomalous results, as illustrated by the following hypothetical examples of three investors, each purchasing $50,000 certificates in March 2000:

            Investor A purchased a 5-year certificate providing for 13.95% interest and not maturing until March 2005. Investor A's claim would be $56,975 (consisting of $50,000 in unmatured principal and $6,975 in unmatured interest).

            Investor B re-invested the principal and interest of a $25,000 Jumbo certificate purchased in March 1995 by acquiring a 5-year certificate in March 2000. Investor B's claim would also be $56,975.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

            Investor C purchased a $50,000 1-year certificate in March 2000, which provided for interest at the rate of 7% per annum. Investor C's certificate matured immediately prior to the Petition Date. Investor C's claim would be $53,500 (consisting of $50,000 in unmatured principal and $3,500 in unmatured interest).

      2.2 RESCISSION THEORIES.

      FRI Investors may also assert claims against Debtor and the Estate seeking "rescission" of the Investor's purchase of fixed rate investment certificates. Rescission claims would be based upon federal or state securities laws violations or upon common law fraud. The amount of such a claim would be the amount paid by the Investor less any amounts received in payment of the obligation. Under rescission theory, the results of the hypothetical examples would be as follows:

            Investor A's rescission claim would be $50,000.

            Investor B's rescission claim would be $25,000.

            Investor C's rescission claim would be $50,000.

      Section 510(b) of the Bankruptcy Code provides that claims based upon a right to rescission of the purchase of a "securities" issued by Debtor are subject to subordination to other creditor claims of otherwise equal priority. A fixed rate investment certificate is a "security" under ss.101(49) of the Bankruptcy Code, and, thus, FRI Investor claims would appear to be subject to subordination to the claims of other creditors of Debtor, to the extent such claims are based upon this legal theory.

      2.3 CONSTRUCTIVE TRUST THEORIES.

      The Trustee anticipates that some investors may assert fraud and breach of fiduciary duty breaches against Debtor and also assert that Debtor's assets are held in "constructive trust" for the benefit of the claimant and other fraud victims. For the reasons stated in this section, the Trustee has concluded that any claims to specific Estate assets will not be allowable.

            2.3.1 CONSTRUCTIVE TRUST GENERALLY

      As a remedy for fraud, or to enforce fiduciary duties, courts are empowered to impose a constructive trust upon assets of a wrongdoer as a remedy for his victims. The "trust" is a judicial fiction, not created by agreement, but instead based upon a judicially created duty on the part of the wrongdoer to turn over to his victim the fruits of his misconduct, or the properties that the victim should have, in equity, received. FRI Investors may assert that Debtor's conduct supports the imposition of a constructive trust on assets acquired by Debtor with Investor funds. When we attempt to apply this equitable remedy, however, the problem arises as how to identify the specific assets to which a particular investor would be entitled.

      Initially, we consider whether a constructive trust could be imposed as a remedy for fraud. Each investor would be able to assert that Debtor was guilty of material misrepresentations and omissions in inducing that investor to invest funds. Under these circumstances, state law would likely (i) recognize a right in each investor to rescind the agreement as discussed above, and (ii) impose a constructive trust on the investor's funds in Debtor's possession, based upon Debtor's obligation, in equity, to return the funds. Unfortunately for almost all investors, their initial investments have long since been expended.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

      Once the right to a constructive trust arises, a court in equity determines to which assets the trust should apply. The general rules are as follows: (1) If the breaching fiduciary still holds the "beneficiary's" funds, equity will impose a duty on the fiduciary to return them to the beneficiary and will impose a constructive trust on those specific funds. (2) If the breaching fiduciary has improperly wasted the beneficiary's funds, equity will impose a duty to replace the funds and impose a trust on the fiduciary's own funds, applying an equitable fiction that a fiduciary is presumed to be innocent and therefore to have used its own funds, rather than trust funds, for the unauthorized purpose. (3) If the breaching fiduciary has used the beneficiary's funds to acquire property of value, equity will impose a duty on the fiduciary to invest the beneficiary's funds, and will impose a constructive trust on the property acquired by the fiduciary.

            2.3.2 TRACING AND MULTIPLE CONSTRUCTIVE TRUSTS

      If Debtor had breached its duties to only one investor, applying these general rules might result in the identification of specific assets upon which a constructive trust would arise in favor of that investor. These general rules become impossibly complex when we consider that Debtor would have breached the same duties to every investor and that each investor could seek to apply these rules. A few specifics will illustrate:

      Debtor was engaged, on a daily basis, in receivinq funds -- from investors and from consumer/borrowers -- and similarly and constantly engaged in disbursing those funds -- to investors, sellers of new contracts, affiliates of the Debtor's principals and vendors and employees. Each disbursement can be seen as an additional violation of the fiduciary duties of Debtor and justify tracing the funds into the hands of the recipient. With respect to each breach, the beneficiary is entitled to elect which remedy should be applied. In other words, each time Debtor breached its duty, the affected investor could choose to follow funds in Debtor's next investment or remain attached to Debtor's deposit account. An investor also could, as to each breach, simply waive the breach and accept Debtor's use of funds.

      If an investor elected to trace funds from his investment to valid accounts, this tracing would likely eventually lead to persons rightfully receiving the funds without knowledge of Debtor's misconduct. At this point, the investor's constructive title to traced accounts would be inferior to the interests of the innocent recipient of the funds because courts imposing constructive trusts universally agree that the tracing of trust fund assets ceases when the assets are transferred to a bona fide purchaser without notice of the trust.

      When a trust exists or is imposed on funds in a commingled account, the account is considered as an undivided mass. In determining whether withdrawals from that account were made from "trust funds" or non-trust funds, courts ignore the actual intent of the fiduciary who made the withdrawals, whether that intent is reflected in bookkeeping entries, statements of intent by the fiduciary, or any coincidental matching of the amount of deposits with the amount of withdrawals. Virtually all courts apply a conclusive presumption that non-trust funds are expended first for non-trust purposes. If non-trust funds are both deposited to and withdrawn from the commingled account, this presumption results in the "lowest daily balance" rule under which the amount of identifiable funds in the account subject to a constructive claim is limited to the lowest daily balance experienced during the period in which the constructive trust is imposed.

      Different rules apply when a commingled account contains funds held in trust for separate trusts, constructive or express. Several courts have adopted the "first-in-first-out" rule, concluding that the first victim's funds were spent first. Other courts have adopted a proportionate rule, presuming that each victim's funds were misused in proportion to their balance in the account as of the date of the misuse. Again, all courts ignore bookkeeping entries or other evidence of actual intent of the fiduciary. Many courts have concluded that applying these various tracing rules for the benefit of one victim but at the loss of another victim is, simply, not equitable, and, accordingly, treat all victims simply as general unsecured creditors of the constructive trustee. Clearly, in this case, such a ruling would be correct.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

      2.4 OTHER TORT THEORIES.

      FRI Investors may assert claims based upon legal theories of negligent misrepresentation, fraud, breach of fiduciary duty or similar claims based upon "tort" rather than "contract." These theories largely overlap with the "rescission" theories for recovery, but an FRI Investor might seek a different remedy, such as "lost profits." In general, tort theory claims would be limited to the amount lost by the FRI Investor and would not include recovery of interest. Accordingly, the amount of compensatory damage claims would be as follows in the above three examples:

      Investor A's tort claim would be $50,000. Investor B's tort claim would be $25,000. Investor C's tort claim would be $50,000.

      An FRI Investor might assert a larger claim based upon a "lost opportunity" theory. In such event, the claim may be augmented by the amount that each Investor demonstrates it would have received in an alternative investment of its funds, provided the Investor were able to demonstrate that its recovery in an alternative investment is not "speculative" in nature.

      An FRI Investor claim based upon "tort" legal theories might also include claims for punitive damages. However, under ss.726(a)(4) of the Bankruptcy Code, claims for punitive damages are treated, for bankruptcy distribution purposes, as subordinate to other, allowed claims. As a result, an FRI Investor's claim for punitive damages, even if "Allowed," would not result in an increase in such Investor's distributive share.

      2.5 APPLICABLE LEGAL THEORY IN BANKRUPTCY.

      Under  ordinary  circumstances,   the  amount  of  a  claim  allowable  in
bankruptcy proceedings is determined under applicable state law. Vanston Bondholders Protective Comm. v. Green, 329 U.S. 156, 161 (1946)(Black, J.)("What claims of creditors are valid and subsisting obligations against the bankruptcy at the time a petition in bankruptcy is filed is a question which, in the absence of overruling federal law, is to be determined by reference to state law.":); Butner v. United States, 440 U.S. 48, 54-55 (1979); BFP v. Resolution Trust Company, 511 U.S. 531 (1994). State law normally permits a claimant to elect between non-duplicative and alternative state law recovery amounts. Restatement (2d) of Contracts ss. 368.

      These rules may not apply in this case. Instead, the Estate or other creditors, in reliance upon a number of judicial decisions, may object to the allowance of Investor claims based upon state law "contract" theory, and contend that FRI Investor claims should be limited, as a matter of federal law, to the amount recoverable under the rescission theory. These decisions conclude that the federal bankruptcy policy of equitable distribution overrides state law and requires that distributions among investors in a common fund should be based upon each investor's net investment. In re Young Abrams v. EBY, 294 F.1, 7 (4th Cir. 1923):

      We have, then, a common enterprise, a common fund, contributed by all the customers, a manager common to all, his breach of trust common to all, losses common to all. It follows that all sums paid as profits to one adventurer from the common fund, when there was no profit, was an unjust enrichment of that adventurer from the fund belonging to all in common, sufficient to pay but a small dividend on the capital sums actually paid in. Equity therefore requires that he should account for all sums paid to him as profit before he can share with others in the application of the funds on hand to the debts due for sums actually paid in.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

This approach has been applied in the Ninth Circuit. In re Anguiano, 99 B.R. 436, 437 (9`h Cir BAP 1989)("The Ninth Circuit has recognized that equitable principles in a bankruptcy situation may sometimes override general notions of damages."). In In re Tedlock Cattle Co., 552 F.2d 1351 (9'h Cir. 1977), the trustee proposed to make distributions to investors in a chapter 7 case based upon their net investment, contrary to state law that would have permitted claims to include profits:

      Under California law, which is stipulated to govern these contracts, creditors are generally entitled to benefit-of-the-bargain damages. This comports with the principle of contract law that a defrauded party to a contract may either rescind the contract and sue for fraud, or affirm the contract and sue for damages. Indeed, the trustee does not dispute the state-law theory of damages.

Id. at 1352. Despite its conflict with state law, the Ninth Circuit approved this distribution approach:

      Here, the trustee argues that the payment of benefit-of-the-bargain damages would not be in accord with the equitable principles governing bankruptcy distributions. The trustee argues that purchasers should not be able to recover on a claim based on a profit that was never earned. For example, if an early investor got back his original investment but let his "profit" ride, the trustee would not allow him any recovery. The trustee argues that because such a claimant's original investment was repaid at the expense of later investors, a form of subrogation comes into being. The trustee also argues that the allowance of additional benefit-of-the-bargain damages based upon "false profits" would unfairly defeat the claims of investors who have as of yet received nothing.

Id. at 1353. Other courts are divided on the issue. Compare Commodity Futures Trading Commission v. Franklin, 652 F. Supp 163, 169 (W.D. Va. 1986)(approving receiver's distribution scheme providing that " the investors could retain their "profits" but would receive a pro rata share based on their initial investments minus the profit distribution, i.e., profits would be subtracted before determining the investor's pro rata shares) with In re Smith, 132 B.R. 73 43kcy. M.D. Fla. 1991)(rejecting net profits approach in determining amount of the allowed claim).

      2.6 TREATMENT OF CLAIMS IN PLAN.


      The Plan provides for the separate classification of FRI Investor claims, to the extent such claims are unsecured claims. (The Plan treats the secured portion of these claims as the secured claim of Colonial Trust, as discussed above). In recognition of the split in judicial treatment of such claims, the Plan provides that each FRI Investor may elect its treatment under the Plan. If an FRI Investor elects to be Participating Creditor, that Investor must also agree to accept distributions among all FRI Investors based upon "net investment." If an FRI Investor elects to be a Non-Participating Creditor, that Investor has not agreed on this distribution approach. However, the Trustee intends to object to all Non-Participating Creditors' claims based upon the authorities cited above.

3 ESTATE VERSUS POTENTIAL DEFENDANTS.

            Estate claims against Potential Defendants include claims that Debtor or the Estate may assert against the Potential Defendants (Damien and Susan Sinclair, Patrick Robarge, Clarence Stevens, Jr., Colonial Trust Company, First Financial Trust Company, Harnden & Hamilton, P.C., and their successors, assigns, officers, agents, employees, affiliates and subsidiaries). These claims include (i) contract claims, based upon promissory notes and receivables, (ii) tort claims, including breach of fiduciary duty, negligence, fraud, and waste,
(iii) claims based upon alter ego theories or similar theories intended to pierce the corporate veil of entities affiliated with the Potential Defendants, and (iv) avoidance claims based upon ss.ss.544-551 of the Bankruptcy Code.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

3.1      CLAIMS AGAINST PRINCIPALS.

      The Trustee believes that the Estate has numerous claims against Messrs. Robarge, Sinclair and Stevens, and their affiliates, based upon several overlapping theories.

            3.1.1 CONTRACT CLAIMS AGAINST AFFILIATES.

      The books and records of Debtor reflect the following note receivables from Affiliates of the Principals as of the Petition Date:

------------------------------------------------------------------------------------------------------
              OBLIGOR                           AFFILIATED PRINCIPAL              AMOUNT OWING
                                                                                 ON PETITION DATE
------------------------------------------------------------------------------------------------------
  P.R. Edge                           Patrick Robarge (100%)                                 472,349
------------------------------------------------------------------------------------------------------
  Spartan                             Patrick Robarge (100%)                               6,274,675
------------------------------------------------------------------------------------------------------
  Patrick J. Robarge                  Patrick Robarge (personal)                              33,031
------------------------------------------------------------------------------------------------------
  Canadian Finance Venture            Patrick Robarge (100%)                               7,683,814
------------------------------------------------------------------------------------------------------
  P.R. Edge Revolver Note             Patrick Robarge (100%)                                 863,196
------------------------------------------------------------------------------------------------------
  P.R. Edge                           Unremitted Collections                                 985,900
------------------------------------------------------------------------------------------------------
  Stevens Management                  Clarence Stevens (100%)                              4,437,423
------------------------------------------------------------------------------------------------------
  Stevens Management                  Clarence Stevens (100%)                              4,446,265
------------------------------------------------------------------------------------------------------
  Eagle Acceptance                    Clarence Stevens (100%)                              3,657,897
------------------------------------------------------------------------------------------------------
  Sinclair Management Services        Damien Sinclair (100%)                               6,274,675
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
  Total                                                                                   35,129,225
------------------------------------------------------------------------------------------------------

      To the Trustee's knowledge, the obligors do not dispute these balances but may contend that all or a portion of these obligations have not yet matured.

            3.1.2 AFFILIATE ENTITY ALTER EGO CLAIMS.

      The Trustee believes that the Estate may hold Messrs. Robarge, Stevens and Sinclair liable for the above-described claims against their respective affiliates based upon an "alter ego" theory. To establish a claim based upon "alter ego," Missouri law requires a showing of three factors: (1) "complete domination" and control of the corporation; (2) use of such control to commit a fraud or wrong, to violate a legal duty, or to accomplish a "dishonest or unjust act in contravention of plaintiffs legal rights"; and (3) damage or unjust loss to the plaintiff proximately caused by the use of such control. Collet v. American Nat. Stores, Inc., 708 S.W.2d 273, 283-84 (Mo. App. 1986). Missouri courts have held that "inadequate capitalization" of the corporation is strong evidence of the requisite dishonesty. 66, Inc. v. Crestwoor Commons Redevelopment Corp., 998 S.W.2d 32,41 (Mo. Sup. 1999)("'[I]inadequate capitalization' means assets that are very small in comparison to known risks associated with the planned corporate enterprise").

      The individual Potential Defendants may object to the Estate's efforts to "pierce the corporate veil" of their affiliated entities, based upon legal authorities holding that "inadequate capitalization" is not a sufficient basis, by itself, to support an alter ego, or corporate veil piercing theory.

      [A]bsent fraud, inadequate capitalization may or may not justify disregard of a corporate entity, depending on the nature and magnitude of the corporate undertaking. A corporate entity will not be disregarded in spite of a failure to follow corporate formalities strictly, where there is no showing that the separate legal identity of the corporation was used as a subterfuge or to justify a wrong.

18 AM. JUR.2D Corporations ss. 50 (1985).


EXHIBIT 2 - DESCRIPTION OF CLAIMS

      Individual Potential Defendants may also rely on authorities holding that, absent misrepresentation of the financial condition of the corporation, courts ordinarily refuse to pierce the corporate veil in contract-based cases for the benefit of plaintiffs that could have examined the financial condition of the corporation prior to transacting business with it. In re Vermont Toy Works, Inc., 135 B.R. 762 (D. Vt. 1993). In this connection, the Potential Defendants will likely contend that Debtor was fully aware of the financial condition of these entities since the officers and directors of Debtor were also the officers and directors of the affiliated corporations and were thus well-acquainted with their financial condition. See e.g. Real Estate Investors Four, Inc. --- ---- v. American Design Group, Inc., 26 S.W.3d 51 (Mo. App. 2001)(implying that "affirmative misrepresentation [or] failure to disclose facts" regarding the corporation's financial condition may be required under Missouri law to support an alter ego theory based on inadequate capitalization).

      The Trustee believes that these defenses to an alter ego approach will ultimately fail. While a corporation is normally charged with the knowledge of its officers, RESTATEMENT (2D) OF AGENCY ss. 272 (1958), this rule has no application when the officer/agent is acting adversely to the corporation and entirely for his own purposes. RESTATEMENT (2D) OF AGENCY ss. 282 (1958). Accordingly, Debtor should not be charged with its officers' knowledge of their affiliates' lack of financial substance and should be entitled to rely upon the representations made by these officers in Debtor's annual audited financial statements, which through December 31, 1999, contained the following:
"Management believes that all affiliate receivables are fully collectible."

                  3.1.3 BREACH OF FIDUCIARY DUTY.

      The Estate may also have claims against Messrs. Robarge, Sinclair and Stevens based upon breaches of fiduciary duty to Debtor. Under Missouri law, officers and directors of a corporation have fiduciary duties to the corporation. Inland Sec. Co. v. Estate of Kirshner, 382 F. Supp. 338 (N D. Mo.
1974). These fiduciary duties preclude self-dealing to the disadvantage of the corporation and "secret profits." The Trustee believes that the transactions giving rise to the affiliate obligations described in section 3.1 above, and that, accordingly, the Debtor's officers and directors should be held liable for any damages suffered by Debtor as a result of these transactions:

      While a breach of fiduciary duty gives rise to an action for an accounting if the fiduciary has profited from the breach, it also gives rise to non-equitable remedies, such as actions for damages for breach of contract or tort. If a corporation suffers losses to its corporate assets as a result of a director's or officer's breach of fiduciary duty, it can bring an action in tort to recover those damages. Where directors waste or misappropriate the funds or convert assets of a corporation in violation of their trust or lose them, a recovery at law may be had against the defaulting directors. An action for damages for breach of fiduciary duty does not depend on whether or not the officer or director realized a monetary profit. Zakibe v. Ahrens & McCarron, Inc., 28 S.W.3d 373, 283 (Mo. App. 2000).

      Because the Debtor's Principal's would likely be liable for these losses under alter ego theories, claims based upon breach of fiduciary duty may not result in additional recoveries against the Principals. As discussed below in section 3.2.1, beginning at page 11, the existence of fiduciary duty breaches may, however, impact the liability of other parties for aiding and abetting these breaches.

            3.1.4 AVOIDANCE ACTIONS.

      The Estate may also have claims against Messrs. Robarge, Sinclair and Stevens based upon fraudulent transfer theories under ss.ss. 544 through 551 of the Bankruptcy Code.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

                  3.1.4.1 Fraudulent Transfers Generally.

      Section 548 of the Bankruptcy Code authorizes a trustee, or other estate representative, to "avoid" a payment or transfer of assets by the debtor made within one (1) year of the bankruptcy filing under two circumstances: First, a transfer may be avoided if the Debtor made the transfer to hinder, delay or defraud one or more creditors. Second, a transfer may be avoided if the Debtor received less than "reasonably equivalent value" and was, at the time of the transfer, insolvent or undercapitalized. A transfer is "avoided" by voiding the effectiveness of the transfer and requiring a return of the assets transferred to the bankruptcy estate. Under ss. 550 of the Bankruptcy Code, the bankruptcy estate is entitled to recover the transfer from the recipient ("initial transferee") or from a subsequent transferee, unless the subsequent transferee received the assets for value and in good faith.

      Section 544 of the Bankruptcy Code authorizes a trustee, or other estate representative, to avoid a payment or transfer made before one (1) year of the bankruptcy filing if, under applicable state law, an unsecured creditor of the debtor would have been able to "void" the transfer. Section 544, thus, incorporates any state statute for the benefit of creditors, including state fraudulent transfer or fraudulent conveyance laws.

         Missouri has adopted the Uniform Fraudulent Transfer law, which permits a creditor to "void" a transfer under essentially the same circumstances as ss.
548. Under Missouri law, a creditor may reach back to void any transfer made within four (4) years from the commencement of an action. R.S. Mo. ss. 428.049. Accordingly, using ss.544(b) of the Bankruptcy Code, a trustee may seek to avoid a debtor's transfer made within four years of the filing of the bankruptcy proceedings if the transfer meets either standard described above.

                  3.1.4.2 Affiliate Transactions.

      The Trustee believes that the various transactions giving rise to the obligations of the Principals' affiliates referred to in section 3.1.1 satisfy the requirements of voidable transfers under ss.ss. 544 and 548. Application of fraudulent transfer laws to these transactions does not result in any additional recovery by the Estate, since the transferees are contractually obligated for at least the amount initially received by them.

                  3.1.4.3 October 1999 Stock Sale.

      Application of fraudulent transfer law does, however, result in an additional claim for the Estate when applied to the October 1999 stock purchase transaction, in which Mr. Sinclair sold Debtor 6,552,000 shares of its own common stock for an aggregate purchase price of $9,500,000. Mr. Sinclair simultaneously sold 3,338,000 shares to Mr. Stevens in exchange for his $5,000,000 promissory note. The Trustee believes that the stock sale also violated Missouri corporate law, which provides that "no .. . purchase [of the company's owns stock] shall be made out of stated capital unless the assets of the corporation remaining after such . . . purchase are sufficient to pay any debts of the corporation the payment of which has not been otherwise provided for." R.S.Mo. ss. 351.200. The Trustee's investigation indicates that Debtor was insolvent immediately prior to the stock transaction and was rendered more insolvent as a result of it.

      Regardless of the intention of the Debtor or the shareholder, corporate stock purchases are universally regarded as "fraudulent transfers" when the corporation is insolvent or in financial difficulty. This universal result is due, in part, to the fact that from the corporation's perspective, its own stock has virtually no value.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

      Stock redemptions arranged by shareholders who are corporate insiders have been avoided as actual fraudulent transfers. These redemptions have taken the following form: a financially troubled corporation with one or a few shareholders redeems all of its outstanding stock by issuing to the insider an interest-bearing note which is secured by a mortgage on the debtor's assets. In light of the fact that the value of capital stock to a corporation with only one or a few shareholders is, at best, questionable, such a redemption is a means by which the shareholders, in effect, use fictitious consideration in order to obtain payments from the debtor and a mortgage on the debtor's assets.

9C AM. JUR.2D Bankruptcy ss. 2090 (1985). See also In re Roco Corporation, 701. F2d. 978, 982 (1st Cir. 1983)(" We agree with the bankruptcy court that this stock was virtually worthless to Roco. Under generally accepted accounting principles this treasury stock would be reported on the balance sheet of Roco as a reduction of stockholders' equity, not as an asset. Treasury stock is clearly not an 'economic resource' of an entity. As the appellate panel noted, treasury stock is a form of shareholder distribution from which the corporation receives no assets. When a corporation purchases treasury stock it reduces its capitalization."[internal citations omitted)); Wieboldt Stores, Inc. v. Schottenstein, 94 B.R. 488, 505 (D. III. 1988); Stoubmos v. Kilimnik, 988 F.2d 949, 965 (9`h Cir. 1993).

      The Trustee's investigation indicates that, at the time of the stock transaction, Debtor was insolvent and was rendered more so by the transaction. Accordingly, the Trustee believes that the Estate is entitled to recover the purchase price of $9,500,000 from Mr. Sinclair or to recover the specific assets transferred to him, consisting of $5,000,000 in cash, $3,700,000 in consumer installment contracts, and $800,000 in a mortgage on Mr. Sinclair's real property.

                  3.1.4.4 Preferential Transfers.

      The Estate may have additional claims against Mr. Sinclair based upon ss. 547 of the Bankruptcy Code. Under this section, the trustee or other estate representative may recover a payment or transfer made by a debtor within the "preference period" if the payment or transfer was to a creditor, on account of an existing debt, while the debtor was insolvent, if such payment or transfer permits the creditor to receive more than it would have if a chapter 7 case were filed on the day of the transfer. The preference period is 90 days for non-insiders and 1 year for insiders.

      Debtor's books and records reflect that Mr. Sinclair received approximately $320,000 from Debtor in the one year prior to the bankruptcy filing, and these payments are reflected as payments on account of the promissory note given as part of the stock purchase price. The Trustee believes that these payments permitted Mr. Sinclair to receive more than he would have if the bankruptcy had commenced earlier and that none of the defenses specified in ss. 547 would be applicable.

            3.1.5 CONSTRUCTIVE TRUST CLAIMS.

      The Estate may also assert a claim of a constructive trust with respect to Mr. Sinclair's stock in Sinclair National Bank acquired with the $5,000,000 cash portion of the stock purchase price. Because, as discussed above, the stock purchase was a violation of Missouri corporate law, Mr. Sinclair's approval of the sale on behalf of Debtor was a violation of his fiduciary duties as the sole shareholder and a director of Debtor. As discussed above in section 2.3.1, beginning at page 3, a breach of fiduciary duty supports the imposition of a constructive trust on any assets wrongfully received by the fiduciary. Debtor would be entitled to "trace" these assets to Mr. Sinclair's stock in Sinclair National Bank and impose the constructive trust also on this stock. Applying this same approach, Debtor would also be entitled to rescind the transfer of the consumer loan portfolio transferred to the Sinclair's and impose a constructive trust on this portfolio. Finally, Debtor would also be entitled to rescind the cancellation of the mortgage on Sinclair's real property, and have the mortgage re-instated as a lien on the property.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

            3.1.6 SUMMARY OF ESTATE CLAIMS AGAINST PRINCIPALS.

      The Trustee has concluded that the Estate has valid claims against each of Debtor's principals -- Messrs. Robarge, Sinclair and Stevens -- in excess of $11 million, summarized as follows:

                              CLAIMS AGAINST PRINCIPALS OF DEBTOR

 ---------------------------------------------------------------------------------------------------------
                                      BASIS FOR PERSONAL
             CLAIM BASIS                   LIABILITY          SINCLAIR        ROBARGE         STEVENS
 ---------------------------------------------------------------------------------------------------------
 P.R. Edge Note                            Alter ego                               472,349
 ---------------------------------------------------------------------------------------------------------
 Sinclair Mgt/Spartan Note (1)             Alter ego            6,274,675        6,274,675
 ---------------------------------------------------------------------------------------------------------
 Patrick J. Robarge Mortgage              Personal Note                             33,031
 ---------------------------------------------------------------------------------------------------------
 Canadian Financial Venture Note           Alter ego                             7,683,814
 ---------------------------------------------------------------------------------------------------------
 P.R. Edge Revolver Note                   Alter ego                               863,196
 ---------------------------------------------------------------------------------------------------------
 P.R. Edge                                 Alter ego                               985,900
 ---------------------------------------------------------------------------------------------------------
 Stevens Management Note                   Alter ego                                            4,437,423
 ---------------------------------------------------------------------------------------------------------
 Stevens Management Note                   Alter ego                                            4,446,265
 ---------------------------------------------------------------------------------------------------------
 Stevens to Sinclair Note (2)             Personal Note                                         5,000,000
 ---------------------------------------------------------------------------------------------------------
 Stock Purchase Transaction            Fraudulent Transfer      9,500,000
 ---------------------------------------------------------------------------------------------------------
 Payments within one year                 Preferences             320,000
 ---------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------------------------------------------------
 Totals                                                        16,094,675       16,312,965     13,883,688
 ---------------------------------------------------------------------------------------------------------

      The Estate may have additional claims against these individuals and may be entitled to assert additional legal theories to recover these amounts. The Trustee believes that the claims described above already substantially exceed the ability of these individuals to pay and that additional claims would not result in any additional recoveries for the Estate.

      3.2 CLAIMS AGAINST OTHER POTENTIAL DEFENDANTS.

      The Estate may also have claims against the remaining Potential Defendants arising from their failure to perform services in a proper manner and the resulting assistance they provided the Principals in causing Debtor's financial demise.

            3.2.1 AIDING AND ABETTING BREACH OF FIDUCIARY DUTY.

      The Estate may reasonably argue that the audited financial statements issued by Harnden & Hamilton, and the actions of Colonial Trust and First Financial in connection with the offering of fixed rate investment certificates, facilitated the breaches of fiduciary duty committed by Debtor's principals, as discussed in section 3.1.3 hereof. Based upon this argument, the Estate may seek damages from these

----------
(1) Sinclair Management's note to Debtor was "assumed" by Spartan Finance Co. in May 2000. Both Sinclair Management and Spartan Finance remain liable on this note.

(2) In October 1999, Mr. Stevens executed this note payable to the Sinclair's as a portion of the purchase price for Debtor's stock. In May 2000, Mr. Sinclair assigned the note to Spartan Financial. Since Spartan Financial is indebted to Debtor, Debtor would be entitled to attach or garnish Mr. Sinclair's note to satisfy the obligation of Spartan.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

Potential Defendants for losses suffered on affiliate transactions based upon a theory of aiding and abetting a breach of fiduciary duty.

      The law with respect to aiding and abetting claims is unsettled in three significant respects. First, courts do not uniformly recognize a claim based upon aiding and abetting a fiduciary duty. Compare cases Wight v. BankAmerica Corporation, 219 F.3d 79 (2d Cir. 2000)(claim exists under New York law); Pasadena Unified School District v. Pasadena Federation of Teachers, 72 Cal. App. 3d 100, 140 Cal Rptr. 41 (Cal. Ct. App. 1977)(claims exists under California law); and Hashimoto v. Clark, 2001 U.S. Dist, Lexis 8549 (D, Ariz. March 2, 2001)(assumes claim exist under California law) with Munford v. Valuation Research Corp., 98 F.3d 604, 613 (11th Cir. 1996)(concludes no such claim exists under Georgia law).

      Assuming  that a claim  exists,  courts are not  uniform  in  stating  the requisites of such a claim. Hashimoto v. Clark, supra (requiring actual knowledge of the breach of fiduciary duty); Fidelity Funding of Calif., Inc., 79
F. Supp. 2d 110, 122 (E.D.N.Y. 1997) (a claim for aiding and abetting fraud requires plaintiff to plead facts showing "the existence of a fraud, defendant's knowledge of the fraud, and that the defendant provided substantial assistance to advance the fraud's commission); Whitney v. Citibank, N.A., 782 F.2d 1106, 1115 (2d Cir. 1986) ("The claimant must prove (1) a breach by a fiduciary of obligations to another, (2) that the defendant knowingly induced or participated in the breach, and (3) that the plaintiff suffered damages as a result of the breach); S & K Sales Co. v. Nike, Inc., 816 F.2d 843, 847-48 (2d Cir. 1987)
(same).

      Finally, courts are not uniform in determining who may bring an action based upon aiding and abetting a breach of corporate fiduciary duty. On the one hand, courts have suggested that creditors, and not the corporation, have standing to bring such actions. Shearson Lehman Hutton, Inc. v. Wagoner, 944 F.2d 114, 120 (2d Cir. 1991)("A claim against a third party for defrauding a corporation with the cooperation of management accrues to creditors, not to the guilty corporation."); In re The Mediators, 105 F.3d 822, 825 (2d Cir. 1997). Courts adopting this approach reason that the corporation is precluded from bringing the action because the knowledge of its participating officers and directors will be imputed to the corporation, thus vitiating any fraud or deception. In contrast, other courts have assumed that the corporation (or the bankruptcy trustee, on its behalf) may bring the action, Hashimoto v. Clark,supra. Other courts have recognized the general rule but applied an exception:

      Under New York law, the adverse interest exception rebuts the usual presumption that the acts and knowledge of an agent acting within the scope of employment are imputed to the principal. Under the exception, management misconduct will not be imputed to the corporation if the officer acted entirely in his own interests and adversely to the interests of the corporation. The theory is that "where an agent, though ostensibly acting in the business of the principal, is really committing a fraud for his own benefit, he is acting outside of the scope of his agency, and it would therefore be most unjust to charge the principal with knowledge of it." The adverse interest exception, however, is narrow and applies only when the agent has "totally abandoned" the principal's interests. Wight v. BankAmerica Corporation, supra at 86-87.

      Whether the corporation or only creditors may bring aiding and abetting actions has a profound impact in bankruptcy proceedings. If the corporation may not bring such an action, the trustee ordinarily has no authority to do so. Williams v. California 1St Bank, 850 F.2d 664, 667 (9th Cir. 1988); In re Lucas Dallas, Inc., 185 B.R. 801, 804 (9th Cir. BAP 1995)("bankruptcy trustees do not have standing to prosecute actions against third parties on behalf of creditors"). On the other hand, if the corporation may bring the action, only the trustee or other estate representative may do so and creditors may not. In re Van Dresser Corporation, 128 F.3d 945, 947 (6th Cir. 1997)("[I]f the debtor could have raised a state claim at the commencement of the bankruptcy case, then that claim is the exclusive property of the bankruptcy estate and cannot be asserted by a Creditor) An exception may exist if the trustee refuses


EXHIBIT 2 - DESCRIPTION OF CLAIMS
after demand to do so by creditor in which case creditor may bring claims on behalf of estate. In re Curry & Sorensen, Inc. 57 B.R. 824 (BAP 9th Cir. 1981).

            3.2.2 ADDITIONAL CLAIMS.

      The Estate may have additional claims against Hamilton & Harnden based upon negligence in their review of Debtor's financial statements. As discussed in the Disclosure Statement, the financial statements contained numerous departures from generally accepted accounting principles, failure to disclose and account for transactions with affiliates, and overstatements of the value of assets, particularly those relating to affiliate transactions. The Trustee believes that the resulting misstatement of Debtor's financial condition caused significant injury to the Debtor, in part, because Debtor continued to incur debt for fixed rate investment certificates at a time when Debtor had no realistic ability to pay its existing debt.

      3.3 TREATMENT IN PLAN.

      The Plan provides that the claims against the Potential Defendants discussed above will vest in the Reorganized Debtor for further investigation, prosecution and settlement. The Trustee has actively pursued settlement negotiations with the Potential Defendants and intends to finalize these negotiations and to seek Bankruptcy Court approval of settlement agreements with some or all of the Potential Defendants prior to the Effective Date of the Plan.

4 INVESTOR VERSUS POTENTIAL DEFENDANTS.

      4.1 CLAIMS AGAINST PRINCIPALS.

      Investors may have claims against Messrs. Robarge, Sinclair and Stevens based upon securities law violations, alter ego, negligent misrepresentation, fraud, and breach of fiduciary duty. The Trustee believes that substantially all of such claims are duplicative of claims that the trustee may assert as the Estate's representative and, as discussed in section 3.2.1 beginning at page 11, Investors may be precluded from pursuing these claims because the Estate has become the exclusive owner of them.

      4.2 CLAIMS AGAINST HARNDEN & HAMILTON.

      Investors may also have claims against Hamilton & Harnden for aiding and abetting breaches of fiduciary duty. These claims are also duplicative of the Estate's claims.

      4.3 CLAIMS AGAINST COLONIAL TRUST COMPANY.

      Investors may have similar claims against Colonial Trust and may also have claims based upon Colonial Trust's fiduciary obligations under the trust indenture. Claims based solely upon the trust indenture may, however, be subject to substantial defenses, since the indentures provided that Colonial was entitled to rely upon Debtor's representations regarding its financial condition and was also entitled to rely upon the audited financial statements and compliance certificates prepared and submitted by Harnden & Hamilton.

4.4 CLAIMS AGAINST FIRST FINANCIAL TRUST COMPANY.

      Investors may have similar claims against First Financial Trust Company and may also have claims based on the guaranty agreements executed by First Financial.

4.5 SUMMARY OF CLAIMS AGAINST POTENTIAL DEFENDANTS.

      Substantially ALL of the claims that Investors could assert against the Potential Defendants arise out of the same facts and circumstances as the claims the Estate may assert. Judicial decisions on whether the Estate or the creditors are entitled to pursue these claims are in conflict, and individual investor claims may be subject to defenses based upon the lack of standing of individual investors to assert "general creditor" claims. See Koch Refining v. Farmers Union Central Exchange, Inc., 831 F.2d 1339 (7th Cir. 1987)(only trustee could maintain the "general creditor claim" of alter ego); Kalb, Voorhis & Co. v. American Financial Corp., 8 F.3d 130 (2"d Cir. 1993) citing with approval St. Paul Fire and Marine Insurance Company v. Pepsico, Inc., 884 F.2d 688 (2d Cir.
1989); In re Folks, 211 B.R. 378, 387 (9`h Cir. BAP 1997):


EXHIBIT 2 - DESCRIPTION OF CLAIMS

      A cause of action is 'personal' if the claimant himself is harmed and no other claimant or creditor has an interest in the cause. A general claim exists "if the liability is to all creditors of the corporation without regard to the personal dealings between such officers and such creditors. If a claim is a general one, with no particularized injury arising from it, and if that claim could be brought by any creditor of the debtor, the trustee is the proper person to assert the claim, and the creditors are bound by the outcome of the trustee's action. [internal citations omitted]

      Investors may have claims based upon the guaranty agreement and the indenture that would be additional grounds for recovery against some of the Potential Defendants, but such additional claims are not likely to result in any greater recovery.

      4.6 TREATMENT IN PLAN.

      Under the Plan, each Investor is entitled to elect to be a Participating Creditor. If an Investor makes such election, any claims the Investor has against the Potential Defendants will be assigned to the Reorganized Debtor for investigation, prosecution and settlement along with any claims that the Estate may bring against the Potential Defendants. Any recovery on account of such claims - whether individual creditors or the Estate has standing to bring the claims -- will benefit the Reorganized Debtor and its shareholders, the Participating Creditors. Any Investor who elects to be a Non-Participating Creditor will not be required to assign that Investor's claims against the Potential Defendants and may bring such actions subject to the limitations and defenses described herein.

5 INVESTOR VERSUS INVESTOR.

      5.1 CONSTRUCTIVE TRUST CLAIMS.

      As discussed in the Disclosure Statement, the Trustee believes that Debtor's method of raising funds through the issuance of fixed rate investment certificates was impractically expensive and led, inevitably, to circumstances in which Debtor's ability to repay one Investor was wholly contingent upon raising additional funds from another Investor. Under such circumstances, an Investor who invested late in the process and received no recovery may contend that its funds were used, fraudulently, to repay another investor. Under principles of constructive trust, as discussed in section 2.3 at page 3 hereof, the losing Investor may seek to "trace" his funds into the hands of the repaid Investor and seek to recover his losses from that Investor. Such an action would likely be impossible because of the number of Investors that would have such claims and the difficulty of "tracing" funds from one investor to another.

      5.2 TREATMENT IN PLAN.

      The Plan provides that each Participating Creditor will assign its claims against all other Investors to the Reorganized Debtor. The Plan further provides that the Reorganized Debtor will release all of such claims against Participating Creditors and will be entitled to investigate, prosecute and settle such claims against Non-Participating Creditors.


EXHIBIT 2 - DESCRIPTION OF CLAIMS

6 ESTATE VERSUS INVESTOR.

      Under well-established precedents in the Ninth Circuit, the Estate would be entitled to recover payments made by Debtor to Investors based upon theories of fraudulent transfer (see discussion in section 3.1.4.1 at page 9) and preferential transfers (see discussion in section 3.1.4.4 at page 10). Judicial decisions have, however, applied these legal theories in differing ways.

      6.1 FRADULENT TRANSFER ANALYSIS

      While most courts have applied fraudulent transfer laws in similar circumstances,(3) at least three different approaches have surfaced in the reported decisions:

      EXCESS DISTRIBUTIONS. Almost all courts have permitted the estate representatives to recover "fraudulent transfers" from any investors whose aggregate distributions exceed their aggregate investment. In these cases, the courts conclude that the excess payments resulted in a transfer for less than "reasonably equivalent value."

      NET LOSER DISTRIBUTIONS. Courts are divided in their approach to avoidance claims when an investor has received distributions in an amount less than his total investment. In these cases, estate representatives have, with occasional success, argued the payments are recoverable based on the presence of the Ponzi scheme operator's "intent to defraud," and thus avoid the issue of reasonable equivalence. While the existence of a Ponzi scheme, by itself, may satisfy the requirements of insolvency and intent to defraud for "many courts, the efforts to collect from net losers most frequently fail based upon the good faith" of the investor victim.(5)

      POLICY ISSUES. A small number of courts have concluded that considerations of equity did not require the pursuit of preference and fraudulent transfer claims -- even when sustainable -- against innocent victims solely for the purpose of increasing the recovery of other innocent victims.(6) Some courts have refused to apply fraudulent transfer laws to innocent investor victims solely to achieve a more "equitable" distribution among all investors. These courts have suggested that, while the law of preferences is intended to achieve more equitable distribution, the purposes of fraudulent transfer laws are more limited, and intended to function solely on value given for value paid.'

      6.2 PREFERENTIAL TRANSFER ANALYSIS.

      Courts have uniformly found that distributions made to investors within the 90 days prior to the bankruptcy constitute preferential transfers, recoverable for the benefit of the bankruptcy estate. In so finding, courts have generally rejected the transferees' contentions that distributions were made in the ordinary course, and thus not avoidable under the "ordinary course" defense of ss. 547(c)(2). Many courts have applied an ipso facto approach to hold, as a matter of law, that an enterprise dependent upon future investors to pay prior investors is illegal and therefore has no ordinary course of business.(8)

----------
(3) One commentator has suggested that the principal source of distributions for the victims in such cases is recoveries from other victims. McDermott at 165-166.

(4) In re United Energy Corp., 944 F.2d 589 (9th Cir. 1991).

(5) Id. at 597 (distributions not recoverable from net losers);  compare Scholes
v.  Lehmann,  56 F.3d 750,757 (7th Cir.  1995),  See,  McDermott at 175, et seq.

(6) In re American Continental Corp., 142 B.R. 894 (D. Ariz. 1992).

(7) In re United Energy Corp., 944 F.2d at 596-97.

(8) Compare In re Independent  Clearing House Company, 77 B.R. 843, 874 (D. Utah
1987)(distributions to investors may constitute "ordinary course" under such circumstances) with In re M&L Bus. Mach. Co., 84 F.3d 1330, 1339-40) (no bright line test for "ordinary course"), and In re Bishop, Baldwin, Rewald, Dillingham & Wong, Inc., 819 F.2d 214, 126 (9th Cir. 1987)("Congress intended the ordinary course exception to be available only to legitimate businesses."), and Henderson
v. Buchanan, 985 F.2d 1021, 1025 (9th Cir. 1993) (holding that an enterprise dependent upon future investors to pay past investors is illegal and therefore has no ordinary course of business).


EXHIBIT 2 - DESCRIPTION OF CLAIMS

      6.3 TREATMENT IN PLAN.

      The Plan provides for the release of any avoidance actions against Participating Creditors and the prosecution of any such actions against Non-Participating Creditors. The Plan effectively accomplishes a re-distribution among Investors contemplated by the case law by providing for distributions to Participating Creditors on the basis of their "net investment."


EXHIBIT 2 - DESCRIPTION OF CLAIMS
                                       16

                                  EXHIBIT 3 TO
                              DISCLOSURE STATEMENT

                      IN THE UNITED STATES BANKRUPTCY COURT
                           FOR THE DISTRICT OF ARIZONA

In re:                           )   CASE NO.          01-03105-ECF-RTB
                                 )            ----------------------------------
                                 )
STEVENS FINANCIAL                )   BUSINESS AND INDUSTRY
    GROUP, INC,                  )   MONTHLY OPERATING REPORT
                                 )
                                 )   MONTH OF        Jun-01
                                 )            ----------------------------------
                                 )
                                 )   DATE PETITION FILED:    March 19, 2001
                                 )                        ----------------------
                      Debtor(s)  )
_________________________________)   TAX PAYER ID NO. 43-1647559

Nature of Debtor's Business:            Consumer Loan Finance Company
                                     -------------------------------------------

--------------------------------------------------------------------------------

                                                              Anticipated within
DATE DISCLOSURE STATEMENT:    FILED             TO BE FILED   exclusivity period
                                    -----------               ------------------

                                                              Anticipated within
DATE PLAN OF REORGANIZATION:  FILED             TO BE FILED   exclusivity period
                                    -----------               ------------------


            I CERTIFY UNDER PENALTY OR PERJURY THAT THE FOLLOWING MONTHLY OPERATING REPORT AND THE ACCOMPANYING ATTACHMENTS ARE TRUE AND CORRECT TO THE BEST OF MY KNOWLEDGE.

RESPONSIBLE PARTY:

 /s/Vern S. Schweigert                                        TRUSTEE
---------------------------------------------     ------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE                              TITLE

         VERN S. SCHWEIGERT                                  7/27/2001
---------------------------------------------     ------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                              DATE

PREPARER

 /s/Renee Jenkins                                  AUTHORIZED REPRESENTATIVE
---------------------------------------------     ------------------------------
ORIGINAL SIGNATURE OF PREPARER                                TITLE

         RENEE JENKINS                                      7/27/2001
---------------------------------------------     ------------------------------
PRINTED NAME OF PREPARER                                       DATE

     PERSON TO CONTACT REGARDING THIS REPORT:     RENEE JENKINS
                                                  ------------------------------

                                PHONE NUMBER:     (602)604-0878 OR (602)720-5983
                                                  ------------------------------

                                     ADDRESS:     1121 E. MISSOURI AVE STE 100
                                                  ------------------------------
                                                  PHOENIX, AZ 85014
                                                  ------------------------------
ORIGINAL OF REPORT IS FILED WITH THE COURT, COPY IS FILED WITH U.S. TRUSTEE'S OFICE BUSS-1 11/1/96

CASE NUMBER: 01-03105-ECF-RTB                              JUNE 2001
-----------------------------
STEVENS FINANCIAL GROUP, INC.
RECEIPTS AND DISBURSEMENTS

----------------------------------------------------------------------------------------------
                                  BANK ACCOUNTS
                                 B oF A -  NBA -  OPERATING   PETTY  DEALER  PAYROLL  TC
                                 OPER      OPER               CASH                   INTEREST
                              #3755504395         #1208150934      #12081509 #1208150926
                                                                                  #1108160482
----------------------------------------------------------------------------------------------
   CASH AND BANK BALANCE -        216,319   20,031  56,037    2,500  16,814    6,451 5,313
   BEGINNING OF MONTH

RECEIPTS
   CASH SALES
   ACCOUNTS                       218,758   38,944                      103
   RECEIVABLE-PREPETITION
   ACCOUNTS
   RECEIVABLE-POSTPETITION
   LOANS AND ADVANCES
   SALE OF ASSETS
   TRANSFERS IN FROM OTHER                 250,000            1,767
   ACCOUNTS
   CANADA RECEIPTS                100,000
   COBRA PAYMENTS
   MARKETING FEE INCOME
   REIMBURSED FOR EXPENSES FROM
   SNB
   OTHER (ATTACH LIST)
   INTEREST
    TOTAL RECEIPTS                318,758  288,944       -    1,767     103        -     -



 DISBURSEMENTS
   BUSINESS- ORDINARY OPERATIONS           (65,865)          (1,767)
   CAPITAL IMPROVEMENTS
   PRE-PETITION DEBT
   TRANSFERS TO OTHER DIP        (266,065) (96,144)
   ACCOUNTS
   BENEFITS                                (17,281)
   PAYMENTS TO SUSAN SINCLAIR
   OTHER (ATTACH LIST)
   PAYROLL & PAYROLL TAXES
   BANK FEES                         (391)     (50)
                                                                                       (15)
   REORGANIZATION EXPENSES:
    ATTORNEY FEES
    ACCOUNTANT FEES
    OTHER PROFESSIONAL FEES                (35,645)
    U.S. TRUSTEE QUARTERLY FEE
    COURT COSTS
   TOTAL DISBURSEMENTS           (266,455)(214,984)      -   (1,767)      -        -
                                                                                       (15)

   CASH AND BANK BALANCE - END
   OF MO                          268,622   93,991  56,037    2,500  16,917    6,451 5,298

                                             ------------------------------------------------------------------

                                              PAYROLL  PAYROLL  ESCROW 1  ESCROW 2  PAYROLL    WF        TOTAL
                                                                                            CLEARING
                                              BANK OF   NBA   #1108160474          #108620379
                                              AM                         #1108163511       #818942104
                                             ------------------------------------------------------------------

   CASH AND BANK BALANCE -                      100     1,544    2,528     2,528    2,000        -      332,165
   BEGINNING OF MONTH

RECEIPTS
   CASH SALES                                                                                                 -
   ACCOUNTS                                                                                             257,805
   RECEIVABLE-PREPETITION
   ACCOUNTS                                                                                                   -
   RECEIVABLE-POSTPETITION
   LOANS AND ADVANCES                                                                                         -
   SALE OF ASSETS                                                                                             -
   TRANSFERS IN FROM OTHER                            110,441                                           362,208
   ACCOUNTS
   CANADA RECEIPTS                                                                                      100,000
   COBRA PAYMENTS                                                                                             -
   MARKETING FEE INCOME                                                                      6,047       6,047
   REIMBURSED FOR EXPENSES FROM                                                                               -
   SNB
   OTHER (ATTACH LIST)                                                                                        -
   INTEREST                                                          7         7                             14
    TOTAL RECEIPTS                                -                  7         7        -    6,047      726,074
                                                      110,441


 DISBURSEMENTS
   BUSINESS- ORDINARY OPERATIONS                                                                        (67,632)
   CAPITAL IMPROVEMENTS                                                                                       -
   PRE-PETITION DEBT                                                                                          -
   TRANSFERS TO OTHER DIP                                                                              (362,208)
   ACCOUNTS
   BENEFITS                                                                                             (17,281)
   PAYMENTS TO SUSAN SINCLAIR                                                                                 -
   OTHER (ATTACH LIST)                                                                                        -
   PAYROLL & PAYROLL TAXES                           (105,468)                                         (105,468)
   BANK FEES                                    (28)                                                       (484)

   REORGANIZATION EXPENSES:                                                                                   -
    ATTORNEY FEES                                                                                             -
    ACCOUNTANT FEES                                                                                           -
    OTHER PROFESSIONAL FEES                                                                             (35,645)
    U.S. TRUSTEE QUARTERLY FEE                                                                                -
    COURT COSTS                                                                                               -
   TOTAL DISBURSEMENTS                          (28) (105,468)       -         -        -        -     (588,718)


   CASH AND BANK BALANCE - END
   OF MO                                         72     6,517    2,535     2,535    2,000    6,047      469,521


 DISBURSEMENTS FOR
  CALCULATING QUARTERLY FEES:
   TOTAL DISBURSEMENTS FROM ABOVE                                                                      (588,718)
    LESS: TRANSFERS OUT TO OTHER DIP ACCOUNTS                                                           362,208
  PLUS: ESTATE DISBURSEMENTS MADE BY OUTSIDE SOURCES (i.e. PAYMENTS FROM ESCROW OR 2-PARTY CHECKS)
   TOTAL DISBURSEMENTS FOR CALCULATING QUARTERLY FEES:                                                 (226,509)

STEVENS FINANCIAL GROUP, INC. 01-03105-ECF-RTB
COMPARATIVE BALANCE SHEET

ASSETS                                                              June 30, 2001      May 31, 2001
                                                                    -------------      -------------

     Cash                                                              469,521.98         332,163.97
    Restricted Cash                                                  1,177,893.09       4,653,144.80
                                                                    -------------      -------------
Total Cash                                                           1,647,415.07       4,985,308.77

Accounts Receivable - Related Parties                                  869,461.28         985,900.00

Accrued Interest - Finance Receivables                                 302,153.18         308,806.65

Accrued Interest - Notes Receivable                                            --       2,778,254.53

Accrued Interest - Intercompany Receivables                                    --                 --

Prepaid Expenses and Other Assets                                      140,771.33          67,924.38
      Finance Receivables
                                                                    18,896,830.59      18,555,965.63
      Allowance for Credit Loss                                    (15,388,867.85)       (349,317.57)
                                                                    -------------      -------------
Net Finance Receivables                                              3,507,962.74      18,206,648.06

      Finance Receivables - Security for Notes Payable               1,723,387.41
      Allowance for Credit Loss                                       (886,141.88)
                                                                    -------------      -------------
Net Finance Receivables - Encumbered                                   837,245.53

Notes Receivable - Related Parties                                     657,612.16      18,445,890.01
                                                                    -------------      -------------
Total Current Assets                                                 7,962,621.29      45,778,732.40
Total Fixed Assets Net of Amortization
                                                                     4,501,765.32      10,781,642.17
Other Long Term Assets
      Misc Notes Receivable
                                                                       700,712.56         761,038.56
      Investment in Affiliates - Sinclair Credit Group, Inc.         3,241,570.72       3,425,409.94
      Deferred Offering Costs                                          908,053.76
                                                                    -------------      -------------
Total Other Long Term Assets                                         3,942,283.28       5,094,502.26
Other Assets
      Acquisition Intangibles                                                  --      17,352,730.40
      Accum Amort - Intangibles                                                --      (1,127,927.39)
 Total Other Assets                                                            --      16,224,803.01
                                                                    -------------      -------------
TOTAL ASSETS                                                        16,406,669.89      77,879,679.84
                                                                    =============      =============


                                       3.a

STEVENS FINANCIAL GROUP, INC. 01-03105-ECF-RTB
COMPARATIVE BALANCE SHEET

 LIABILITIES & EQUITY                                          June 30, 2001      May 31, 2001
                                                               -------------      -------------
Liabilities Not Subject to Compromise
    Accounts Payable - Post Petition                              113,532.30          92,455.74
    Accrued Expenses - Post Petition                              708,041.65          23,375.69
    Interest Costs - Financings                                    75,443.51           8,947.28
    Interest Costs - Mortgage                                      59,616.29           8,628.08
    Notes Payable - Mortgage                                    1,619,270.42       1,619,270.42
    Note Payable - Financings                                   1,928,400.73       1,928,631.62
                                                               -------------      -------------
Total Liabilities Not Subject to Compromise                     4,504,304.90       3,681,308.83

Liabilities Subject to Compromise
    Accounts Payable and Accrued Expense - Pre Petition           622,976.52        581,800.55
    Time Certificates Payable                                  64,536,291.85      64,524,654.94
    Time Certificate Interest Payable                          14,262,308.46      14,881,059.51
                                                               -------------      -------------
Total Liabilities Subject to Compromise                        79,421,576.83      79,987,515.00
                                                               -------------      -------------
Total Liabilities                                              83,925,881.73      83,668,823.83
                                                               -------------      -------------
                                                               (3,836,674.40)     (3,836,674.40)
 PrePetition Owner's Equity
 PostPetition Profit (Loss)                                   (63,682,537.44)     (1,952,469.59)
                                                               -------------      -------------
TOTAL LIABILITIES & EQUITY                                     16,406,669.89      77,879,679.84
                                                               =============      =============

(A) Consolidated results presented here include Stevens Management Services, Inc. which has not filed Chapter 11. Not included herein is Sinclair Credit Group, Inc., the wholly owned Canadian subsidiary.

(B) These amounts represent the most accurate amounts available as of the statement date.


                                       3.b

STEVENS FINANCIAL GROUP, INC.  01-03105-ECF-RTB
STATEMENT OF OPERATIONS
JUNE 30, 2001

                                           Month Ended          Year Ended
                                           June 30, 2001        June 30. 2001
                                           -------------      -------------
INCOME

Gross Revenues                             (2,401,308.47)     (1,950,163.58)

Cost of Goods Sold
    Interest Expense                         (477,323.93)        464,508.04
    Servicing Fees                              8,703.45        (145,460.55)
    Bad Debt Expense                       16,331,583.84      16,584,536.54
                                           -------------      -------------
Total Cost of Goods Sold                   15,862,963.36      16,903,584.03
                                           -------------      -------------
Gross Profit                              (18,264,271.83)    (18,853,747.61)
                                           -------------      -------------

EXPENSES

    Officers/Insiders Salaries                 23,125.00          77,903.99
    Wage/Salary - Clerical                     10,875.28         155,498.72
    Wage/Salary - Administrative                   --            229,572.46
    Prof Fees - Trustee Fees                      150.56          10,733.13
    Employee Benefits - Other                     772.19           1,468.74
    FICA Employers Expense                     61,760.87          88,357.32
    Medicare Employers Expense                  1,417.94           7,638.09
    FUTA Eexpense                                 135.51           1,223.61
    SUTA Expense                                  304.93           4,753.52
    Workmens Comp                                 384.75           1,416.06
    Health & Welfare Benefits                  11,426.92          69,199.12
                                           -------------      -------------
Total Payroll / Benefits                      110,353.95         647,764.76

General /Administrative Expenses
    Storage Rent                                1,425.00           4,723.55
    Insurance Exp -Liab                           204.80           1,398.57
    Insurance Exp -Genliab                        706.25           2,381.66
    Insurance - Collateral                    (17,697.45)             --
    Advertising -Newspaper                                         1,578.96
    Advertising - Other                        (2,343.53)            917.22
    Professional Fees- Sfc Auto Rec               438.26           1,922.69
    Collecting And Servicing Legal              2,373.89          10,656.99
    Casual Labor                                   --                165.00
    Prof Fees - Legal                          84,158.37         135,097.37
    Prof Fees - Credit Rpt                        496.68           1,026.54
    Prof Fees - Accounting                         --                775.00
    Professional Fees- Series 10                7,154.77          31,388.67
    Prof Fee -Re Loan Comm                         14.56              63.88
    Prof Fees-Series Nine                      13,076.73          58,873.61
    Prof Fee -Collect Sery - Other             16,666.66          25,872.62
    Professional Fee - Misc                     2,202.14          16,123.23
    Prof Fee - Consulting                      51,180.20         145,532.80
    Property Tax Expense                       23,476.37          25,993.97
    Licenses & Permits                            889.52           3,197.80
    Taxes - Other                                  29.89           1,245.60
    Telephone -Regular Svc                      3,057.87          11,060.92
    Telephone - Long Dist                       2,279.58           3,154.19
    Telephone - Mobile                            490.78           1,923.72
    Telephone -Paging Sys                         286.85
    Travel - Tickets                            6,320.29
    Travel - Rooms                              2,837.01           6,401.03


                                       3.c

STEVENS FINANCIAL GROUP, INC. 01-03105-ECF-RTB
STATEMENT OF OPERATIONS
JUNE 30, 2001

                                                                      Month Ended        Year Ended
                                                                     June 30, 2001     June 30, 2001
                                                                 --------------------------------------
    Travel -Meals                                                          839.30            1, 502.29
    Travel - Misc Auto                                                      90.00             1,504.17
    Travel -Mileage                                                        475.23             1,029.85
    Supplies - Computer                                                    285.33               358.12
    Supplies - Admin                                                    (5,998.17)           (4,405.71)
    Supplies - Operational                                                 158.39            (1,462.27)
    Postage -Us Mail                                                     2,003.90             3,632.48
    Postage Federal Exp                                                 (6,949.59)           (5,853.33)
                                                                 --------------------------------------
Total General / Administrative Expenses                                184,022.74           494,388.33

Other Expenses
    Repo Expense                                                         1,425.00             3,301.63
    Electricity                                                          6,780.62            11,968.16
    Refuse Collection                                                       76.83               416.08
    Leased Equipment                                                    (7,346.79)            3,794.85
    Beverages                                                              649.01               963.12
    Dues & Subscriptions                                                  (285.74)            1,181.95
    Subscriptions & Supplies -Legal                                       (450.27)
    Consulting Expense                                                                      (40,651.74)
    Repairs & Maint - Bldg                                               3,131.67             5,281.44
    Repairs & Maint -Equip                                                (303.50)              378.38
    Repairs & Maint - Auto                                                                       (0.87)
    Bank Charges                                                           482.66               994.76
    Misc Expense                                                           (20.65)              (65.41)
    SNB Other Expenses                                                   5,000.00            (6,046.53)
                                                                 --------------------------------------
Other Expenses                                                           9,138.84           (18,484.18)

Reorganization Costs
 Trustee Fees                                                           81,803.28            81,803.28
 U.S. Trustee Fees                                                       3,750.00             3,750.00
 Accounting Fees                                                       173,990.14           173,990.14
 Attorney Fees                                                         417,000.00           417,000.00
 Investor Relation Fees                                                  5,392.91             5,392.91
 Misc Fees                                                               6,550.00             6,550.00
                                                                 --------------------------------------
Total Reorganization Costs                                             688,486.33           688,486.33

Depreciation/Amortization                                              147,391.78           690,232.21
                                                                 --------------------------------------
Total Expense                                                        1,139,393.64         2,502,387.45
                                                                 --------------------------------------
NET ORDINARY INCOME BEFORE INCOME TAXES                            (19,403,665.47)      (21,356,135.06)
                                                                 --------------------------------------

 Non Recurring Items (A)                                           (42,326,402.38)      (42,326,402.38)
                                                                 --------------------------------------
NET INCOME BEFORE INCOME TAXES                                     (61,730,067.85)      (63,682,537.44)
                                                                 ======================================

 (A) Detail of Non-Recurring Items since filing date:
      Loss on sale of house held for resale                             45,586.00            45,586.00
      Loss on sale of contracts to Stevens Funding Corp                 83,839.22            83,839.22
      Loss on land and building (adjustment to appraised value)      2,620,863.66         2,620,863.66


                                       3.d

STEVENS FINANCIAL GROUP, INC. 01-03105-ECF-RTB
STATEMENT OF OPERATIONS JUNE 30, 2001

                                                                      Month Ended         Year Ended
                                                                     June 30, 2001      June 30, 2001
                                                                 ---------------------------------------
     Loss of restricted cash held by First Financial Trust Co.       1,485,361.17         1,485,361.17
     Loss on intangibles                                            18,646,476.26        18,646,476.26
     Loss on intercompany receivables                                 7,181757.87         7,181,757.87
     Loss on notes receivables                                      4.887 798 66          4,887,798.66
     Loss on loan system writedown                                   3,006,364.72         3,006,364.72
     Loss of Deferred Offering Costs                                   868,355.12           868,355.12
     Loss on reversal of CFV transaction                             3,500,000.00         3,500,000.00
                                                                 ---------------------------------------
                                                                    42,326,402.68        42,326,402.68
                                                                 ----------------------


                                       3.e

         Total
       Since Filinq


         (1,950,163.58)


            464,508.04
           (145,460.55)
         16,584,536.54
         -------------

         16,903,584.03

        (18,853,747.61)



             77,903.99
            155,498.72
            229,572.46
             10,733.13
              1,468.74
             88,357.32
              7,638.09
              1,223.61
              4,753.52
              1,416.06
             69,199.12
             ---------

            647,764.76


              4,723.55
              1,398.57
              2,381.66

              1,578.96
                917.22
              1,922.69
             10,656.99
                165.00
            135,097.37
              1,026.54
                775.00
             31,388.67
                 63.88
             58,873.61
             25,872.62
             16,123.23
            145,532.80
             25,993.97
              3,197.80
              1,245.60
             10,060.92
              3,154.19
              1,923.72

                286.85
              6,320.29
              6,401.03

                Total
           Since Filinq
     ----------------------
              1,502.29
              1,504.17
              1,029.85
                358.12
             (4,405.71)
             (1,462.27)
              3,632.48
             (5,853.33)
        ---------------
            494,388.33

              3,301.63
             11,968.16
                416.08
              3,794.85
                963.12
              1,181.95
                     -
            (40,651.74)
              5,281.44
               378.38
                (0.87)
                994.76
                (65.41)
             (6,046.53)
        ---------------
            (18,484.18)


             81,803.28
              3,750.00
            173,990.14
            417,000.00
              5,392.91
              6,550.00
        ---------------
            688,486.33

            690,232.21

          2,502,387.45
          ------------

        (21,356,135.06)
        ---------------


        (42,326,402.38)
        ---------------

        (63,682,537.44)



             45,586.00
             83,839.22
          2,620,863.66

        Total
    Since Filinq
    ---------------
    1,485,361.17
   18,646,476.26
    7,181,757.87
    4,887,798.66
    3,006,364.72
      868,355.12
    3,500,000.00
----------------
   42,326,402.68

STEVENS FINANCIAL GROUP, INC. 01-03105-ECF-RTB
STATUS OF ASSETS
JUNE 30, 2001

FINANCE RECEIVABLES AGING
As of June 30, 2001

                                       0-30              31-60                 61+           Total
-----------------------------------------------------------------------------------------------------------
Finance Receivables             3,070,422.16         619,241.82        16,930,554.02          20,620,218.00
   Less Reserve for Bad Debt                                                                 (16,275,009.73)
-----------------------------------------------------------------------------------------------------------
Net Finance Receivables                                                                        4,345,208.27
-----------------------------------------------------------------------------------------------------------

DUE FROM INSIDERS - INTERCOMPANY
As of June 30, 2001

                                                      Principal        Accrued Interest       Total Due
-----------------------------------------------------------------------------------------------------------
Accounts Receivables - Related Parties
  Sinclair National Bank AIR                          26,511.28                   -             26,511.28
  Damian Sinclair AIR                                350,000.00                   -            350,000.00
  PR Edge A/R                                        492,950.00                   -            492,950.00
                                                 ----------------------------------------------------------
                                                     869,461.28                   -            869,461.28
                                                 ----------------------------------------------------------
Notes Receivable - Related Parties
  Damian Sinclair/Sinclair National Bank             150,000.00                   -            150,000.00
  Edge Financial Note Receivable                     215,000.00                   -            215,000.00
  PR Edge Credit Line (Revolver)                     292,612.16                   -            292,612.16
                                                 ----------------------------------------------------------
                                                     657,612.16                   -            657,612.16
                                                 ----------------------------------------------------------
Investments in Affiliates
--------------------------------------------------
  Due to/(from) Sinclair Credit Group              2,645,513.31          596,057.41          3,241,570.72
                                                 ----------------------------------------------------------
                                                   2,645,513.31          596,057.41          3,241,570.72
                                                 ----------------------------------------------------------

                                                 ----------------------------------------------------------
Total Due from Insiders and Affiliates             4,172,586.75          596,057.41          4,768,644.16
===========================================================================================================

STEVENS FINANCIAL GROUP, INC.
FIXED ASSETS
JUNE 30, 2001

                                           CASE NUMBER 01-03105-ECF-RTB

                                             SCHEDULED                             DELETIONS /           CURRENT
                FIXED ASSETS                   AMOUNT          ADDITIONS           WriteDowns             AMOUNT

LAND                                        2,198,000.00                         -1,273,000.00           925,000.00

BUILDINGS/PLANT                             4,622,938.98                0                 0.00         4,622,938.98
ACCUM DEPR                                   -200,075.32                0        -1,347,863.66        -1,547,938.98
                                         --------------------------------------------------------------------------
NET BUILDINGS                               4,422,863.66             0.00        -1,347,863.66         3,075,000.00

EQUIPMENT                                     630,807.73                0                 0.00           630,807.73
ACCUM DEPR                                   -157,864.37                0                 0.00          -157,864.37
                                         --------------------------------------------------------------------------
NET EQUIPMENT                                 472,943.36                0                 0.00           472,943.36

AUTOSNEHICLES                                  43,780.00                0                 0.00            43,780.00
ACCUM DEPR                                    -14,958.04                0                 0.00           -14,958.04
                                         --------------------------------------------------------------------------
NET AUTOS                                      28,821.96                0                 0.00            28,821.96

  Total                                     7,122,628.98             0.00        -2,620,863.66         4,501,765.32
                                         ==========================================================================


Deletions shown above are for write down to lower of cost or market the land and buildings included in the Scheduled Amount column.

---------------------------------
(CASE NUMBER: 01-01-03105-ECF-RTB
----- -------
---------------------------------
STEVENS FINANCIAL GROUP, INC. JUNE 2001

                                   STATUS OF LIABILITIES AND SENSITIVE PAYMENTS

-----------------------------------------------------------------------------------------------------------------
   POSTPETITION
UNPAID OBLIGATIONS
                                  -------------------------------------------------------------------------------
                                            TOTAL          0-30             31-60          61-90           91+
-----------------------------------------------------------------------------------------------------------------
   ACCOUNTS PAYABLE (6A)               113,532.30      100,104.75       13,374.48           53.07
   TAXES PAYABLE                        21,416.32       21,416.32
   NOTES PAYABLE                              -
   PROFESSIONAL FEES                          -
   SECURED DEBT                               -
   ACCR. PROPERTY TAXES                 17,156.01       17,156.01
   ACCR. EXPENSES (6B)                 669,469.32      569,469.32      100,000.00
TOTAL POST-PETITION
LIABILITIES                            821,573.95      708,146.40      113,374.48           53.07              0

            * DEBTORS MUST ATTACH AN AGED LISTING OF ACCOUNTS PAYABLE


--------------------------------------------------------------------------------
    PAYMENTS TO INSIDERS AND PROFESSIONALS
--------------------------------------------------------------------------------

OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID TO INSIDERS (RELATIVES OF THE DEBTORS OR PERSONS IN CONTROL) AND TO PROFESSIONALS (ATTORNEYS, ACCOUNTANTS, ETC.) FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF COMPENSATION PAID (e.g., SALARY, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE, TRAVEL, ETC.). ATTACH ADDITIONAL SHEETS IF NECESSARY.

--------------------------------------------------------------------------------
                                    INSIDERS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                 REASON FOR       AMOUNT PAID    TOTAL PAID
    NAME                                         PAYMENT          THIS MONTH     TO DATE
--------------------------------------------------------------------------------------------------
    Clarence W. Stevens, Jr.                     Payroll/Contract       16,059.50      75,719.15
    Patrick J. Robarge                           Payroll/Contract        9,571.20      35,617.57
    Scott Pope                                   Payroll                     -         13,182.44

    TOTAL PAYMENTS TO INSIDERS                                          25,630.70     124,519.16

--------------------------------------------------------------------------------
                                  PROFESSIONALS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                  DATE OF COURT                                                  TOTAL
                                  ORDER                                                          INCURRED
       NAME                       AUTHORIZING    AMOUNT           AMOUNT         TOTAL PAID      & UNPAID
                                  PAYMENT        APPROVED         PAID           TO DATE
-----------------------------------------------------------------------------------------------------------------
 BILTMORE&ASSOCIATES                                                   21,012.80       31,595.37       58,101.48
 RENEE JENKINS                                                                                         23,990.14
 DEACY & DEACY                                                                                         10,000.00
 STOLAR PARTNERSHIP-BANK                                                                                5,000.00
 STOLAR PARTNERSHIP-ABS                                                                                10,000.00
 OSBORN MALEDON                                                                                       146,000.00
 PLASTER & MOON                                                                                        66,000.00
 MCA                                                                                                  150,000.00
 QUARLES & BRADY                                                                                      200,000.00

    TOTAL                                  0.00              0.00      21,012.80       31,595.37      669,091.62

STEVENS FINANCIAL GROUP, INC.            Case # 01-03105-ECF-RTB
ACCOUNTS PAYABLE AGING REPORT
AS OF JUNE 30, 2001

Vendor ID / Name
                                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
ALLTEL
Vendor Total                                   136.22        235.64                        -            -          371.86

                                                36.63%       63.37%         0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                    371.86

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
AMERICAN CREDIT COUNSELORS
Vendor Total                                     4.05         10.65                        -            -           14.70

                                                27.55%       72.45%         0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     14.70

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
BETTER BUSINESS BUREAU
Vendor Total                                      -          350.00                        -            -          350.00
                                                 0.00%      100.00%         0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                    350.00

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
BURNS, O'GORMAN, BLACK & WEYLAND
Vendor Total                                    538.80     1,425.31                        -            -        1,964.11
                                                27.43%       72.57%         0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                  1,964.11

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
CCCS
Vendor Total                                      -           36.04         22.50        15.99                      74.53
                                                 0.00%       48.36%        30.19%       21.45%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     74.53

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
CHRISTIAN FINANCIAL ADVISORS
Vendor Total                                      -             -            4.35          -                         4.35
                                                 0.00%        0.00%       100.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                      4.35

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
CITY UTILITIES
Vendor Total                                 2,595.31                                    -                     2,595.31
                                               100.00%        0.00%         0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                  2,595.31

Vendor ID / Name                               Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
CREDIT COUNSELORS
Vendor Total                                    10.35         -                         10.35                      20.70
                                                50.00%        0.00%         0.00%       50.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     20.70

Vendor ID / Name                              Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
CSC
Vendor Total                                      -                        419.05          -                       419.05
                                                 0.00%        0.00%       100.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                    419.05

Vendor ID / Name                              Current       1 - 30       31 - 60      61 to 90      Over 90      Balance
DEACY & DEACY
Vendor Total                                      -             -        4,192.86          -            -        4,192.86
                                                 0.00%        0.00%       100.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                  4,192.86


                                       6-a

STEVENS FINANCIAL GROUP, INC.            Case # 01-03105-ECF-RTB
ACCOUNTS PAYABLE AGING REPORT
AS OF JUNE 30, 2001

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
DEBT FREE
Vendor Total                                      -             5.70         5.70                       -           11.40
                                                 0.00%        50.00%       50.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     11.40

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
DEPT OF ASSESSMENTS MARYLAND
Vendor Total                                      -           100.00                       -            -          100.00
                                                                             -
                                                 0.00%       100.00%        0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                    100.00

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
DEPT OF STATE FLORIDA
Vendor Total                                      -           550.00                       -            -          550.00
                                                 0.00%       100.00%        0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                    550.00

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
DUQUESNE LIGHT
Vendor Total                                    21.21         20.43        24.12          -            -           65.76
                                                32.25%        31.07%       36.68%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     65.76

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
GE CAPITAL
Vendor Total                                    908.84        597.43                       -            -        1,506.27
                                                60.34%        39.66%        0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                  1,506.27

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
GENUS CREDIT MGMT
Vendor Total                                      -             -           18.75          -            -           18.75
                                                 0.00%         0.00%      100.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     18.75

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
HARNDEN & HAMILTON
Vendor Total                                      -             -          775.00          -            -          775.00
                                                 0.00%         0.00%      100.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                    775.00

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
KELLEY BLUE BOOK USED CAR
Vendor Total                                     54.00          -                          -            -           54.00
                                               100.00%         0.00%        0.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                     54.00

Vendor ID / Name                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
LEONARD FELKNER ALTFELD
Vendor Total                                      -             -            7.00          -            -            7.00
                                                 0.00%         0.00%      100.00%        0.00%         0.00%
                                                                                                               ----------
Net Balance Due                                                                                                      7.00
Vendor ID / Name
                                            Current          1 -30        31 - 60      61 to 90      Over 90      Balance
MCA FINANCIAL GROUP, LTD
Vendor Total                                      -             -        7,857.48          -                     7,857.48


                                       6-a

STEVENS FINANCIAL GROUP, INC.            Case # 01-03105-ECF-RTB
ACCOUNTS PAYABLE AGING REPORT
AS OF JUNE 30, 2001



                                            0.00%         0.00%           100.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                              7,857.48
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
MISSISSIPPI SECR OF STATE
Vendor Total                                 -             -           25.00          -                         25.00
                                            0.00%         0.00%      100.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                                 25.00
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
MONEY MGMT INTL
Vendor Total                                22.86                      22.67        26.73           -           72.26
                                           31.64%         0.00%       31.37%       36.99%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                                 72.26
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
RENEE JENKINS
Vendor Total                            23,990.14                                                           23,990.14
                                          100.00%         0.00%        0.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                             23,990.14
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
RICK TEMPLE
Vendor Total                                 1.88
                                                                                                                 1.88
                                          100.00%         0.00%        0.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                                  1.88
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
STATE OF LOUISIANA
Vendor Total                                             125.00
                                                                                                               125.00
                                            0.00%       100.00%        0.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                                125.00
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
STATE OF MICHIGAN
Vendor Total                                              15.00                                                 15.00
                                            0.00%       100.00%        0.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                                 15.00
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
STOLAR PARTNERSHIP
Vendor Total                            66,842.21          -                                        -       66,842.21
                                          100.00%         0.00%        0.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                             66,842.21
Vendor ID / Name
                                       Current       1 -30        31- 60       61 to 90       Over 90     Balance
WEST GROUP
Vendor Total                             1,507.68
                                                                                                             1,507.68
                                          100.00%         0.00%        0.00%        0.00%         0.00%
                                                                                                          -----------
Net Balance Due                                                                                              1,507.68
                                    ---------------------------------------------------------------------------------
Report Total                            96,633.55     3,471.20     13,374.48        53.07           -      113,532.30
                                           85.12%         3.06%       11.78%        0.05%         0.00%

Additional miscellaneous postings after month end for March                                                        -
charges
                                                                                                                   -
Less Open Credits

Net Balance Due
                                                                                                          -----------
                                                                                                           113,532.30
                                                                                                          ===========

                                      6-a

STEVENS FINANCIAL GROUP, INC.            Case # 01-03105-ECF-RTB
ACCOUNTS PAYABLE AGING REPORT AS OF JUNE 30, 2001

            * Includes professional fees of -

STEVENS FINANCIAL GROUP, INC.     Case # 01-03105-ECF-RTB
Accrued Expenses
AS OF JUNE 30, 2001

                                          Current      1 - 30      31 - 60   61 to 90  Over 90    Balance     Total

Deacy &Deacy                             10,000.00
Stolar Partnership - Banking              5,000.00
matter
Stolar Partnership - ABS matter          14,000.00    14,000.00
Osbom Maledon                            70,000.00    76,000.00
Polaster & Moon                          33,000.00    33,000.00
MCA                                                  150,000.00
Quarles & Brady                                      100,000.00   100,000.00
Biltmore Associates                      36,843.48    21,258.00
US Trustee Fee                            3,750.00
Accrued Real Estate escrow amounts        1,849.85
Accrued Use Tax                             767.99

 Total                                  175,211.32   394,258.00   100,000.00   0.00     0.00       0.00     669,469.32


                                       6b

STEVENS FINANCIAL GROUP,
INC. JUNE 2001
CASE STATUS
--------------------------------------------------------------
'CASE NUMBER: 01-03105-ECF-RTB
--------------------------------------------------------------

       CURRENT NUMBER OF EMPLOYEES:                          28


                                  QUESTIONNAIRE

------------------------------------------------------------------------------------------------------------
BUSINESS ENTITY                                                                YES           NO
------------------------------------------------------------------------------------------------------------
                HAVE ANY FUNDS  BEEN  DISBURSED  FROM ANY  ACCOUNT
                OTHER THAN A DEBTOR IN POSSESSION ACCOUNT?                     |X|
------------------------------------------------------------------------------------------------------------
                ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR
                LOANS) DUE FROM RELATED PARTIES?                                             |X|
------------------------------------------------------------------------------------------------------------
                ARE ANY WAGE PAYMENTS PAST DUE?                                              |X|
------------------------------------------------------------------------------------------------------------
                ARE ANY U.S. TRUSTEE QUARTERLY FEES DELINQUENT?                              |X|
------------------------------------------------------------------------------------------------------------
                IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES," PROVIDE A
                DETAILED EXPLANATION OF EACH ITEM. ATTACH ADDITIONAL SHEETS IF
                NECESSARY.
                RECEIVED  COURT  APPROVAL TO CONTINUE USE OF  PRE-PETITION  BANK ACCOUNTS PENDING THE
                SETUP OF NEW ACCOUNTS.
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


                WHAT STEPS HAVE BEEN TAKEN TO REMEDY ANY OF THE PROBLEMS THAT BROUGHT ABOUT THE CHAPTER
                  11 FILING? IN PROCESS

                  IN PROCESS
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


               LIST ANY MATTERS THAT ARE DELAYING THE FILING OF A PLAN OF REORGANIZATION.
                  NONE
------------------------------------------------------------------------------------------------------------



INSURANCE

-------------------------------------------------------------------------------------------------------------------
                                                                           NEXT            PREY
    CARRIER        POLICY TYPE         POLICY #             TERM           DUE             PREM
-------------------------------------------------------------------------------------------------------------------
BlueChoice      Health               00HS0189-0000        6/00-6/01       8/1/2001         $18,207         Monthly
-------------------------------------------------------------------------------------------------------------------
Alliance        Health               311334-000-8         6/00-6/01       8/1/2001            $711         Monthly
BlueCross
-------------------------------------------------------------------------------------------------------------------
The Guardian    Dental               00338834             3/01-3/02       8/1/2001          $1,550         Monthly
-------------------------------------------------------------------------------------------------------------------
State Farm      Auto                 W21-8314-B17-25      2/17-8/17      8/17/2001            $494     Semi-Annual
Insurance
-------------------------------------------------------------------------------------------------------------------
State Farm      Workers Comp         95-M1-2334-5F        4/15-4/15      4/15/2002          $3,883          Annual
Insurance
-------------------------------------------------------------------------------------------------------------------
State Farm      Auto                 T72-5969-E02-42A      5/2-11/2      11/2/2001            $385     Semi-Annual
Insurance
-------------------------------------------------------------------------------------------------------------------
                Commercial
State Farm      Liability            95-EA-9575-5F        5/30-5/30      5/30/2002          $1,232          Annual
Insurance       Umbrella
-------------------------------------------------------------------------------------------------------------------
State Farm      Business Office      95-EA-8846-9F        5/30-5/30      5/30/2002          $6,162          Annual
Insurance
-------------------------------------------------------------------------------------------------------------------

STEVENS FINANCIAL GROUP, INC. Petty Cash
Disbursement Analysis Case Number:
01-03105-ECF-RTB


CASH DISBURSEMENTS

    Date               Payee                           Purpose             Amount     Transfers
----------------------------------------------------------------------------------------------------
 5/15/2001  State Farm Ins.            Bond - Sherrie Duncan                50.00
  6/8/2001  MO Secretary of State      Notary Fee - Sherrie Duncan          25.00
 6/14/2001  Staples                    File Boxes                           39.30
 6/20/2001  SEGO                       Boiler Maintenance                  150.00
  6/4/2001  Goodcents                  Lunch                                 5.00
 6/25/2001  Papa Johns                 Lunch                                87.73
 6/26/2001  Steak Out                  Lunch                                 6.70
 6/26/2001  Steak Out                  Lunch                                45.37
 6/13/2001  Big Fat Burritos           Lunch                                13.00
 6/12/2001  Steak Out                  Lunch                                30.00
 6/12/2001  Coke                       Beverages                            43.98
 5/29/2001  Coke                       Beverages                            87.95
 5/16/2001  Git-n-Go                   Miscellaneous Auto                   12.75
 6/20/2001  Albertsons Express         Miscellaneous Auto                   12.00
 6/28/2001  Jiffy Lube                 Miscellaneous Auto                   56.65
 6/26/2001  Wal-Mart                   Reorg Costs- Investors                9.56
 6/25/2001  Wal-Mart                   Supplies - Operating                 18.97
 6/26/2001  Staples                    Reorg Costs- Investors               33.05
 6/25/2001  G & M Office               Reorg Costs- Investors               88.98
 5/23/2001  Staples                    Supplies - Operating                127.68
  6/4/2001  Wal-Mart                   Supplies - Operating                 59.84
 5/18/2001  Harper Lock & Key          Maintenance                          39.83
 5/17/2001  Wal-Mart                   Supplies - Operating                 64.21
 5/16/2001  The Office Place           Supplies - Operating                 13.58
  6/6/2001  Wal-Mart                   Supplies - Operating                 15.33
 6/19/2001  Staples                    Supplies - Operating                 53.19
 6/20/2001  Wal-Mart                   Supplies - Operating                 36.44
  6/8/2001  Sams Club                  Supplies - Operating                162.97
 6/30/2001  Postage                    Postage                              (7.15)
  6/6/2001  Postage                    Postage                              (1.72)
 6/14/2001  Airborne                   Postage                              24.32
 6/14/2001  Airborne                   Postage                              24.32
  6/4/2001  Airborne                   Postage                              24.32
 5/30/2001  Airborne                   Postage                              24.32
  6/5/2001  Airborne                   Postage                              24.32
 6/19/2001  Airborne                   Postage                              24.32
 6/28/2001  Fed Ex                     Postage                              19.12
  6/6/2001  Airborne                   Postage                              24.32
 6/27/2001  Fed Ex                     Postage                              23.54
  6/7/2001  Fed Ex                     Postage                              15.48
 5/15/2001  Fed Ex                     Postage                              20.16
 5/18/2001  Fed Ex                     Postage                              47.98
 5/23/2001  Fed Ex                     Postage                              23.54
  6/4/2001  Fed Ex                     Postage                              18.08
  6/5/2001  Airborne                   Postage                              24.32
 5/15/2001  Airborne                   Postage                              24.32
                                                                      --------------------
            Total Cash Disbursements                                     1,766.97       --
                                                                      --------------------
BANK DISBURSEMENTS

            Total Bank Disbursements (see attached Schedules)          224,741.50
                                                                      ------------
            Total Disbursements for May 2001                           226,508.47
                                                                      ============

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    JUNE 2001
                          CASE NUMBER: 01-03105-ECF-RTB
                               ACCOUNT 3755504395

     DATE         NUM                   NAME                 PURPOSE          AMOUNT         TRANSFER
-------------------------------------------------------------------------------------------------------

  06/29/2001                          BANK FEES           SERVICE CHARGE          390.66
                                                                              -------------------------
                                                                                  390.66          0.00
                                                                              -------------------------


TOTAL                                                                             390.66          0.00
                                                                              =========================

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    JUNE 2001
                          CASE NUMBER: 01-03105-ECF-RTB
                               ACCOUNT 0040030108

   DATE        NUM             NAME                              PURPOSE                         AMOUNT         TRANSFER
------------------------------------------------------------------------------------------------------------------------
06/01/2001   1093       ACORDIA                                BOND FOR TRUSTEE                 -2,689.00
06/04/2001   1094       JERRY FENSTERMAKER                     REIMBURSE FOR EXPENSES             -311.54
06/04/2001   1095       THE VALUATION GROUP, INC.              RETAINER FOR APPRAISAL           -1,750.00
06/04/2001              Transfer Money                                                                         -5,000.00
06/05/2001   1096       ROBERTS & ASSOCIATES, INC.             APPRAISAL                        -1,450.00
06/05/2001   1097       USPS                                   POSTAGE                          -2,000.00
06/13/2001   1098       JERRY FENSTERMAKER                     REIMBURSE FOR EXPENSES             -126.48
06/13/2001   1099       PATRICK ROBARGE                        CONSULTING 6/1-6/15              -4,785.60
06/13/2001   1100       CLARENCE STEVENS                       CONSULTING 6/1-6/15              -8,029.75
06/14/2001   1101       OZARK MOUNTAIN LAWN CARE               LAWN CARE                        -1,200.00
06/14/2001   1102       HOGAN LAND TITLE                       FILE NO 0106190                    -150.00
06/15/2001              Transfer Money                                                                        -33,670.57
06/19/2001   1103       MIDWEST FIBRE SALES CORPORATION        APRIL - JUNE 2001                   -45.00
06/19/2001   1104       WCA WASTE SYSTEMS, INC.                TRASH SERVICE                      -121.83
06/19/2001   1105       THYSSENKRUPP ELEVATOR                  ELEVATOR                           -129.50
06/19/2001   1106       SPRINGFIELD UNDERGROUND, INC.          RENT                             -1,320.00
06/19/2001   1107       SOUTHWESTERN BELL                      TELEPHONE                        -3,057.87
06/19/2001   1109       PITNEY BOWES                           REPAIRS                             -14.50
06/19/2001   1110       MISSOURI DEPT OF PUBLIC SAFETY         REPAIRS                             -90.00
06/19/2001   1111       INTERSTATE RECOVERY & TOWING INC.      REPO FEE                            -75.00
06/19/2001   1112       JIM HARRISON                           REIMBURSE FOR EXPENSES             -228.57
06/19/2001   1113       EL LAGO MHC                            RENT                               -255.00
06/19/2001   1114       COUNTRY HOMES VILLAGE COMMUNITY L      RENT                               -825.00
06/19/2001   1115       CITY UTILITIES                         UTILITIES                        -4,185.31
06/19/2001   1116       ATLAS SECURITY SERVICE, INC.           SECURITY
                                                                                                   -42.00
06/19/2001   1117       ALLIANCE BLUE CROSS BLUE SHIELD        BENEFITS                           -772.19
06/19/2001   1118       AMBER VILLAGE MANUFACTURED HOME C      RENT                               -210.00
06/19/2001   1119       AT&T WIRELESS SERVICES                 TELEPHONE                          -371.11
06/19/2001   1120       OZARKS COCA-COLA/DR PEPPER BOTTLIN     BEVERAGES                          -233.91
06/19/2001   1121       HARPER LOCK & KEY SERVICE              REPAIRS                              -2.81
06/19/2001   1122       PBCC                                   EQUIPMENT RENT
                                                                                                  -211.63
06/19/2001   1123       JUDITH M. VAN ROSSUM                   CONSULTING                       -5,926.05
06/19/2001   1124       BILTMORE ASSOCIATES                    TRUSTEE EXPENSES                -14,541.09
06/19/2001   1125       STATE FARM INSURANCE COMPANIES         INSURANCE                          -484.08
06/19/2001   1126       TROY ABATE                             REFUND OVERPAYMENT                   -8.43
06/19/2001   1127       MARTIN AVALOS                          REFUND OVERPAYMENT                  -26.67
06/19/2001   1128       TREMAYNE BUCKNER                       REFUND OVERPAYMENT
                                                                                                   -10.58
06/19/2001   1129       KIM CANNON                             REFUND OVERPAYMENT                   -1.28
06/19/2001   1130       ALEIANDRO COSBY                        REFUND OVERPAYMENT                   -0.84
06/19/2001   1131       GERALD WRIGHT                          REFUND OVERPAYMENT                   -9.19
06/19/2001   1132       ABELINA SOSA                           REFUND OVERPAYMENT                  -35.57
06/19/2001   1133       FRANCISCO RODRIQUEZ                    REFUND OVERPAYMENT                  -17.64
06/19/2001   1134       JOHN RILEY                             REFUND OVERPAYMENT                   -3.42
06/19/2001   1135       MARVIN KINSER                          REFUND OVERPAYMENT                   -9.92
06/19/2001   1136       FRANKIE HIGGINS                        REFUND OVERPAYMENT                 -123.61
06/19/2001   1137       STEPHANIE GABINET                      REFUND OVERPAYMENT                   -1.01
06/19/2001   1138       DAVID GUTIERREZ                        REFUND OVERPAYMENT                  -14.21
06/19/2001                                                     Funds Transfer
                                                                                                              -13,374.76


                                      8-b

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    JUNE 2001
                          CASE NUMBER: 01-03105-ECF-RTB
                               ACCOUNT 0040030108

  DATE         NUM             NAME                                   PURPOSE                   AMOUNT         TRANSFER
------------------------------------------------------------------------------------------------------------------------
06/21/2001   1139       JERRY FENSTERMAKER                     REIMBURSE FOR EXPENSES            -295.33
06/21/2001   1140       HOLIDAY INN UNIVERSITY PLAZA           INVESTOR RELATIONS              -3,577.56
06/21/2001   1141       PREMIER VIDEO PRODUCTIONS              INVESTOR RELATIONS              -1,392.58
06/21/2001   TXFR       PAYROLL                                                                                -4,016.62
06/26/2001   1142       BURNS INTERNATIONAL SECURITY SERVI     INVESTOR RELATIONS                -180.00
06/26/2001   1143       BILTMORE ASSOCIATES                    TRUSTEE EXPENSES                -6,471.71
06/26/2001   1144       CLARENCE STEVENS                       CONSULTING 6/1-6/15             -8,029.75
06/26/2001   1145       PATRICK ROBARGE                        CONSULTING 6/1-6/15             -4,785.60
06/26/2001   1146       REYNOLDS, RIDINGS, VOGT & MORGAN       COLLECTIONS FEES                  -232.50
06/26/2001   1147       FIRST DATA SOLUTIONS                   CREDIT SERVICE                     -68.61
06/26/2001   1148       SPRINT                                 TELEPHONE                       -2,271.94
06/26/2001   1149       SPRINT                                 TELEPHONE                           -7.64
06/26/2001   1150       THYSSENKRUPP ELEVATOR                  ELECATOR SAFETY TEST              -389.00
06/26/2001   1151       CDW COMPUTER CENTERS, INC.             COMPUTER SUPPLIES                 -212.73
06/26/2001   1152       MISSOURI DEPT OF REVENUE               REPO TITLES                        -60.00
06/26/2001   1153       THE GUARDIAN                           BENEFITS                          -102.25
06/26/2001   1154       BLUE CHOICE                            BENEFITS                       -18,214.51
06/26/2001   1155       HOLIDAY INN UNIVERSITY PLAZA           INVESTOR RELATIONS                -242.77
06/26/2001   1156       THE VALUATION GROUP, INC.              APPRAISAL                       -1,750.00
06/26/2001   1157       OZARKS COCA-COLA/DR PEPPER BOTTLIN     BEVERAGES                         -219.88
06/26/2001                                                     BANK FEES                          -49.00
06/28/2001   1158       JERRY FENSTERMAKER                     REIMBURSE FOR EXPENSES            -706.54
06/28/2001   1159       JUDITH M. VAN ROSSUM                   CONSULTING                      -9,924.98
06/28/2001   1160       ROBERTS & ASSOCIATES, INC.             APPRAISAL                       -1,450.00
06/28/2001   1161       INTERLAND, INC.                        DUES & SUBSCRIPTIONS               -60.00
06/28/2001   1162       OZARK MOUNTAIN LAWN CARE               LAWN CARE                         -233.00
06/29/2001   Transfr    PAYROLL                                                                               -38,314.90
06/30/2001   1163       OZARK MOUNTAIN LAWN CARE               LANDSCAPING & LAWN CARE         -1,240.00
06/30/2001   1164       JERRY FENSTERMAKER                     REIMBURSE FOR EXPENSES            -810.38
06/30/2001              PETTY CASH                             TRANSFER                                        -1,766.97
06/30/2001              VOIDED CREDIT BUREAU SERVICE           CREDIT SERVICE                      35.98
                                                                                             --------------------------
                                                                                             -118,839.47      -96,143.82
                                                                                             --------------------------

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    JUNE 2001
                          CASE NUMBER: 01-03105-ECF-RTB
                               ACCOUNT 1108160482



           Date                   Num            Name          Purpose          Amount         Transfer
--------------------------- ---------------- ------------- ----------------- -------------- ---------------
         06/06/2001                                         SERVICE CHARGE          -15.00
                                                                             -------------- ---------------
TOTAL PAYROLL ACCT.             -15.00           0.00                               -15.00            0.00
                                                                             -------------- ---------------
TOTAL                                                                               -15.00            0.00
                                                                             -------------- ---------------

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    JUNE 2001
                          CASE NUMBER: 01-03105-ECF-RTB
                               ACCOUNT 03755504405


        Date               Num         Name        Purpose        Amount      Transfer
---------------------- ------------- ---------- --------------- ------------ ------------
                                                SERVICE CHARGE       -28.00
06/29/2001
                                                                ------------ ------------
TOTAL PAYROLL ACCT.       -15.00       0.00                          -28.00         0.00
                                                                ------------ ------------
TOTAL                                                                -28.00         0.00
                                                                ------------ ------------

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    MAY 2001
                          CASE NUMBER 01 03105-ECF-RTB
                               ACCOUNT 0040030116

                      DATE        NUM                NAME                AMOUNT    TRANSFER
---------------------------------------------------------------------------------------------
101100  CASH (GROUPING)
    PAYROLL ACCOUNT - NBA
                  06/01/2001               TRANSFER FROM DEALER                    16,064.54
                  06/01/2001    42681184  Internal Revenue Service    -16,064.54
                  06/04/2001    1070      Fenstermaker, Jerry L        -3,367.25
                  06/04/2001              TRANSFER FROM DEALER                       5,000.00
                  06/13/2001    1096      Fenstermaker, Jerry L        -2,606.44
                  06/14/2001    1097      Missouri Department of Re    -3,424.00
                  06/15/2001    1071      Barnett, Russell Dale        -2,057.18
                  06/15/2001    1072      Boursheski, James L          -1,659.97
                  06/15/2001    1073      Carlson, Arthur P              -509.05
                  06/15/2001    1074      Chenoweth, Kenneth W.        -1,848.46
                  06/15/2001    1075      Cole, Shirley A.               -617.63
                  06/15/2001    1076      Duncan, Sherrie L.           -1,044.55
                  06/15/2001    1077      Engle, Vickie L.               -710.66
                  06/15/2001    1078      Gaines, Kimberlee D.           -714.96
                  06/15/2001    1079      Grayson, Lola M                -759.93
                  06/15/2001    1080      Harrison, James W.           -2,274.50
                  06/15/2001    1081      Hall, Rinda A.                 -303.41
                  06/15/2001    1082      Hendricks, Cecily L.           -531.46
                  06/15/2001    1083      Lofton, Anica R.               -663.77
                  06/15/2001    1084      Martin, David T.             -2,292.13
                  06/15/2001    1085      McCown, Sam A.                 -482.25
                  06/15/2001    1086      McLean, Julie D.               -810.94
                  06/15/2001    1087      Newman, Stacy A.             -1,272.92
                  06/15/2001    1088      Newman, W. Terry             -2,190.45
                  06/15/2001    1089      Nimmo, Kimberly A.             -541.72
                  06/15/2001    1090      Pederson, Lonnie D.          -1,858.70
                  06/15/2001    1091      Schaefer, Richard B.         -1,451.70
                  06/15/2001    1092      Shaver, Janice A.              -702.28
                  06/15/2001    1093      Snee, Mindy J.                 -626.71
                  06/15/2001    1094      Taylor, Trent L.             -1,579.95
                  06/15/2001    1095      Weddle, Heather L.             -811.20
                  06/15/2001              TRANSFER FROM DEALER                     33,670.57
                  06119/2001    42681184  Internal Revenue Service    -13,374.76
                  06/19/2001              TRANSFER FROM DEALER                     13,374.76
                  06/21/2001    1098      Fenstermaker, Jerry L        -4,016.62
                  06/21/2001              TRANSFER FROM DEALER                      4,016.62
                  06/29/2001    1109      Barnett, Russell Dale        -2,057.19
                  06/29/2001    1110      Boursheski, James L          -1,659.97
                  06/29/2001    1111      Carlson, Arthur P              -346.06
                  06/29/2001    1112      Chenoweth, Kenneth W.        -1,848.45
                  06/29/2001    1113      Cole, Shirley A.               -642.28
                  06/29/2001    1114      Duncan, Sherrie L.           -1,044.57
                  06/29/2001    1115      Engle, Vickie L.               -707.11



                                      8-e

                          STEVENS FINANCIAL GROUP, INC.
                            DISBURSEMENTS BY ACCOUNT
                                    MAY 2001
                          CASE NUMBER 01-03105-ECF-RTB
                               ACCOUNT 0040030116

                    DATE        NUM            NAME                      AMOUNT    TRANSFER
                --------------------------------------------------------------------------
                  06/29/2001    1116    Gaines, Kimberlee D.           -714.96
                  06/29/2001    1117    Gilbert, Norman R              -132.52
                  06/29/2001    1118    Grayson, Lola M                -710.73
                  06/29/2001    1119    Hall, Rinda A.                 -765.45
                  06/29/2001    1120    Harrison, James W.           -2,274.50
                  06/29/2001    1121    Hendricks, Cecily L.           -568.12
                  06/29/2001    1122    Lofton, Anica R.               -668.43
                  06/29/2001    1123    Martin, David T.             -2,292.15
                  06/29/2001    1124    McCown, Sam A.                 -482.23
                  06/29/2001    1125    McLean, Julie D.               -802.53
                  06/29/2001    1126    Newman, sStacy               -1,272.90
                  06/29/2001    1127    Nimmo, Kimberly A.           -2,190.44
                  06/29/2001    1128    Pederson, Lonnie D.            -533.55
                  06/29/2001    1129    Schaefer, Richard B.         -1,858.69
                  06/29/2001    1130    Shaver, Janice A.            -1,451.69
                  06/29/2001    1131    Snee, Mindy J.                 -766.43
                  06/29/2001    1132    Taylor, Trent L.               -636.29
                  06/29/2001    1133    Weddle, Heather L.           -1,579.95
                  06/29/2001    1134    Fenstermaker, Jerry L.         -811.19
                  06/29/2001    1135    Harrison, James W.           -4,016.63
                  06/29/2001    1136    Harrison, James W.           -1,463.25
                  06/29/2001            TRANSFER FROM DEALER                      38,314.90
                                                                   ------------------------
TOTALS                                                             -105,468.37   110,441.39
                                                                   ========================

                                  EXHIBIT 4 TO
                              DISCLOSURE STATEMENT

                             SFG INVESTOR COMMITTEE

COMMITTEE MEMBERS

Gary Alter
1485 Sandpointe Ct.
Manchester, MO 63021

Rodger M. Buffington
2019 E. 455th Rd.
Halfway, MO 65663

Charles D. Glazzard, MD
Margaret Glazzard
288 S. Elk Valley Dr.
Nixa, MO 65714

Gerold Koehler
Linda Koehler
3207 N. St. Louis
Joplin, MO 64801

Verlie & Luella Niccum Trust
Attn: Dennis Niccum, Trustee
N 8498 Hwy 53
Holmen, WI 54636

Bill Anderson
RR2, Box 246
Russellville, MO 65074

Loy E. Scroggins
1852 E. Meadowmere
Springfield, MO 65804

Counsel:

Raymond I. Plaster
Plaster & Mooney LLLP
1705 N. Jefferson
Springfield, Missouri 65803


EXHIBIT 4  INVESTOR COMMITTEE          1

                                    EXHIBIT 5
                             TO DISCLOSURE STATEMENT
               SFG HOLDING CONSOLIDATED WITH IFR JOINT VENTURE

                                                 SFG HOLDINGS CO.

                                                   BALANCE SHEET
                               -------------------------------------------------

                               Immediately before Plan             Upon
                                       Approval               Reorganization
                      ASSETS
Cash                                   9,000,000   (a)             800,000   (1)
Line of Credit for VFR                        --                 5,000,000   (2)
Contract Receivables:

      United States                    4,000,000   (b)           4,000,000
       Canada                          3,000,000   (c)           3,000,000
Investment in Joint Venture                   --                  1,000,000  (3)
Fixed Assets                              50,000   (d)              50,000
                                      ----------                ----------
        Total Assets                  16,050,000                13,850,000
                                      ==========                ==========






                LIABILITIES
Accounts Payable                          50,000                    50,000
Administrative Claims                  1,700,000                        --
General Claims
                                      ----------                ----------
Liability for Liquidation Pool .         500,000   (e)                  --
                                      ----------                ----------

     Total Liabilities                 2,250,000                    50,000   (4)



                 EQUITY

      Total Equity                    13,800,000                   800,000
                                      ----------                ----------

      Total Liabilities & Equity      16,050,000                13,850,000
                                      ==========                ==========

(a) Cash is derived from the sale of the corporate headquarters and various claims settlements now in process.

(b) United States contracts are greater than the amount shown on the Monthly Operating Report on file with the Bankruptcy Court. This is due to anticipated control being taken of certain portfolios from former related parties of the Debtor.

(c)   Canadian contracts are shown here in US dollars.

(d) Fixed Assets are shown at current fair market value at reorganization date.

(e) Pool of monies for creditors that vote for the Plan and elect the Liquidation Pool option.

(1)   Cash remaining after 2, 3, and 4.

(2) Revolving line of credit used by VFR to purchase bulk auto receivables contracts.

(3)   Equity  investment for 90% interest in VFR joint venture.

(4)   Paid off at time of Plan approval.

                 SFG HOLDING CONSOLIDATED FINANCIAL STATEMENTS

                                                      BALANCE SHEET
                                                YEAR 1            YEAR 2          YEAR 3          YEAR 4           YEAR 5
                 ASSETS
Cash                                         $  4,771,278     $  4,451,567     $  4,828,549     $  6,773,223     $ 12,069,153
Contracts Receivable - Auto                    15,006,998       18,833,737       24,542,902       30,229,171       32,833,811
less Reserve for Bad Debt                      (2,677,778)      (3,757,608)      (5,356,958)      (6,412,607)      (6,703,281)
                                             --------------------------------------------------------------------------------

   Net Loans                                   12,329,221       15,076,130       19,185,944       23,816,564       26,130,530
Contracts Receivable -Water                     5,356,093       10,861,160       16,703,166       23,029,495       29,748,008
less Reserve for Bad Debt                        (416,701)        (819,027)      (1,263,833)      (1,747,091)      (2,254,108)
                                             --------------------------------------------------------------------------------

    Net Loans                                   4,939,392       10,042,133       15,439,333       21,282,404       27,493,900
Fixed Assets                                      180,000          180,000          180,000          180,000          180,000
less Accumulated Depreciation                    (109,450)        (140,900)        (160,000)        (170,000)        (180,000)
    Net Fixed Assets                               70,550           39,100           20,000           10,000                0
                                             --------------------------------------------------------------------------------

   Total Assets                              $ 22,110,441     $ 29,608,929     $ 39,473,826     $ 51,882,192     $ 65,693,583

              LIABILITIES

Accounts Payable & Accrued Expenses          $     50,000     $     50,000     $     50,000     $     50,000     $     50,000
Accrued Interest Expense - LOC -3rd Party               0                0           35,938           73,438          110,938
(water)
Accrued Interest - $ 10 m Investors               114,583          239,583          250,000          250,000            8,333
Accrued Commissions Payable                        18,750           22,500           30,000           37,500           37,500
Deferred Discount on Contracts Receivable         406,952          462,515          535,391          618,977          647,580
Line of Credit - 3rd Party (water)                      0                0        5,000,000       10,000,000       15,000,000
Principle - New Investors                       5,000,000       10,000,000       10,000,000       10,000,000       10,000,000
Minority Interest                                 771,651        1,224,684        2,528,408        4,289,737        6,753,535
                                             --------------------------------------------------------------------------------

   Total Liabilities                            6,361,937       11,999,283       18,429,736       25,319,651       32,607,885
                   OWNER'S EQUITY

Contributed Capital                             4,936,500        4,936,500        4,936,500        4,936,500        4,936,500
Retained Earnings                               7,866,349        7,413,316        6,109,592        4,348,263        1,884,465
Current Earnings  (before income taxes)   (B)   2,945,656        7,641,282       14,760,902       24,422,132       35,790,539
Distribution to Original SFG Investors    (A)          (0)      (2,381,452)      (4,762,903)      (7,144,355)      (9,525,807)
    TOTAL EQUITY                               15,748,504       17,609,646       21,044,091       26,562,540       33,085,698
                                             --------------------------------------------------------------------------------

    TOTAL LIABILITIES & OWNERS' EQUITY       $ 22,110,441     $ 29,608,929     $ 39,473,826     $ 51,882,192     $ 65,693,583
                                             ================================================================================

(A) Original SFG Investors will hold Preferred Stock and Common Stock in SFG Holdings.

(B) Income Taxes are impacted by an approximately $25 - $35 million dollar Net Operating Loss carryforward from the former SFG Company.

         The accompanying notes to financial statements are an integral part of these reports.

                                 SFG HOLDING CONSOLIDATED FINANCIAL STATEMENTS

                                                INCOME STATEMENT

                                                      Year 1           Year 2          Year 3           Year 4           Year 5
                  INCOME
Interest Income - Contracts Receivable - Auto     $  3,555,227     $  4,739,692     $  6,187,851     $  7,852,255     $  8,962,734
Interest Income - Contracts Receivable - Water         449,769        1,453,103        2,494,351        3,618,938        4,825,148
Bad Debt Expense                                      (406,366)        (471,091)        (545,921)        (640,699)        (708,839)
Amortized Discount on Purchase                         386,048          447,537          518,625          608,664          673,397
Gain (Loss) on Sale of Contracts                     1,479,384        1,972,512        2,650,563        3,390,255        3,698,460
   TOTAL INCOME                                      5,464,061        8,141,752       11,305,469       14,829,414       17,450,900

                EXPENSES

Interest Expense:

Line of Credit - 3rd Party (water)
                                                             0                0          225,000          675,000        1,125,000
Interest - $10 m Investors                             270,833          770,833        1,000,000        1,000,000        1,000,000
Commission Expense - $ 10 m Investors                  250,000          250,000                0                0                0
OPERATING EXPENSES

Commission Exp. Water
                                                       119,300          132,810          171,650          211,725          220,200
Servicing Fees - Auto                                  344,463          483,188          654,257          847,895          975,425
Servicing Fees - Water                                 108,361          350,091          600,956          871,899        1,162,507
Legal                                                   43,800           43,800           43,800           43,800           43,800
General & Administrative                             1,350,198        1,383,953        1,471,087        1,507,864        1,545,561
 TOTAL EXPENSES                                      2,486,956        3,414,676        4,166,750        5,158,183        6,072,493
                                                  --------------------------------------------------------------------------------

 INCOME FROM OPERATIONS                              2,977,106        4,727,077        7,138,719        9,671,230       11,378,407
Depreciation                                            31,450           31,450           19,100           10,000           10,000
                                                  --------------------------------------------------------------------------------

   INCOME FROM OPERATIONS NET OF DEPRECIATION        2,945,656        4,695,627        7,119,619        9,661,230       11,368,407
Income Taxes (see note re: NOL Carryforward)  (B)            0                0                0                0
                                                  --------------------------------------------------------------------------------

   NET INCOME AFTER TAXES                            2,945,656        4,695,627        7,119,619        9,661,230       11,368,407

Minority Interest                                      526,651          853,033        1,303,724        1,761,329        2,063,798
                                                  --------------------------------------------------------------------------------

   NET INCOME AFTER MINORITY INTEREST             $  2,419,004     $  3,842,594     $  5,815,896     $  7,899,901     $  9,304,609
                                                  ================================================================================

Note B: Income Taxes are impacted by an approximately $ 25 - $35 million dollar Net Operating Loss carryforward from the former SFG Company.

         The accompanying notes to financial statements are an integral part of these reports.

                                 SFG HOLDING CONSOLIDATED FINANCIAL STATEMENTS

                                                CASH FLOWS FROM OPERATIONS
                                         Year 1          Year 2           Year 3           Year 4          Year 5
AUTO
Collection of Contracts              $ 10,279,896     $ 13,430,600     $ 17,266,033     $ 21,708,231     $ 24,691,069
Receivable
Sales of Bulk Loans                    14,506,128       19,341,504       25,990,146       33,243,210       36,265,320
      Subtotal Auto Inflows            24,786,024       32,772,104       43,256,179       54,951,441       60,956,389
 Bulk Purchases                        25,494,000       28,774,800       48,288,000
                                                                                          38,482,000       50,616,000
Commission on Bulk Purchases              100,550          129,060          164,150          204,225          220,200
 Servicing Fees                           344,463          483,188          654,257          847,895          975,425
       Subtotal Auto Outflows          25,939,013       29,387,048       39,300,407       49,340,120       51,811,625
                                     --------------------------------------------------------------------------------
     SUBTOTAL AUTO                     (1,152,989)       3,385,056        3,955,772        5,611,321        9,144,764
WATER
Collection of Contracts
Receivable                                749,777        2,422,362        4,158,151        6,032,868        8,043,652
       Subtotal Water Inflows             749,777        2,422,362        4,158,151        6,032,868        8,043,652
 Bulk Purchases                         5,239,400        6,072,000        7,061,000        8,257,000        9,430,000
New Investors - Contributions          (5,000,000)      (5,000,000)               0                0                0
New Investors - Commission                250,000          250,000                0                0                0
Expense
New Investors - Interest Payments         156,250          645,833          989,583        1,000,000        1,241,667
Funding from Line of Credit                     0                0       (5,000,000)      (5,000,000)      (5,000,000)
Interest Expense - Line of Credit               0                0          189,063          637,500        1,087,500
Servicing Fees                            108,361          350,091          600,956          871,899        1,162,507
                                     --------------------------------------------------------------------------------
       Subtotal Water Outflows            754,011        2,317,925        3,840,602        5,766,399        7,921,673
                                     --------------------------------------------------------------------------------
     SUBTOTAL WATER                        (4,234)         104,437          317,549          266,469          121,979
     TOTAL INFLOWS                     (1,157,224)       3,489,493        4,273,321        5,877,790        9,266,742

G&A
General & Administrative
                                        1,350,198        1,383,953        1,471,087        1,507,864        1,545,561
Legal Expenses                             43,800           43,800           43,800           43,800           43,800
    TOTAL GENERAL &                     1,393,998        1,427,753        1,514,887        1,551,664        1,589,361
    ADMINISTRATIVE
                                     --------------------------------------------------------------------------------

    NET CASH FLOW - OPERATIONS         (2,551,222)       2,061,740        2,758,434        4,326,126        7,677,381
Net Financing Activity                          0                0                0                0                0
Cash Equity Infusion (SFG)                125,000                0                0                0                0
Distributions to Former SFG      (A)           (0)      (2,381,452)      (2,381,452)      (2,381,452)
Investors                              (2,381,452)
   NET EQUITY CASHFLOWS
                                          125,000       (2,381,452)      (2,381,452)      (2,381,452)      (2,381,452)
BEGINNING CASH BALANCE                  7,197,500        4,771,278        4,451,567        4,828,549        6,773,223
                                     --------------------------------------------------------------------------------
ENDING CASH BLANCE                   $  4,771,278     $  4,451,567     $  4,828,549     $  6,773,223     $ 12,069,153
                                     ================================================================================


(A) Original SFG Investors will hold Preferred Stock and Common Stock in SFG Holdings.

         The accompanying notes to financial statements are an integral part of these reports.

                               NOTES TO EXHIBIT 5

      The Trustee has prepared Exhibit 5 to illustrate projected operations and distributions under the Plan. The projections are based on specific assumptions, summarized in these accompanying notes.

1.    LIMITATIONS.

      1.1.  PURPOSE OF PROJECTIONS; NO AUDIT

            Exhibit 5 has been prepared to depict the impact of the proposed restructuring of claims against the Estate and to estimate possible results of operations of SFG in accordance with the Trustee's Plan of Reorganization. The projections have been developed by current management and have not been audited or reviewed by an independent accountant and are not based upon any formal valuation of the company. The projections have been prepared for illustration purposes, and are therefore not necessarily in accordance with generally accepted accounting principles.

      1.2.  EXPLANATORY NOTES INCORPORATED.
            These notes constitute an integral part of the projections.

      1.3. PROJECTIONS BASED ON STATED ASSUMPTIONS.

            The estimates contained in the projections are based solely upon the assumptions described herein. There can be no assurance that any of the assumptions will be realized and all assumptions are subject to various risks.

      1.4.  LIMITED PURPOSE OF PROJECTIONS.

            These projections have been prepared solely for purposes of illustrating the feasibility of the accompanying Plan of Reorganization, should the assumptions described herein be correct. Accordingly, these projections should not be used for any other purpose.

2. AMOUNT, CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.

      2.1. ESTIMATE OF CLAIM AMOUNTS AND TREATMENT.

            For the projections contained in Exhibit 5, the following claim amounts and classification, as described in the text of the Disclosure Statement, have been assumed:

--------------------------------------------------------------------------------
   CLASS NO.              CLASS NAME                           ESTIMATED TOTAL
--------------------------------------------------------------------------------
  1-A              Administrative Claims                            $2,000,000
--------------------------------------------------------------------------------
  1-B              Priority Wage Claims                                 12,000
--------------------------------------------------------------------------------
  1-C              Priority Benefit Claims                                   0
--------------------------------------------------------------------------------
  1-D              Priority Deposit claims                                   0
--------------------------------------------------------------------------------
  1-E              Priority Tax Claims                                  55,000
--------------------------------------------------------------------------------
  2-A              Great Southern Building Claim                     1,650,000
--------------------------------------------------------------------------------
  2-B              Great Southern Portfolio Claim                            0
--------------------------------------------------------------------------------
  2-C              Sinclair Bank Portfolio Claim                             0
--------------------------------------------------------------------------------
  2-D              Colonial Trust Claim                              5,000,000
--------------------------------------------------------------------------------
  2-E              Lessor Secured Claim                                      0
--------------------------------------------------------------------------------
  2-F              Deposit Secured Claim                                     0
--------------------------------------------------------------------------------
  3-A              FRI Investor Claims                              66,000,000
--------------------------------------------------------------------------------
  3-B              Subordinate FRI Investor Claims                  11,000,000
--------------------------------------------------------------------------------
  3-C              Potential Defendant Claims                                0
--------------------------------------------------------------------------------
  3-D              General Claims                                      400,000
--------------------------------------------------------------------------------
  3-E              Inter-Company Claims                                      0
--------------------------------------------------------------------------------
  4-A              Interests                                               N/A
--------------------------------------------------------------------------------

      2.2. ADDITIONAL INFORMATION REGARDING CLAIMS.

      Additional details regarding the estimated amounts is as follows:

            2.2.1. 1-A ADMINISTRATIVE CLAIMS.

      Administrative claims consist of costs and expenses incurred since the Petition Date in the administration of the Estate, including ordinary operating expenses, payroll and related expenses, lease payments, and professional fees. As of August 31, the Estate had accrued and unpaid obligations for accrued taxes and other ordinary course expenses and the following professional fees:

--------------------------------------------------------------------------------
 PROFESSIONAL                   SERVICES PERFORMED                  AMOUNT OWED
--------------------------------------------------------------------------------
 MCA                            Accountants for Debtor              $131,165.00
--------------------------------------------------------------------------------
 Quarles, Brady, Streich Lang   Attorneys for Debtor                 187,000.00
--------------------------------------------------------------------------------
 Stolar Partnership             Special Litigation Counsel           173,003.68
--------------------------------------------------------------------------------
 Deacy & Deacy                  Special Litigation Counsel            24,192.86
--------------------------------------------------------------------------------
 Kirkpatrick, Phillips &        Investor Committee Accountant         37,622.00
 Miller
--------------------------------------------------------------------------------
 Plaster & Moon                 Counsel for Investors                113,549.98
                                Committee
--------------------------------------------------------------------------------
 Osborn Maledon                 Attorneys for Trustee                288,133.81
--------------------------------------------------------------------------------
 L. Geoffrey Consulting        Forensic accountant                    13,458.45
--------------------------------------------------------------------------------
 Biltmore Associates            Trustee services                     127,770.87
--------------------------------------------------------------------------------
 TOTALS                                                           $1,094,896.65
--------------------------------------------------------------------------------

      The Estate will continue to incur professional fees for the Trustee's counsel and accountants and the Investor Committee's counsel and accountants through the effective date. The Trustee believes these expenses will aggregate $1,750,000 to $2,000,000, and has based the accompanying projections on the high end of this estimate.

      The projections assume that administrative claims will be paid on or shortly after the Effective Date from the proceeds of settlements with Potential Defendants.

            2.2.2. 1-E PRIORITY TAX CLAIMS.

      Priority Tax Claims consist of property tax claims aggregating $55,000, payable in quarterly installments over four years. 2.2.3. 2-A GREAT SOUTHERN BUILDING SECURED CLAIM.

      The projections assume that this secured claim will be paid in full from the proceeds of the sale of the office building prior to the Effective Date.

3.    ASSETS AVAILABLE ON EFFECTIVE DATE.

      3.1. CASH.

      The projections assume that, as of the Effective Date, SFG Holding and the Reorganized Debtor will have $7,000,000 in cash, after the payment of all Priority Claims. The Trustee estimates that, by the Effective Date, the Estates will have received $2,000,000 from the sale of the office building, after payment of the secured claim, and will have recovered $7,000,000 from settlement of Potential Defendant claims.

      3.2.  LOAN PORTFOLIO.

      The projections assume that, as of the Effective Date, SFG Holdings and the Reorganized Debtor will have a consumer loan portfolio of $7,000,000, including the remaining balance of its existing portfolio, the balance of the Canadian subsidiary's portfolio, and certain recoveries from the Potential Defendants.
4.    JOINT VENTURE.

      The projections assume that the proposed joint venture will be consummated on the Effective Date. The Joint Venture is the main United States operational entity. It is owned, at formation, 90% by SFG Holding and 10% by IFR. IFR is an unrelated party, heavily experienced in origination, servicing and collection of sub-prime paper. Additional assumptions with respect to the joint venture are as follows.

      4.1.  JOINT VENTURE TERMS.

      The terms of the Joint Venture, to be submitted to the Bankruptcy Court as follows, are assumed to be consistent with the terms set forth on Attachment A.

      4.2.  OTHER OPERATIONS.

      The projections assume that SFG Holding will advance funds and assign consumer loans to the joint venture and that the Reorganized Debtor will continue to operate an auto loan financing operation.

      4.3. PARTICIPATION IN RECOVERY OF CLAIMS.

      The projections assume that SFG Holding will receive the proceeds of settlements with Potential Defendants and that the joint venture will not participate in such proceeds.

5.     OPERATION ASSUMPTIONS.

      5.1.  FINANCIAL STATEMENTS.

      The operations of SFG Holding, the Reorganized Debtor, the Canadian wholly owned subsidiary and the VFR Joint Venture are consolidated in the accompanying financial projections. IFR's minority interest is reflected as a liability on the Balance Sheet.

      5.2.  MINORITY SHARE.

      IFR's minority interest will be 10% initially and will reach a maximum of 20%, only after they have sold $2.5 million in Certificates and use their 5% commission earned to "acquire" the next 10% equity interest.

      5.3.  AUTO BUSINESS.

      Bulk auto loans are purchased at a 25% discount at three months of age, held for 3 months. Debtor's most recent purchases were based on a 30-40% discount. Then 90% of that purchase is then sold at an 18 % discount, consistent with Debtor's recent experience. The average term is 30 months, loan amount is $6000 and interest rate is 25%. No bad debt expense is experienced beyond the 25 points purchased consistent with Debtor's recent experience. Cash flow for the Auto Business is derived from a Line of Credit (LOC) furnished to VFR by SFG Holding. All cash available from the Auto Business is reinvested in Auto paper throughout the five year period shown.

      5.4. HOME IMPROVEMENT/WATER BUSINESS.

      Based upon historical experience of Eagle Financial, individual water softener system loans are purchased at a 8% discount at origination, and held through out their life. The average term is 60 months, loan amount is $4000 and interest rate is 18.5%. No bad debt expense is experienced beyond the 8 points purchased at.

Cash flow for the Home Improvement/Water Business is derived from the proceeds of a Private Placement Memorandum (PPM). All cash available from the Home
Improvement/Water Business is reinvested in Home Improvement/Water paper throughout the five year period shown.

      5.5.  SERVICING OF LOAN PORTFOLIOS.

      The Servicing of both the Auto and Home Improvement/Water loan portfolios will be done by Eagle Financial of Springfield, Missouri. Eagle is an existing servicer of sub-prime water conditioning paper, whose management has decades of experience in servicing and collecting sub-prime loans.

      5.6.  FINANCING .

      The projections assume that a line of credit will be furnished by SFG Holding from settlement proceeds and any other available funds to auto lines at prime plus 2. The PPM furnished for the water loans is 5 year fixed rate certificates at 10%.

      5.7.  CANADIAN OPERATIONS.

      The projections assume that Debtor's Canadian operations will continue. Consumer loans from Canadian operations are assumed to have averages term of 20 months, and interest rate of 27%, based upon current averages. The projections assume that the consumer loans will be purchased at a 20% discount, with 10 points amortized as Discount and 10 points for bad debt expense. Based on these assumptions, the projections suggest that Canadian operations will contribute in excess of US$1,000,000 profit in year five.

      5.8.  SFG HOLDING PERSONNEL.

      The projections assume that SFG Holding will be staffed with the CEO and three other persons to manage the public entity. SFG Holding will supervise the Joint Venture and the Canadian operations. It will also provide all public reporting and shareholder relations.
      5.9.  CASH AVAILABLE FOR DISTRIBUTION.

      Distributions between years 1-5 are projected and reflected on the Balance Sheet, based upon available funds.

      5.10. POTENTIAL SALES PROCEEDS IF COMPANY IS SOLD AT END OF YEAR 5.

      If at the end of five years, the company is sold, the original investors might receive all of their original investment. About $9.5 million is projected to be paid out to Investors over the five-year period and the remainder of the Preferred Stock will be repaid at time of the sale of the business to another company, in the form of stock or perhaps some cash. This would be contingent upon the successful financial results of the company's operations, market conditions at the time of any sale, and the tax treatment of sale proceeds.

THE PROCEEDS FROM SUCH A SALE ARE DETERMINED BY MARKET CONDITIONS AT THE TIME AN OFFER IS MADE AND ARE SUBJECT TO SHAREHOLDER APPROVAL.

                       ATTACHMENT A (JOINT VENTURE TERMS)

o IFR (an unrelated holding company) will acquire at closing, a 10% interest in VFR, a 90% owned subsidiary of SFG Holding.

o IFR will provide the going concern value of the enterprise (employees and operations in place, contacts in the industry, location, etc.) for 10% of the Joint Venture, at closing. IFR will purchase an additional 10% of equity interest by contributing their 5% sales commission on the first $2.5 million in Certificate sales.

o VFR will hire auto originators and servicing personnel to the extent practical from the old SFG.

o VFR will pay a reasonable Trustee fee in relation to the size and complexity of the offering. VFR has a Private Placement Memo in place to issue $10.0 million in Fixed Rate Certificates in early 2002.

o Eagle Financial, an affiliate of IFR, will enter into a Servicing Agreement with VFR for one year and pay normal market rate fees.

o     VFR will separate assets for collateralization purposes.

o Eagle Financial will enter into a Servicing Agreement with Stevens Funding (a 100% subsidiary of SFG Holding) at closing.

o SFG Holding will own 100% of Sinclair Credit of Canada, which will not be included in the Joint Venture.

o SFG Holding will provide a revolving warehouse line of credit to VFR for up to $5.0 million on market terms. This will not be subordinated to the Certificates and will be collateralized by the paper originated under the line.

o VFR will be managed by one representative from IFR and one from SFG Holding for the first 12 months.

o Upon sale of the company, all gains will be split in accordance with the equity ownership(80/20%), until the preferred shareholders are repaid in full. Any remaining gain will be split between IFR and the common shareholders on a 50/50 basis.

o     BANKRUPTCY COURT APPROVAL

o These Terms are subject to the approvals of the Trustee, Creditors Committee and the Bankruptcy Court.

                        ALTERNATE PLAN (NO JOINT VENTURE)

In the event that the joint venture is not consummated, the Company has developed an alternative plan that would provide a lesser level of projected earnings but still could produce distributions to the previous investors of $9.5 million during the next 5 years.

The main distinction in the Alternate Plan is that the reorganized SFG would not enter the Home Improvement/Water market but instead would merely use the same Estate resources as the recommended plan ($6.4 million in cash plus, $7.0 million in contracts) and reenter the Auto bulk purchase market and hold the receivables until maturity. The Canadian subsidiary would remain part of the business.

This approach does not require raising neither bank lines of credit nor the sale of Certificates. It could be viewed as the "worst case alternative" and yet as a minimum, it provides at least eleven times the return of funds more than a chapter 7 liquidation. In the event the Company was to be sold in the fifth year, an additional payout of $28-36 million might be available to the previous investors, in addition to the anticipated $9.5 million in distributions during the five-year period prior to sale. This would be contingent upon the successful financial results of the company's operations, market conditions at the time of sale, and the tax treatment of the sale proceeds.

                       ALTERNATIVE PLAN (NO JOINT VENTURE)
                        CONSOLIDATED FINANCIAL STATEMENTS

                                                Year 1           Year 2           Year 3          Year 4           Year 5
                          ASSETS
Cash                                         $    305,862     $    119,362     $     69,047     $    595,263     $  1,237,502
Contracts Receivable - Auto                    18,913,969       21,015,423       22,412,906       24,428,446       26,227,651
less Reserve for Bad Debts                     (3,679,286)      (4,521,595)      (4,759,217)      (5,164,310)      (5,505,677)
                                             --------------------------------------------------------------------------------
     Net Loans                                 15,234,683       16,493,828       17,656,689       19,264,136       20,721,974


Fixed Assets                                      180,000          180,000          180,000          180,000          180,000
less Accumulated Depreciation                    (109,450)        (140,900)        (160,000)        (170,000)        (180,000)

     Net Fixed Assets                              70,500           39,100           20,000           10,000                0
                                             --------------------------------------------------------------------------------
     TOTAL ASSETS                            $ 15,611,095     $ 16,652,290     $ 18,045,736     $ 19,869,399     $ 21,959,476


                       LIABILITIES


Accounts Payable & Accrued Expenses          $     50,000     $     50,000     $     50,000     $     50,000     $     50,000
Accrued Commissions Payable                        11,372            8,250           10,500           13,500           17,625
Deferred Discount on Contracts Receivable         406,952          462,515          535,391          618,977          647,580
                                             --------------------------------------------------------------------------------

     TOTAL LIABILITIES                       $    468,327     $    520,765     $    595,891     $    682,477     $    715,205


                          EQUITY


Contributed Capital                          $ 13,449,500     $ 13,449,500     $ 13,449,500     $ 13,449,500     $ 13,449,500
Current Earnings (before income taxes)         11,693,268        5,063,476        8,763,249        12,81,778       17,320,580
Distribution to original SFG Investors  (A)             0       (2,381,452)      (4,762,904)      (7,144,356)      (9,525,808)
                                             --------------------------------------------------------------------------------
    TOTAL LIABILITIES                          15,142,768       16,131,524       17,449,845       19,186,922       21,244,272
                                             --------------------------------------------------------------------------------
     TOTAL LIABILITIES & OWNERS' EQUITY      $ 15,611,095     $ 16,652,290     $ 18,045,736     $ 19,869,399     $ 21,959,476
                                             ================================================================================

(A)   Original SFG Investors hold Preferred Stock in Reorganized Entity.


         The accompanying notes to financial statements are an integral part of these reports.

                       ALTERNATIVE PLAN (NO JOINT VENTURE)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                INCOME STATEMENT

                                                    Year 1         Year 2           Year 3          Year 4         Year 5
                                                 -----------     -----------     -----------     -----------     -----------
                         INCOME
Interest Income - Contracts Receivable           $ 3,227,853     $ 5,173,511     $ 5,567,389     $ 6,067,811     $ 6,464,591
Bad Debt Expense                                    (406,366)       (471,091)       (545,921)       (640,699)       (708,839)
Amortized Discount of Purchase Price                 447,537
                                                                     386,048         518,625         608,664         673,397
        TOTAL INCOME                               3,207,535       5,149,956       5,540,093       6,035,776       6,429,149




                  EXPENSES
OPERATING EXPENSES

Commissions Expense - Auto                            86,425          83,310         100,900         123,225         136,950
Servicing Fees -Auto                                 300,054         542,037         570,090         605,831         636,547
Legal                                                 31,800          31,800          31,800          31,800          31,800
General & Administrative                           1,064,538       1,091,151       1,118,430       1,146,391       1,175,051
        TOTAL EXPENSES                             1,482,817       1,748,298       1,821,220       1,907,247       1,980,348
                                                   -------------------------------------------------------------------------


   INCOME FROM OPERATIONS                          1,724,718       3,401,658       3,718,873       4,128,529       4,448,802
Depredation                                           31,450          31,450          19,100          10,000          10,000
                                                   -------------------------------------------------------------------------

   INCOME FROM OPERATIONS NET OF DEPRECIATION      1,693,268       3,370,208       3,699,773       4,118,529       4,438,802

Income Taxes (see note re: NOL Carryforward)(B)            0               0               0               0               0
                                                   -------------------------------------------------------------------------

   NET INCOME AFTER TAXES                        $ 1,693,268     $ 3,370,208     $ 3,699,773     $ 4,118,529     $ 4,438,802

(B) Income Taxes are impacted by an approximately $ 25 - $35 million dollar Net Operating Loss carryforward from the former SFG Company.


         The accompanying notes to financial statements are an integral part of these reports.

                       ALTERNATIVE PLAN (NO JOINT VENTURE)
                        CONSOLIDATED FINANCIAL STATEMENTS

                                                                     CASH FLOWS FROM OPERATIONS
                                            Year 1            Year 2           Year 3          Year 4          Year 5
AUTO
Collection of Contracts Receivable        $ 10,211,304     $ 17,871,175     $  1,707,108    $ 26,249,915    $ 30,640,914
        Subtotal Auto Inflows               10,211,304       17,871,175       21,707,108      26,249,915      30,640,914
  Bulk Purchases                            15,631,500       13,924,800       17,257,000      21,738,000      25,641,000
Commissions - Bulk Purchases                    75,050           86,435           98,650         120,225         132,825
  Servicing Fees                               300,054          542,037          570,090         605,831         636,547
  Distribution to Former SFG Investors               0        2,381,452        2,381,452       2,381,452       2,381,452
                                           -----------------------------------------------------------------------------
             Subtotal Auto Outflows         16,006,604       16,934,724       20,307,192      24,845,508      28,791,824
                                           -----------------------------------------------------------------------------

     SUBTOTAL AUTO                          (5,795,300)         936,451        1,399,916       1,404,407       1,849,090

WATER

   SUBTOTAL WATER                                    0                0                0               0               0
                                           -----------------------------------------------------------------------------


   TOTAL INFLOWS                            (5,795,300)         936,451        1,399,916       1,404,407       1,849,090
G&A

General & Administrative
                                             1,064,538        1,091,151        1,118,430       1,146,391       1,175,051
Legal Expenses                                  31,800           31,800           31,800          31,800          31,800

                                           -----------------------------------------------------------------------------

   TOTAL G & A                               1,096,338        1,122,951        1,150,230       1,178,191       1,206,851
                                           -----------------------------------------------------------------------------

   NET CASH FLOW - OPERATIONS
                                            (6,891,638)        (186,500)         249,685         226,216         642,239

FINANCING ACTIVITY

   NET FINANCING ACTIVITY                            0                0                0               0               0

   NET EQUITY CASHFLOWS                      7,000,000                0                0               0               0
Beginning Cash Balance                         197,500          305,862          119,362         369,047         595,263
                                           -----------------------------------------------------------------------------
ENDING CASH BALANCE
                                          $    305,862     $    119,362     $    369,047    $    595,263    $  1,237,502
                                           -----------------------------------------------------------------------------


(A)   Original SFG Investors hold Preferred Stock in Reorganized Entity.


         The accompanying notes to financial statements are an integral part of these reports.

                                    EXHIBIT 6
                             TO DISCLOSURE STATEMENT
                         CHAPTER 7 LIQUIDATION ANALYSIS

                                    EXHIBIT 6
                         CHAPTER 7 LIQUIDATION ANALYSIS

 -------------------------------------------------------------------------------
                    Item                      Notes                 Amounts
 -------------------------------------------------------------------------------
 Cash                                             1                      100,000
 -------------------------------------------------------------------------------
 Receivables                                      2     4,000,000
 -------------------------------------------------------------------------------
   Less Bulk Sale Discount                        3   (1,000,000)      3,000,000
 -------------------------------------------------------------------------------
 Office Building                                  4                    4,000,000
 -------------------------------------------------------------------------------
 Furniture & Fixtures                             5       490,196
 -------------------------------------------------------------------------------
      Less Bulk Sale Discount (90%)               6     (441,176)         49,020
 -------------------------------------------------------------------------------
 Recoveries from Related Parties                  7                      500,000
 -------------------------------------------------------------------------------
 Recoveries from Avoidance Actions                8                      200,000
 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
 Proceeds All Assets                                                   7,849,020
 -------------------------------------------------------------------------------

 -------------------------------------------------------------------------------
 Secured Claim Building                           9                  (1,800,000)
 -------------------------------------------------------------------------------
 Asset Disposition Costs                         10                    (200,000)
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 Net Available for Priority
 -------------------------------------------------------------------------------
 & Unsecured Creditors                                                 5,849,020
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 Priority Claims
 -------------------------------------------------------------------------------
 Ch 11 Administrative Fees                       11                  (2,000,000)
 -------------------------------------------------------------------------------
 Ch 7 Trustees Fee                               12                    (321,924)
 -------------------------------------------------------------------------------
 Ch 7 Administrative Costs                       13                    (400,000)
 -------------------------------------------------------------------------------
 Priority Wage Claims                            14                     (12,000)
 -------------------------------------------------------------------------------
 Priority Tax Claims                             15                     (55,000)
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 Net Available for Non-Priority Claims                                 3,060,096
 -------------------------------------------------------------------------------
 -------------------------------------------------------------------------------
 Total Unsecured Claims                          16                   77,600,000
 -------------------------------------------------------------------------------
 Dividend Distribution Rate                                                3.94%
 -------------------------------------------------------------------------------

               NOTES TO LIQUIDATION ANALYSIS

      This liquidation analysis is based upon the following assumptions, which constitute an integral part of the analysis. Except as otherwise noticed, all recovery amounts are only estimates and the Trustee does not represent that the Estate will be able to recover the amounts indicated.

      NOTE 1. CASH. Debtor's cash balance is assumed to be $100,000, prior to the sale of the office building or the payment of administrative expenses.

      NOTE 2. RECEIVABLES. Receivables for the U.S. and Canadian operations are assumed to aggregate $4,000,000.

      NOTE 3. DISCOUNT FOR BULK SALE OF RECEIVABLES. This liquidation analysis is based upon the assumption that the consumer and commercial loan portfolio will be liquidated in one or more bulk sales. Based upon the recent experience of Debtor, this analysis estimates that such sales will require, on average, a discount of 25% from the net receivable amount for each of the receivables categories.

Exhibit 6 Liquidation Analysis         1

      NOTE 4. OFFICE BUILDING. The value of the office building is estimated based upon the highest offer for the building received to date. The Trustee expects to sell the office building prior to the Effective Date.

      NOTE 5. FURNITURE & FIXTURES. The going concern value of Debtor's furniture and fixtures is based upon the net book value as of July 31 , 2001.

      NOTE 6. DISCOUNT OF FURNITURE BULK SALE. This analysis assumes that Debtor's furniture, equipment and fixtures will be sold at a 90% discount from book value, based upon the Trustee's experience in other office liquidation sales.

      NOTE 7. RECOVERIES FROM AFFILIATES. This analysis assumes that the Estate will recover $500,000 on the Estate's claims against its former shareholders and officers based upon all theories of recovery, as described in Exhibit 2 to the Disclosure Statement. This estimate does not include any recoveries on claims that may be asserted by individual creditors, as described in Exhibit 2, and the estimated recovery is based, in part, upon the assumption that the assets of Debtor's principals will be substantially consumed by the cost of litigating against the Estate and individual creditors.

      NOTE 8. RECOVERY FROM AVOIDANCE ACTIONS. This analysis assumes that a Chapter 7 trustee would seek to recover preferential payments and avoidable transfers from investors based upon the legal principles discussed in Exhibit 2, and that the net recovery (after fees and costs) of pursuing such claims would be $200,000.

      NOTE 9. SECURED CLAIM ON OFFICE BUILDING. The amount of the Great Southern claim secured by the office building is based upon the July 31 balance due.

      NOTE 10. DISPOSITION COSTS. The analysis assumes the payment of a commission on the sale of the office building and additional costs in conducting an auction sale of Debtor's furniture and equipment.

      NOTE 11. CHAPTER 11 ADMINISTRATIVE COSTS. Administrative costs are estimated based upon the Trustee's current estimation of such costs through the effective date of the Plan.

      NOTE 12. CHAPTER 7 TRUSTEE FEE. Trustee's fees are estimated at 3% of total disbursements.

      NOTE 13. ADDITIONAL CHAPTER 7 COSTS. Additional fees and costs for the collection, liquidation, and administration of the chapter 7 case are estimated at $250,000.


      NOTE 14. WAGE PRIORITY CLAIMS. See discussion of these claims in Disclosure Statement.


      NOTE 15. TAX PRIORITY CLAIMS. See discussion of these claims in Disclosure Statement.


      NOTE 16. TOTAL UNSECURED CLAIMS. See discussion of these claims in Disclosure Statement.


Exhibit 6 Liquidation Analysis         1